As filed with the Securities and Exchange Commission on October 22, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ELEMENTAL ALTUS ROYALTIES CORP.
(Exact name of Registrant as specified in its charter)
Not applicable
(Translation of Registrant’s name into English (if applicable))
British Columbia (Province or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number (if applicable))	N/A (I.R.S. Employer Identification Number (if applicable))
1020 — 800 West Pender
Vancouver, British Columbia V6C 2V6, Canada
(604) 646-4527
(Address and telephone number of Registrant’s principal executive offices)
C T Corporation System
28 Liberty Street
New York, New York 10005
Tel: (212) 894-8940
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:
John Sabetti Fasken Martineau DuMoulin LLP Bay Adelaide Centre 333 Bay Street, Suite 2400 Toronto, Ontario M5H 2T6 Canada (416) 366-8381	David Gossen General Counsel & Corporate Secretary Elemental Altus Royalties Corp. 1020 — 800 West Pender Vancouver, British Columbia V6C 2V6, Canada (604) 646-4527	Thomas M. Rose Shona C. Smith Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, Massachusetts 02199-7613 United States (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☒
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
I-1

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except that delivery is not required where an exemption from the delivery requirements under applicable securities legislation is available.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the corporate secretary of Elemental Altus Royalties Corp. at the head and registered office of the Corporation located at Suite 1020 — 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada, telephone: +1 604-646-4527 and are also available electronically at www.sedarplus.ca.
New Issue and/or Secondary OfferingOctober 20, 2025
SHORT FORM BASE SHELF PROSPECTUS
ELEMENTAL ALTUS ROYALTIES CORP.
US$400,000,000
Common Shares
Subscription Receipts
Warrants
Units
Elemental Altus Royalties Corp. (“Elemental Altus” or the “Corporation”) may, from time to time, during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the “Prospectus”), remains valid, offer for sale up to US$400,000,000 (or the equivalent in other currencies determined at the time of issue) of: (i) common shares (“Common Shares”) (ii) subscription receipts (“Subscription Receipts”); (iii) warrants (“Warrants”); and (iv) units (“Units”) comprised of one or more of the other securities described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually a “Security”). This Prospectus may qualify an “at-the-market distribution” as defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”).
An investment in Securities involves significant risks that should be carefully considered by prospective purchasers before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement (as defined herein), should be carefully reviewed and considered by prospective purchasers in connection with any investment in Securities. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.
We may offer Securities in such amount as we may determine in light of market conditions and other factors that we deem relevant. The specific variable terms of any offering of Securities will be set out in one or more prospectus supplements (each, a “Prospectus Supplement”) to this Prospectus, including without limitation: (i) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution) and any other terms specific to the Common Shares being offered; (ii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the terms, conditions and procedures for the exchange of the Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other terms specific to the Subscription Receipts being offered; (iii) in the case of Warrants, the number of Warrants offered, the issue price, the terms, conditions and procedures for the exercise of the Warrants, the amount and type of securities that holders thereof will receive upon exercise thereof and any other terms specific to the Warrants being offered; and (iv) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other terms specific to the Units being offered. The Securities may be offered separately or together in any combination (including in the form of Units), and as separate series. Certain of our securityholders (each, a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.
Information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except where an exemption from the delivery requirements is available under applicable securities legislation. Each Prospectus Supplement will be incorporated by reference in this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. References to “United States dollars”, “$” or “US$” are to United States dollars. Canadian dollars are referred to as “Canadian dollars” or “CAD$”. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.
The Corporation is permitted under a multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference in this Prospectus have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), and thus may not be comparable to financial statements of United States companies prepared under United States generally accepted accounting principles.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is existing under the laws of British Columbia, Canada, that most of its officers and directors are not residents of the United States, that some or all experts named herein are not residents of the United States, and that a substantial portion of the assets of the Corporation and said persons are located outside the United States. See “Enforceability of Civil Liabilities”.
Investors should be aware that the acquisition, holding, or disposition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. You should read the tax discussion contained in the applicable Prospectus Supplement, if any, with respect to a particular offering of the Securities and consult your own tax advisor with respect to your own particular circumstances.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Our Common Shares are listed and posted for trading on the TSX Venture Exchange (the “TSX-V”) under the symbol “ELE”. Our Common Shares are also quoted for trading in the United States on the OTCQX market of the OTC Markets Group platform (the “OTCQX”) under the symbol “ELEMF”. On October 17, 2025, being the last trading day prior to the date of this Prospectus, the closing prices of the Common Shares on the TSX-V and OTCQX were CAD$24.56 and US$17.50, respectively.
Unless a Prospectus Supplement provides otherwise, any offering of Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market (if any), the transparency and availability of trading prices (if any), the liquidity of such Securities, and the extent of issuer regulation. See “Risk Factors”.
Securities may be sold to underwriters or dealers purchasing as principal, directly to one or more purchasers pursuant to applicable statutory exemptions, or through underwriters, dealers or agents. The Prospectus Supplement relating to a particular offering of Securities will identify any underwriter, dealer or agent engaged by us or a Selling Securityholder in connection with the offering and sale of such Securities, and will set out the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us or the Selling Securityholders, and any fees, discounts or any other compensation payable to any such underwriters, dealers or agents and any other material terms of the plan of distribution.
Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102 including sales made directly on the TSX-V or other existing trading markets for the Common Shares, provided that the requirements of Part 9 of NI 44-102 are complied with in connection with the filing of a Prospectus Supplement for an at-the-market distribution.
To the extent permitted by applicable law, in connection with any underwritten offering of Securities except with respect to “at-the-market distributions”, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, as defined under NI 44-102, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with such distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed pursuant to an “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities. See “Plan of Distribution”.
No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
The Corporation’s head and registered office is at Suite 1020 — 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada, telephone: +1 604-243-6511 ext. 2700.
Frederick Bell, Chief Executive Officer of the Corporation, Juan Sartori, Executive Chairman and a director of the Corporation, and David Baker, Chief Financial Officer of the Corporation, reside outside of Canada. In addition, Richard Evans, a Qualified Person (as such term is defined in NI 43-101 (as defined herein)) as well as Simon Vumbaca and Prashant Francis, directors of the Corporation, also reside outside of Canada. Accordingly, each of Messrs. Bell, Sartori, Baker, Evans, Vumbaca and Francis have appointed the Corporation, located Suite 1020 — 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada, as agent for services of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or corporation that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process. See “Agent for Service of Process”.

ABOUT THIS PROSPECTUS
Unless otherwise indicated or the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Elemental Altus”, the “Corporation”, “we”, “us” and “our” mean Elemental Altus Royalties Corp. and its consolidated subsidiaries.
This Prospectus provides a general description of the Securities that we may offer. Each time we offer and sell Securities under this Prospectus, we will provide prospective purchasers of such Securities with a Prospectus Supplement that will contain specific information about the terms of that specific offering of Securities. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, prospective purchasers of Securities should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under “Documents Incorporated by Reference.”
Information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements for each offering of Securities, that will be made available together with this Prospectus.
This Prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) relating to the Securities that the Corporation has filed with the U.S. Securities and Exchange Commission (the “SEC”). Under the U.S. Registration Statement, the Corporation may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of US$400,000,000. This Prospectus, which constitutes part of the U.S. Registration Statement, provides you with a general description of the Securities that the Corporation may offer. Each time the Corporation sells Securities under the U.S. Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference” herein and therein. This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to the Corporation and the Securities.
The use herein of the term “oz” refers to ounces and the use herein of the term “koz” refers to one thousand ounces.
Prospective purchasers of Securities should rely only on the information contained in or incorporated by reference in this Prospectus or an applicable Prospectus Supplement. We have not authorized anyone to provide prospective purchasers of Securities with different or additional information and provide no assurance as to the reliability of any such information. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted by law. Prospective purchasers of Securities should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the respective dates of those documents, as our business, results of operations, financial condition and prospects may have changed since those dates. This Prospectus should not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. The Corporation does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our corporate secretary at Suite 1020  — 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada, telephone: +1 604-646-4527, and are also available electronically at www.sedarplus.ca.

The following documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada, in which this Prospectus has been filed are incorporated by reference in and form an integral part of this Prospectus:
(a)
the Corporation’s annual information form dated August 18, 2025 (the “AIF”);

(b)
the audited consolidated annual financial statements of the Corporation for the years ended December 31, 2024 and 2023, together with the notes thereto and the report of the auditors thereon;

(c)
the management’s discussion and analysis of the Corporation for the years ended December 31, 2024 and December 31, 2023;

(d)
the unaudited condensed interim consolidated financial statements of the Corporation for the three and six months ended June 30, 2025 together with the notes thereto (the “Interim Financial Statements”);

(e)
the management’s discussion and analysis of the Corporation for the three and six months ended June 30, 2025;

(f)
the management information circular of the Corporation dated June 18, 2025 with respect to the annual general and special meeting of shareholders held on July 29, 2025 (the “Circular”);

(g)
the material change report dated September 12, 2025 in respect of the Arrangement (as defined herein) and the Elemental Altus Financing (as defined herein);

(h)
the material change report dated September 16, 2025 in respect of the Consolidation (as defined herein); and

(i)
the notice of special meeting of the Corporation’s shareholders and management information circular of the Corporation dated September 29, 2025 (the “Elemental Altus Financing Circular”).

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) subsequently filed by us with the securities commissions or similar regulatory authorities in the provinces and territories of Canada, after the date of this Prospectus and prior to the termination of the offering of any Securities under any Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.
In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to or furnished to the SEC by the Corporation after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. In addition, if and to the extent expressly provided in such reports, the Corporation may incorporate by reference into this Prospectus documents that the Corporation files with or furnishes to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). The documents of the Corporation filed with, or furnished to, the SEC are or will be made available through EDGAR at www.sec.gov.
Upon a subsequent annual information form and annual financial statements and related management’s discussion and analysis being filed by us with, and where required, accepted by the applicable securities regulatory authorities during the currency of this Prospectus, the AIF, any previous annual information form and all annual financial statements, interim financial statements, accompanying management’s discussion and analysis, and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed to no longer be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and the related management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, all interim financial statements and the related management’s discussion and analysis filed prior to the new interim financial statements shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon filing a subsequent management information circular relating to an annual meeting of shareholders being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the Circular for the preceding annual meeting of shareholders shall be deemed to no longer be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
Any statement contained in this Prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference herein or to constitute a part of this Prospectus.
All information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements for each offering of Securities that will be delivered to purchasers of such Securities, together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement. Investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in the Securities.
Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the U.S. Registration Statement, of which this Prospectus forms a part:
(a)
the documents listed under the heading “Documents Incorporated by Reference” in this Prospectus;

(b)
the consent of the Corporation’s independent auditor, PricewaterhouseCoopers LLP;

(c)
the consent of EMX’s independent auditor, Davidson & Company LLP;

(d)
the consent of each “qualified person” (for the purposes of NI 43-101 (as defined herein)) referred to in this Prospectus under the heading of “Interests of Experts”; and

(e)
the powers of attorney from directors and certain officers of the Corporation.

A copy of the form of any warrant indenture or warrant agency agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with or if and to the extent expressly provided in such reports furnished to the SEC under the U.S. Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, including the documents incorporated by reference herein, contain “forward-looking statements” or “forward-looking information” within the meaning of applicable Canadian and United States securities laws (collectively referred to herein as “forward-looking information”). Such forward-looking information may include, but is not limited to, information with respect to the Corporation’s objectives and the strategies to achieve these objectives, as well as information with respect to the Corporation’s beliefs, plans, expectations, anticipations, estimates, intentions, results, levels of activity, performance, goals and achievements. This forward-looking information is identified by the use of terms and phrases such as “may”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe”, “to its knowledge” or “continue” (including negative and grammatical variations thereof), including references to assumptions, although not all forward-looking information contains these terms and phrases.
Forward-looking information in this Prospectus and the documents incorporated by reference in this Prospectus include but are not limited to statements pertaining to: the terms of the Securities to be issued and the description thereof in the applicable Prospectus Supplement; the use of proceeds from any offering of Securities, as described in the applicable Prospectus Supplement; the availability of a market for Securities; the completion of the Elemental Altus Financing; the completion of the Arrangement and the timing thereof; the ability to satisfy the conditions to closing the Arrangement and the Elemental Altus Financing; the receipt of required regulatory and securityholder approvals by each of EMX (as defined herein) and the Corporation for the Arrangement and the Elemental Altus Financing, as applicable; the completion of the name change of the Corporation in connection with the Arrangement; the anticipated use of proceeds of the Elemental Altus Financing; the business and operations of the combined entity resulting from the Arrangement following the completion thereof; the expected market capitalization of the combined company resulting from the Arrangement following the completion thereof; the expected ownership percentage of Tether (as defined herein) after closing the Elemental Altus Financing and the Arrangement; the terms and conditions of the letter agreement with the Corporation’s lenders in connection with Tether’s exercise of the option pursuant to the Alpha Option Agreement (as defined herein); the Corporation’s ability to satisfy the conditions to closing the Laverton Acquisition and Dugbe Acquisition (each as defined herein); the sufficiency of the Corporation’s cash balance to fund its consolidated operating expenses at current levels; the Corporation’s continued development through organic growth and through acquisitions of royalties, streams and other rights; the Corporation’s continued expectation to purchase royalties and other rights; changes in revenue; the receipt of royalty and streaming revenue from mines or operations in Australia, Burkina Faso, Canada, Chile, Côte d’Ivoire, Kenya and Mexico; the receipt of royalty and streaming payments from mines or operations in other countries; changes in legislation, regulation or governments; the impact of the COVID-19 pandemic on the Corporation and on its royalties, stream and other rights; changes in commodity prices; deviations with respect to the Mineral Reserve and Mineral Resource estimates for the mines that are covered by royalties, stream and other rights owned by Elemental Altus; the ability of the Corporation’s counterparties to comply with the terms of their respective obligations under agreements with the Corporation, including but not limited to royalty obligations; information with respect to the cost of future production from mines underlying the Corporation’s royalty interests; information regarding future operating costs and capital costs; statements or information concerning the Corporation’s growth strategy and the Corporation’s future performance and business prospects and opportunities; and statements and information concerning the Corporation’s investments. The forward-looking information contained in this Prospectus, including the documents incorporated by reference herein, is provided for the purpose of assisting the reader in understanding the Corporation’s expected business, financial condition or results of operations and prospects and to present management’s assessment of future plans and operations. The reader is cautioned that such information may not be appropriate for other purposes.
Although the forward-looking information contained in this Prospectus, including the documents incorporated by reference herein, is based upon what the Corporation believes are reasonable assumptions in light of information currently available, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking information as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives and anticipations, estimates and intentions expressed in such forward-looking statements. Further information regarding these risks and uncertainties may be found under the heading “Risk Factors” in the AIF, this Prospectus and in the applicable Prospectus Supplement.

Consequently, all of the forward-looking information contained in this Prospectus, including the documents incorporated by reference herein, is qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that the Corporation anticipates will be realized or, even if substantially realized, that they will have the expected consequences or effects on the Corporation’s business, financial condition or results of operations. The Corporation does not undertake to update or amend such forward-looking information whether as a result of new information, future events or otherwise, except as may be required by applicable law. Unless otherwise stated, the forward-looking information contained in this Prospectus is made as of the date hereof.
NON-IFRS MEASURES
The financial statements of the Corporation that are incorporated by reference in this Prospectus have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board. Certain information presented in this Prospectus, including certain documents incorporated by reference herein, may include non-IFRS Accounting Standards measures (“non-IFRS measures”) that are used by us as indicators of financial performance. These financial measures do not have standardized meanings prescribed under IFRS Accounting Standards and our computation may differ from similarly-named computations as reported by other entities and, accordingly, may not be comparable. These financial measures should not be considered as an alternative to, or more meaningful than, measures of financial performance as determined in accordance with IFRS Accounting Standards as an indicator of performance. We believe these measures may be useful supplemental information to assist investors in assessing our operational performance and our ability to generate cash through operations. The non-IFRS measures also provide investors with insight into our decision making as we use these non-IFRS measures to make financial, strategic and operating decisions.
Because non-IFRS measures do not have a standardized meaning and may differ from similarly-named computations as reported by other entities, securities regulations require that non-IFRS measures be clearly defined and qualified, reconciled with their nearest IFRS Accounting Standards measure and given no more prominence than the closest IFRS Accounting Standards measure. If non-IFRS measures are included in documents incorporated by reference herein, information regarding such non-IFRS measures are presented in the sections dealing with these financial measures in such documents.
Non-IFRS measures have important limitations as analytical tools and investors are cautioned not to consider them in isolation or place undue reliance on ratios or percentages calculated using these non-IFRS measures.
CAUTIONARY NOTE TO U.S. INVESTORS REGARDING THE USE OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
We are permitted under MJDS adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus, including the documents incorporated by reference, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. In particular, and without limiting the generality of the foregoing, the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “inferred mineral resources”, “indicated mineral resources”, “measured mineral resources” and “mineral resources” used or referenced herein and the documents incorporated by reference herein, as applicable, and information regarding mineral properties, mineralization and estimates of mineral reserves and mineral resources are Canadian mineral disclosure terms prepared in accordance with Canadian reporting requirements, which are governed by National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the disclosure requirements of the SEC under subpart 1300 of Regulation S-K (the “SEC Modernization Rules”). The Corporation is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and provides disclosure in accordance with NI 43-101 and the CIM Definition Standards. Accordingly, information contained in this Prospectus, or the documents incorporated by reference herein, may differ significantly from the information that would be disclosed had the Corporation prepared the mineral resource estimates under the standards adopted under the SEC Modernization Rules. Accordingly, readers are cautioned that information regarding the mineral properties underlying the Corporation’s royalties, including with respect to estimates of mineral reserves and mineral resources, contained or incorporated by reference herein are not directly comparable with, and may differ in certain material respects from, similar information disclosed by United States reporting companies that disclose information regarding mineral properties in accordance with the SEC Modernization Rules. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve”. Under U.S. standards under the SEC Modernization Rules, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of “contained ounces” in a mineral resource estimate is permitted disclosure under NI 43-101 provided that the grade or quality and the quantity of each category is stated; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information contained in this Prospectus and the documents incorporated by reference herein containing descriptions of mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.
CAUTIONARY NOTE TO U.S. INVESTORS REGARDING PREPARATION OF FINANCIAL STATEMENTS AND FINANCIAL INFORMATION
As a British Columbia corporation (and a “foreign private issuer” under U.S. securities laws), the Corporation prepares its financial statements in accordance with IFRS Accounting Standards. Consequently, all of the financial statements and financial information of the Corporation included or incorporated herein have been prepared in accordance with IFRS Accounting Standards, which is materially different than financial statements and financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Investors in the United States should be aware that although the unaudited historical interim financial statements and audited historical annual financial statements of the Corporation and other financial information included or incorporated by reference in this Prospectus have been prepared in United States dollars, such financial statements and other financial information included or incorporated by reference in this Prospectus have been prepared in accordance with IFRS Accounting Standards (annual statements) and International Accounting Standard 34 (quarterly statements), which differ in certain material respects from GAAP and thus may not be comparable in all respects to financial statements and information of United States companies prepared in accordance with GAAP. The SEC has adopted rules to allow foreign private issuers, such as the Corporation, to prepare and file financial statements prepared in accordance with IFRS Accounting Standards without reconciliation to GAAP. Accordingly, the Corporation is not required to provide and will not be providing a description of the principal differences between GAAP and IFRS Accounting Standards.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
We report in United States dollars. Accordingly, all references to “$”, “US$” or “United States dollars” included or incorporated by reference in this Prospectus and in any Prospectus Supplement refer to United States dollar values, while references to “CAD$” are to Canadian dollar values and references to “A$” are to Australian dollar values.
The following table sets out for each period indicated: (i) the high and low daily exchange rates during such period; (ii) the average daily exchange rates for such period; and (iii) the daily exchange rate in effect at the end of the period, for one United States dollar, expressed in Canadian dollars, based on the daily average exchange rates published by the Bank of Canada.

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2025
	CAD$	CAD$
High	1.3821	1.4603
Low	1.3316	1.3558
Average	1.3586	1.4094
End of Period	1.3687	1.3643
	Year ended December 31, 2023	Year ended December 31, 2024
	CAD$	CAD$
High	1.3875	1.4416
Low	1.3128	1.3316
Average	1.3497	1.3698
End of Period	1.3226	1.4389
The daily average exchange rate on October 17, 2025 as published by the Bank of Canada for the conversion of Canadian dollars into United States dollars was CAD$1.00 equals US$0.7125 and for the conversion of United States dollars into Canadian dollars was US$1.00 equals CAD$1.4035.

THE BUSINESS
This summary does not contain all of the information about the Corporation that may be important to you. You should read the more detailed information and financial statements and related notes that are incorporated by reference in and are considered to be a part, of this Prospectus.
Elemental Royalties Limited, a British Virgin Islands company (“ERL BVI”), was incorporated under the BVI Business Companies Act 2004 on July 15, 2016. Pursuant to a reverse takeover, Fengro Industries Corp. (“Fengro”) acquired all of the issued and outstanding common shares of ERL BVI, including its portfolio of mining royalties, on July 27, 2020. Immediately prior to the completion of the reverse takeover of Fengro by ERL BVI, Fengro consolidated its common shares on the basis of one common share for every 209 common shares outstanding. On July 27, 2020, Fengro changed its name to “Elemental Royalties Corp.” in connection with the completion of the reverse takeover pursuant to which it acquired ERL BVI.
Fengro, the predecessor name to Elemental Royalties Corp. (“Elemental”), was incorporated on March 11, 2004 under the name “Ordorado Resources Corp.”. It then changed its name to “Eagle Star Petroleum Corp.” on June 13, 2006, to “Eagle Star Minerals Corp.” on July 6, 2010, to “DuSolo Fertilizers Inc.” on February 28, 2014, and to “Fengro Industries Corp.” on December 18, 2017. On July 19, 2016, Fengro was continued from the federal jurisdiction of Canada into British Columbia pursuant to the Business Corporations Act (British Columbia).
Pursuant to a merger of equals, Elemental acquired all of Altus Strategies plc’s (“Altus”) issued and outstanding share capital in exchange for common shares in the capital of Elemental (the “Merger”). The Merger was completed by way of a court-sanctioned scheme of arrangement under the laws of the United Kingdom and was subject to approval by shareholders of Altus. The Merger was approved by Altus shareholders at two special shareholder meetings held on August 8, 2022, and the issuance of Common Shares under the terms of the Merger was approved by Elemental shareholders at Elemental’s annual general and special meeting held on August 8, 2022.
On August 12, 2022, the United Kingdom High Court of Justice approved the court-sanctioned scheme of arrangement under section 899 of the Companies Act 2006. Under the Merger terms, Elemental acquired all issued and to be issued share capital of Altus, with each Altus share exchanged for 0.594 Elemental shares (which exchange ratio was agreed between the boards of Elemental and Altus taking into account the market capitalizations and relative net asset values of both companies).
On September 22, 2022, Elemental changed its name to “Elemental Altus Royalties Corp.” in connection with the completion of the Merger with Altus.
The Corporation’s core business is the acquisition of royalties, streams and other rights over mining projects. Since the Corporation’s first acquisition in 2017, it has acquired a diversified portfolio of royalties providing exposure primarily to gold and silver producing or development stage mines. The Corporation’s management team has been able to identify and acquire revenue producing royalties and stream interests. The Corporation’s objective is to become a leading precious metals royalty and streaming company and to maximize returns for its shareholders through the growth of its portfolio of royalty and other similar rights, both through organic growth and through acquisitions of royalties, streams and other rights that the Corporation’s management expects to be accretive.
The head and registered office of the Corporation is located at Suite 1020  — 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada.

The following chart illustrates the Corporation’s corporate structure and its material subsidiaries:
RECENT DEVELOPMENTS
Information regarding recent developments of the Corporation can be found under the heading “General Development of the Business” in the AIF (commencing at page 13 of the AIF). Other than as noted below, there have been no recent developments since the date of the AIF.
Tether Gold Account
On August 28, 2025, the Corporation opened an institutional account with Anchorage Digital to gain access to Tether Gold, a tokenised digital asset backed 1:1 by physical gold, as part of the Corporation’s strategy to diversify its treasury and increase exposure to rising gold prices with enhanced liquidity and efficiency. As of the date of this Prospectus, the Corporation has not purchased or sold any Tether Gold. The Corporation may from time to time purchase and/or sell Tether Gold, with the percentage of its cash and cash equivalents that are allocated at any time to investments in Tether Gold being determined in the discretion of the Board (as defined below) depending on relevant factors at the time, including the Corporation’s working capital needs, future cash flows, relative investment returns and other circumstances and developments (such as royalty acquisition or streaming transaction opportunities).
Laverton and Dugbe Acquisitions
On September 2, 2025, the Corporation announced that it had entered into a definitive agreement to acquire a gold royalty at Laverton in Western Australia (the “Laverton Acquisition”). The Laverton Acquisition is structured as an agreement to acquire a private Australian company which holds the Laverton and Jasper Hills royalties for cash consideration of A$80 million (approximately US$52 million). The royalties consist of an existing uncapped 2% Gross Revenue Royalty (“GRR”) over Genesis Minerals’ Laverton project in Western Australia, alongside an existing 2% GRR on Brightstar Resources Limited’s producing Jasper Hills project in the same Laverton district.
Concurrent with the announcement of the Laverton Acquisition, the Corporation also announced that it has signed a definitive agreement to acquire an existing uncapped 2.0 – 2.5% Net Smelter Return Royalty on Pasofino Gold’s feasibility-stage Dugbe project (the “Dugbe Royalty”) in Liberia (“Dugbe Acquisition”). The Dugbe Acquisition is structured as an agreement to acquire a wholly owned subsidiary of Ecora Resources PLC, which holds the Dugbe Royalty, for initial consideration of US$16.5 million in cash, plus a contingent payment of up to US$3.5 million in cash, payable on the earlier of: (i) US$700,000 upon the commencement of project construction and US$2,800,000 upon the commencement of commercial production; or (ii) a cumulative 150,000 ounces of royalty-linked gold production at Dugbe.

Arrangement and Elemental Altus Financing
On September 4, 2025, the Corporation announced that it had entered into an arrangement agreement (the “Arrangement Agreement”) with EMX Royalty Corporation (“EMX”) and 1554829 B.C. Ltd., a direct wholly-owned subsidiary of the Corporation, pursuant to which the Corporation agreed to acquire all of the issued and outstanding common shares of EMX (the “EMX Shares”) by way of a court-approved plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”). Pursuant to the Arrangement Agreement, the Corporation has agreed to issue to EMX shareholders 0.2822 Common Shares for each EMX Share held immediately prior to the effective time of the Arrangement. Subject to shareholder approval, the combined company resulting from the Arrangement will continue under the new name “Elemental Royalty Corp.” For further information regarding the Arrangement, see “Information Concerning the Arrangement” below.
On September 4, 2025, concurrent with and in support of the Arrangement, the Corporation entered into a subscription agreement with Tether Investments S.A. de C.V. (“Tether”) with respect to a non-brokered private placement (the “Elemental Altus Financing”) of 7,502,502 Common Shares at a price of CAD$18.38 (or US$13.33) per Common Share to raise gross proceeds of approximately US$100,000,000. Proceeds from the Elemental Altus Financing will be used to repay EMX’s credit facility following the completion of the Arrangement, fund certain royalty acquisitions (including the Laverton Acquisition and the Dugbe Acquisition or to repay its credit facility to the extent drawn for that purpose), pay tax withholdings related to certain of EMX’s equity incentive securities and other expenses in connection with the Arrangement and provide capital for the combined company resulting from the Arrangement so that it is fully unlevered upon completion of the Arrangement. In addition, the Corporation has been advised by Tether that Tether holds approximately 458,000 shares of EMX, which represents less than 0.5% of the outstanding shares of EMX. The Elemental Altus Financing will close concurrently with the Arrangement, and such concurrent closing is a condition to the completion of the closing of the Arrangement. Since Tether is a “control person” of the Corporation (as such term is defined in Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”)), the Elemental Altus Financing will be a related party transaction under MI 61-101 and TSX-V Policy 5.9, and will require disinterested shareholder approval pursuant to Part 8 of MI 61-101 and disinterested shareholder approval of Tether as a “Control Person” (as such term is defined in TSX Venture Exchange Policy 1.1) pursuant to TSX-V policies. Such shareholder approval is being sought by the Corporation at a meeting to be held on November 4, 2025. The formal valuation requirement under MI 61-101 does not apply to the Elemental Altus Financing as the Corporation has relied on the exemption therefrom contained at section 5.5(b) of MI 61-101. For further information regarding the Elemental Altus Financing, see the Elemental Altus Financing Circular, which is incorporated by reference in this Prospectus.
Information Concerning the Arrangement
Information Concerning EMX
EMX is a reporting issuer under the Canadian securities laws of British Columbia and Alberta. The EMX Shares are listed on the TSX-V and NYSE American under the symbol “EMX”, and also trade on the Frankfurt Stock Exchange under the symbol “6E9”. EMX’s registered and records offices are located Suite 2200, RBC Place, 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8.
EMX is a precious and base metals royalty company. EMX has a combination of producing royalties, advanced royalty projects and early-stage exploration royalty properties providing its shareholders with exposure to immediate cash flow, near-term development of mines, and long-term exposure to class leading discoveries. Unlike other royalty companies, EMX has focused a significant portion of its expertise and capital toward organically generating royalties and believes putting people on the ground generating ideas and partnering with major and junior companies is where EMX can generate the highest return for its shareholders. This diversified approach towards the royalty business provides a foundation for supporting EMX’s growth and increasing shareholder value over the long term.
EMX’s key royalty interests include the Gediktepe mine, the Timok project and the Caserones Mine (as defined herein), which EMX considers to be its only material mineral properties for the purposes of NI 43-101. EMX’s royalty interests in respect of the Gediktepe mine consist of a perpetual 10% net smelter return royalty

(“NSR”) on oxide gold production at the Gediktepe mine in Türkiye as well as a perpetual 2% NSR royalty on production from an underlying polymetallic copper, zinc, lead and gold deposit. EMX’s royalty interest in respect of the Timok project consists of an uncapped 0.3625% NSR royalty on the property located in the Bor Mining District of Serbia and covers the Cukaru Peki copper-gold deposit, and its interest in respect of the Caserones Mine consists of a 0.8306% NSR in the Caserones property in Chile and other nearby exploration targets. For further information regarding EMX’s royalty portfolio, see the notes to the EMX Financial Statements (as defined herein).
For further information regarding EMX, refer to its filings with the Canadian Securities Authorities which may be obtained through SEDAR+ at www.sedarplus.ca and with the SEC which may be obtained through EDGAR at www.sec.gov.
Consideration
Pursuant to the Arrangement, as consideration for the EMX Shares, the Corporation will issue to EMX shareholders 0.2822 Common Shares (the “Consideration”) for each EMX Share held (the “Exchange Ratio”) immediately prior to the effective time of the Arrangement. In addition, pursuant to the Arrangement or otherwise in connection therewith: (i) each EMX restricted share unit outstanding as at the effective time of the Arrangement shall be deemed to be immediately vested and settled for an EMX Share to be exchanged (subject to any applicable withholdings) for the Consideration; (ii) each EMX common share purchase option outstanding as at the effective time of the Arrangement shall be exchanged at the time set forth in the Plan of Arrangement for a replacement option to acquire a number of Common Shares equal to the number of EMX Shares subject to such option immediately prior to the effective time of the Arrangement multiplied by the Exchange Ratio (rounded down to the nearest whole number of Common Shares) at an exercise price per Common Share being the exercise price per EMX Share underlying such option immediately prior to the effective time of the Arrangement divided by the Exchange Ratio (rounded up to the nearest whole cent); (iii) each EMX deferred share unit outstanding as at the effective time of the Arrangement will be deemed to be vested and exchanged at the time set forth in the Plan of Arrangement for the right to receive a cash payment; and (iv) each EMX share purchase warrant shall be adjusted in accordance with its terms to entitle the respective holder thereof to receive the Consideration in lieu of EMX Shares to which such holder was theretofore entitled upon such exercise.
The Elemental Altus Financing will close concurrently with the Arrangement. Proceeds from the Elemental Altus Financing will be used to repay EMX’s credit facility following the completion of the Arrangement, fund royalty acquisitions (including the Laverton Acquisition and the Dugbe Acquisition or to repay its credit facility to the extent drawn for that purpose), pay tax withholdings related to certain of EMX’s equity incentive securities and other expenses in connection with the Arrangement and provide capital for the combined company resulting from the Arrangement so that it is fully unlevered upon completion of the Arrangement. See the information set out under the heading “Recent Developments” in this Prospectus for additional details regarding the Elemental Altus Financing.
Closing Conditions
Completion of the Arrangement and the other transactions contemplated by the Arrangement Agreement are subject to the satisfaction or waiver of a number of conditions, including, among others: (i) approval of the Arrangement by securityholders of EMX and approval of the Elemental Altus Financing and Tether as a “Control Person” of the Corporation (as such term is defined in TSX Venture Exchange Policy 1.1), each by a majority of disinterested shareholders of the Corporation; (ii) the satisfaction of the conditions precedent to the completion of the Elemental Altus Financing, as further described in the Elemental Altus Financing Circular; (iii) the conditional approval or authorization for listing of the Common Shares to be issued as the Consideration (and upon exercise of the replacement options and adjusted EMX share purchase warrants) on the TSX-V and a U.S. stock exchange; (iv) receipt of the final order from the Supreme Court of British Columbia in form and substance satisfactory to each of the Corporation and EMX, each acting reasonably, and not having been set aside or modified in a manner unacceptable to either the Corporation or EMX, each acting reasonably, on appeal or otherwise; (v) the key regulatory approvals and third party consents required pursuant to the Arrangement Agreement shall have been obtained and shall not have been modified or withdrawn; (vi) no prohibition at law existing, including a cease trade order, injunction or other prohibition or order at law or under applicable legislation, against the Corporation or EMX which shall prevent the consummation of the Arrangement; and (vii) the distribution of the securities pursuant to the Arrangement being exempt from the prospectus and registration requirements of applicable securities laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces and territories of Canada or by virtue of applicable exemptions under securities laws and not being subject to resale restrictions under applicable securities laws (other than as applicable to control persons or pursuant to Section 2.6 of National Instrument 45-102 — Resale of Securities). The Arrangement was also subject to the Consolidation (as defined herein) being completed, which condition was satisfied on September 16, 2025.
Effect on Financial Position
Completion of the Arrangement will result in the Corporation acquiring, indirectly through an amalgamation of EMX with 1554829 B.C. Ltd., all of the issued and outstanding EMX Shares, and the amalgamated entity will become a wholly-owned subsidiary of the Corporation. The business and operations of EMX will be combined with those of the Corporation. The Corporation does not have any plans or proposals for material changes in its business affairs, or the affairs of EMX, which would have a significant effect on the financial performance or financial position of the Corporation or the combined company resulting from the Arrangement.
Immediately following completion of both the Arrangement and the Elemental Altus Financing, existing shareholders of the Corporation and former EMX shareholders will own approximately 51% and 49% of the outstanding common shares of the combined company, respectively, on a basic basis. The implied market capitalization of the combined company is estimated at US$933 million (assuming approximately 62.9 million outstanding common shares of the combined company on the completion of the Arrangement and the Elemental Altus Financing, and based on the closing price of the Common Shares on September 4, 2025 of CAD$20.50 per share (converted to United States dollars)).
Prior Valuations
To the knowledge of the Corporation, there has not been any valuation opinion obtained within the last 12 months by the Corporation or EMX required by securities legislation or a Canadian exchange or market to support the consideration in connection with the Arrangement.
Fairness Opinion
By letter agreement dated August 31, 2025 (the “Engagement Agreement”), the Corporation retained GenCap Mining Advisory Ltd. (“GenCap”) to act as financial advisor in connection with the Arrangement. Pursuant to the Engagement Agreement, the Corporation requested that GenCap prepare and deliver a written opinion (the “Fairness Opinion”). The Fairness Opinion, which is dated September 3, 2025, states that, based upon and subject to the various factors, assumptions, limitations and qualifications set forth therein, and such other matters as GenCap considered relevant, as of the date of the Fairness Opinion, that the Exchange Ratio is fair, from a financial point of view, to the shareholders (other than Tether). For further information regarding the Fairness Opinion, please see the Elemental Altus Financing Circular.
Parties to the Transaction
EMX is not an “informed person” (as such term is defined in Section 1.1 of NI 51-102 (as defined herein)), associate or affiliate of the Corporation.
Financial Statements
The Arrangement constitutes a significant probable acquisition for the Corporation for the purposes of Part 8 of National Instrument 51-102 — Continuous Disclosure Obligations (“NI 51-102”). Appendix “A” to this Prospectus contains: (a) the audited annual financial statements of EMX as at, and for the years ended December 31, 2024 and 2023; and (b) the unaudited condensed consolidated interim financial statements of EMX for the three and six months ended June 30, 2025 and 2024, together with notes thereto (the “EMX Financial Statements”).

Appendix “B” to this Prospectus contains the unaudited condensed pro forma combined financial information giving effect to the Arrangement and certain related adjustments described in the notes accompanying such financial statements (the “Pro Forma Financial Information”). The Pro Forma Financial Information is comprised of: (a) the unaudited pro forma interim consolidated statement of financial position as of June 30, 2025, which combines the condensed interim consolidated statement of financial position of the Corporation as of June 30, 2025, with the unaudited condensed interim consolidated statement of financial position of EMX as of June 30, 2025, giving effect to the Arrangement as if it had been consummated on June 30, 2025; (b) the unaudited pro forma interim consolidated statement of income and comprehensive income for the six months ended June 30, 2025, which combines the unaudited condensed consolidated interim statement of income and comprehensive income of the Corporation for the six months ended June 30, 2025 with the unaudited condensed consolidated interim statement of income of EMX for the six months ended June 30, giving effect to the Arrangement as if it had been consummated on January 1, 2024; and (c) the unaudited pro forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2024, which combines the audited consolidated statement of loss and comprehensive loss of the Corporation for the year ended December 31, 2024 with the audited consolidated statement of loss of EMX for the year ended December 31, 2024, giving effect to the Arrangement as if it had been consummated on January 1, 2024.
The Pro Forma Financial Information is reported in United States dollars and has been prepared by management of the Corporation to illustrate the effect of, among other things, the Arrangement. The Pro Forma Financial Information values EMX’s royalty interests and properties at US$414.5 million, which is an increase of approximately US$366.6 million from their carrying value of approximately US$48.9 million as at June 30, 2025. EMX has historically expensed its royalty generation spending rather than capitalizing such spending, therefore resulting in a lower carrying value thereof. However, in connection with the Arrangement and for the purpose of the Pro Forma Financial Information, the value of EMX’s royalty interests and properties has been valued at current market value, determined using discounted cash flow (“DCF”) modelling. The DCF analysis incorporated consensus commodity pricing forecasts and production and operating input assumptions provided by technical personnel from both Elemental Altus and EMX. Tax and deferred tax calculations related to the valuation and the pro forma adjustments were prepared by the Corporation’s tax advisors, and the Pro Forma Financial Information was reviewed by the Corporation and its external advisors for consistency with applicable accounting standards and the underlying assumptions supporting the valuation.
The Pro Forma Financial Information does not necessarily reflect what the combined company’s financial condition and results of operations following the completion of the Arrangement had the Arrangement occurred on the dates indicated above. Adjustments have been made to prepare the Pro Forma Financial Information, which adjustments are based on certain assumptions. Both the adjustments and the assumptions made are described in the notes to the Pro Forma Financial Information. The Pro Forma Financial Information is presented for illustrative purposes only and are not necessarily indicative of: (i) the operating or financial results that would have occurred had the Arrangement actually occurred at the times contemplated by the notes to the Pro Forma Financial Information; or (ii) the results expected in future periods.
Consolidation
On September 16, 2025, the Corporation completed the consolidation of all of the issued and outstanding Common Shares (the “Consolidation”) at a ratio of one post-Consolidation Common Share for every 10 pre-Consolidation Common Shares. No fractional shares were issued. The Consolidation was approved by Elemental Altus shareholders at the special meeting of shareholders held on July 29, 2025, with 99.48% of the votes cast in favour of the Consolidation. All numbers of, and prices per, Common Share in this Prospectus only (but not the financial statements incorporated by reference herein) have been adjusted to give effect to the Consolidation and represent Common Shares on a post-Consolidation basis, unless otherwise specified.
ELEMENTAL ALTUS PORTFOLIO OF ASSETS
Elemental Altus considers the two royalty interests on the Karlawinda mine (“Karlawinda Mine”) and the Caserones mine (“Caserones Mine”) to be material to Elemental Altus for the purposes of NI 43-101.

The information regarding the Karlawinda and Caserones royalty interests in this Prospectus and in the AIF, which is incorporated by reference herein, is extracted or derived from public disclosure prepared pursuant to NI 43-101 and the Joint Ore Reserve Committee Code (the “JORC”) (collectively, “Third Party Technical Information”). Pursuant to NI 43-101, Elemental Altus is not required to file technical reports with respect to the Karlawinda Mine and Caserones Mine and may rely on technical reports or other disclosure prepared and that is publicly available for each, including as follows:
•
Karlawinda Mine:   See Capricorn Metals Ltd.’s announcements titled “KGP Ore Reserve Increases to 1.43Moz’s” dated August 1, 2024 and “Another Strong Quarter at KGP Delivers Top End of Annual Guidance” dated July 4, 2025 (together, the “Capricorn Announcements”). The Capricorn Announcements have been prepared in accordance with the JORC and Australian Stock Exchange requirements and are available on the Capricorn Metals Ltd. website at www.capmetals.com.au/investor-centre/asx-announcements/. Capricorn Metals Ltd. is a producing issuer for the purposes of NI 43-101.

•
Caserones Mine:   See Lundin Mining Corporation’s report (the “Caserones Technical Report”) titled “Technical Report Caserones Mining Operation, Caserones Project, Atacama Region, Chile” dated July 13, 2023, with an effective date of December 31, 2022, and Lundin Mining Corporation’s announcement titled “Lundin Mining Announces 2024 Mineral Resource and Mineral Reserve Estimates” dated February 12, 2025 (the “Lundin Announcement”). The Caserones Technical Report and the Lundin Announcement were prepared in accordance with NI 43-101 and is available under Lundin Mining Corporation’s company profile at www.sedarplus.ca.

The Third Party Technical Information is subject to certain assumptions, qualifications and procedures described herein. Reference should be made to the full text of the Third Party Technical Information and the AIF. The Third Party Technical Information is prepared as of a certain point in time and Elemental Altus is not in a position to determine whether any information with respect to those properties that may be material subsequent to the date of the applicable Third Party Technical Information exists. The Third Party Technical Information is not and shall not be deemed to be incorporated by reference into this Prospectus. Information, including the Third Party Technical Information contained on Lundin Mining Corporation’s profile at www.sedarplus.ca and Capricorn Metals Ltd.’s profile at www.asx.com.au, is not and shall not be deemed to be a part of this Prospectus or incorporated by reference herein, and must not be relied upon by prospective investors for the purpose of determining whether to invest in Securities qualified for distribution under this Prospectus.

RISK FACTORS
Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated or deemed incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described under the heading “Risk Factors — Risks Relating to Elemental Altus” in the AIF (commencing at page 16 of the AIF), “Risk Factors — Risks Relating to Mines and Mining Operations” in the AIF (commencing at page 24 of the AIF) and “Risk Factors — Risks Related to the Securities of Elemental Altus” in the AIF (commencing at page 30 of the AIF), the risk factors described under the heading “Risk Factors” in the Elemental Altus Financing Circular (commencing at page 24 of the Elemental Altus Financing Circular), and any other risk factors described herein or in a document incorporated or deemed incorporated by reference herein, which investors should carefully consider before investing. Additional risks and uncertainties, including those of which we are currently unaware or deem immaterial, may adversely affect our business, financial condition or results of operations. The risks described in this Prospectus and in the documents incorporated by reference herein describe certain currently known material factors, any of which could have a material adverse effect on the Corporation’s business, financial condition and results of operations. If any of the following or other risks occur, it could have a material adverse effect on the business, financial condition and results of operations of the Corporation and on the trading price of the Common Shares, which could materially decline, and investors may lose all or part of their investment. Additional risks and uncertainties of which the Corporation is currently unaware or that are unknown or that it currently deems to be immaterial could also have a material adverse effect on the Corporation’s business, financial condition and results of operations. The Corporation cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken by the Corporation will avoid future loss due to the occurrence of any of the risks described in this Prospectus and in the documents incorporated by reference herein, or other unforeseen risks.
In addition, the following risk factors relate to the Securities qualified by this Prospectus.
Risk Factors Related to the Securities
Future offerings of equity securities may be dilutive and may adversely affect the market price of the Common Shares
Additional equity offerings may dilute the holdings of the Corporation’s existing shareholders or reduce the market price of the Common Shares. Any decision to issue securities in any future offering will depend on market conditions and other factors beyond the Corporation’s control. As a result, the amount, timing or nature of future offerings cannot be predicted or estimated, and purchasers of Common Shares will bear the risk of future offerings reducing the market price of the Common Shares and diluting any ownership interest they may have in the Corporation.
The Corporation may have to raise additional capital through the issuance of additional equity, which could result in dilution to shareholders
The issuance of additional Common Shares or of Securities convertible into or exchangeable for Common Shares may have a dilutive effect on the interests of shareholders. The number of Common Shares that the Corporation is authorized to issue is unlimited. The Corporation may, in its sole discretion, subject to applicable law and the rules of the TSX-V and any other securities or stock exchange on which the Common Shares are listed for trading, issue additional Common Shares from time to time (including pursuant to any equity-based compensation plans that may be introduced in the future), and the interests of shareholders may be diluted thereby.
The Corporation may require new capital to continue to grow its business and there are no assurances that capital will be available when needed, if at all. It is likely that, at least to some extent, such additional capital will be raised through the issuance of additional equity, which could result in substantial dilution to shareholders.
There is no existing trading market for Subscription Receipts, Warrants or Units and there can be no assurance that a liquid market will develop or be maintained
There is no existing trading market for Subscription Receipts, Warrants or Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those Securities, or that a purchaser will be able to sell any of those Securities at a particular time (or at all). The Corporation may not list Subscription Receipts, Warrants or Units for trading on any securities or stock exchange.
Management will have certain discretion concerning the use of proceeds
The Corporation’s management will have certain discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the net proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.
Risks Related to the Corporation holding Tether Gold
The Corporation may from time to time invest a portion of its cash and cash equivalents in Tether Gold, a tokenized digital asset backed by physical gold. Although Tether Gold is backed by physical gold, the value of Tether Gold tokens in secondary markets may fluctuate due to factors beyond the control of Tether Gold, such as macroeconomic conditions, investor sentiment, and trading activity. Accordingly, the value of Tether Gold may fluctuate and Tether Gold tokens may trade at a discount relative to the underlying gold value, which in turn would adversely affect the value of any investments of the Corporation in Tether Gold. As a blockchain-based digital asset, Tether Gold is exposed to risks related to regulatory changes in applicable jurisdictions which could adversely impact the legality, availability, or value of Tether Gold, as well as risks related to cybersecurity, technological failures, unauthorized access, hacking, or system outages, which could result in a loss of some or all of the Tether Gold (if any) held by the Corporation.
There can be no assurance that the forward-looking statements included or incorporated by reference in this Prospectus will prove to be correct
The forward-looking statements relating to, among other things, our future results, performance, achievements, prospects or opportunities included or incorporated by reference in this Prospectus, are based on the Corporation’s opinions, assumptions and estimates made by the Corporation in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate and reasonable in the circumstances. However, there can be no assurance that such estimates and assumptions will prove to be correct. The Corporation’s actual results in the future may vary significantly from historical and estimated results and those variations may be material. There is no representation by the Corporation that actual results achieved by the Corporation in the future will be the same, in whole or in part, as those included or incorporated by reference in this Prospectus. See “Cautionary Note Regarding Forward-Looking Statements”.
As a foreign private issuer, the Corporation is subject to different U.S. securities laws and rules than a U.S. domestic issuer, which may limit the information publicly available to U.S. investors
The Corporation is a “foreign private issuer” under applicable U.S. federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the U.S. Exchange Act, the Corporation is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, the Corporation does not file the same reports that a U.S. domestic issuer would file with the SEC, although the Corporation is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws. In addition, the Corporation’s officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Corporation’s shareholders may not know on as timely a basis when the Corporation’s officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. As a foreign private issuer, the Corporation is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements. The Corporation is also exempt from Regulation Fair Disclosure (“Regulation FD”), which prohibits issuers from making selective disclosures of material non-public information. While the Corporation complies with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the U.S. Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, the Corporation may not be required under the U.S. Exchange Act to file annual and quarterly reports with the SEC as promptly as U.S. domestic companies whose securities are registered under the U.S. Exchange Act. In addition, as a foreign private issuer, the Corporation has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Corporation disclose the requirements it is not following and describe the Canadian practices it follows instead. The Corporation may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, the Corporation’s shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.
The Corporation may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Corporation
In order to maintain its status as a foreign private issuer, a majority of the Corporation’s Common Shares must be either directly or indirectly owned by non-residents of the U.S. unless the Corporation also satisfies one of the additional requirements necessary to preserve this status. The Corporation may in the future lose its foreign private issuer status if a majority of its Common Shares are held in the U.S. and if the Corporation fails to meet the additional requirements necessary to avoid loss of its foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use MJDS. If the Corporation is not a foreign private issuer, it would not be eligible to use MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer, and would be required to file financial statements prepared in accordance with United States GAAP. In addition, the Corporation may lose the ability to rely upon exemptions from corporate governance requirements of U.S. securities exchanges that are available to foreign private issuers.
The Corporation relies upon certain accommodations available to it as an “emerging growth company”
The Corporation is an “emerging growth company” as defined in Section 3(a) of the U.S. Exchange Act, and the Corporation will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Corporation has total annual gross revenues of US$1,235,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Corporation following the fifth anniversary of the date of the first sale of common equity securities of the Corporation pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Corporation has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Corporation is deemed to be a “large accelerated filer”, as defined in Rule 12b-2 under the U.S. Exchange Act. The Corporation will qualify as a “large accelerated filer” (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more. For so long as the Corporation remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Corporation cannot predict whether investors will find the Common Shares less attractive because the Corporation relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Corporation no longer qualifies as an emerging growth company, the Corporation would be required to divert additional management time and attention from the Corporation’s development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Corporation’s business, financial condition and results of operations.

Risk Factors Related to the Arrangement and Elemental Altus Financing
The Arrangement is subject to satisfaction or waiver of various conditions, and there is no certainty that all conditions will be satisfied or waived
Completion of the Arrangement is subject to, among other things, regulatory approvals (including the conditional approval or authorization for listing of the Common Shares to be issued as the Consideration (and upon exercise of the replacement options and adjusted EMX share purchase warrants) on the TSX-V and a U.S. stock exchange), approval of the Supreme Court of British Columbia, approval of Elemental Altus shareholders and approval of EMX securityholders, none of which are within the Corporation’s control. In addition, completion of the Arrangement is conditional upon the concurrent completion of the Elemental Altus Financing. There can be no assurance that these conditions will be satisfied or that the Arrangement will be completed as currently contemplated or at all. If, for any reason, the Arrangement is not completed or its completion is substantially delayed, the market price of the Common Shares may be materially adversely effected. In such circumstances, the Corporation’s business, financial condition or results of operations could also be subject to material adverse consequences.
The Arrangement Agreement may be terminated in certain circumstances
Each of the Corporation and EMX has the right to terminate the Arrangement Agreement in certain circumstances. Accordingly, there is no certainty, nor can the Corporation provide any assurance, that the Arrangement will not be terminated by either Elemental Altus or EMX before the completion of the Arrangement. For instance, EMX has the right, in certain circumstances, to terminate the Arrangement Agreement if there is a material adverse effect relating to the Corporation. Conversely, the Corporation has the right, in certain circumstances, to terminate the Arrangement Agreement if there is a material adverse effect relating to EMX. There is no assurance that a material adverse effect relating to the Corporation will not occur before the effective date of the Arrangement, in which case EMX could elect to terminate the Arrangement Agreement and the Arrangement would not proceed. Failure to complete the Arrangement could negatively impact the trading price of the Common Shares or otherwise adversely affect the business of the Corporation. If the Arrangement Agreement is terminated, the Corporation may be required to pay the Termination Fee (as defined herein) or expense reimbursement of up to CAD$2 million in certain circumstances.
While the Arrangement is pending, the Corporation is restricted from pursuing alternatives to the Arrangement and taking other certain actions
The Arrangement Agreement restricts the Corporation from taking certain specified actions without the consent of EMX until the Arrangement is completed or the Arrangement Agreement is terminated. These restrictions may prevent the Corporation from pursuing certain opportunities that may arise prior to the completion of the Arrangement or preclude actions that would otherwise be advisable, which may adversely affect the ability of the Corporation to execute certain business strategies, including, but not limited to, the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. If the Arrangement is not completed for any reason, the announcement of the Arrangement, the dedication of the Corporations resources to the completion thereof and the restrictions that were imposed on the Corporation under the Arrangement Agreement may have an adverse effect on the current future operations, financial condition and prospects of the Corporation.
The Corporation could be required to pay EMX a termination fee of approximately CAD$15.75 million in specified circumstances
The Arrangement Agreement provides that the Corporation will be required to pay a termination fee (“Termination Fee”) of approximately CAD$15.75 million to EMX, upon termination of the Arrangement Agreement under certain specified circumstances. The Termination Fee that may be payable by the Corporation to EMX may discourage other parties from attempting to enter into a business transaction with the Corporation.

The Corporation will incur costs even if the Arrangement is not completed the Corporation may have to pay various expenses incurred in connection with the Arrangement
Certain costs related to the Arrangement, such as legal, accounting and certain financial advisor fees, must be paid by the Corporation even if the Arrangement is not completed. The Corporation is liable for its own costs incurred in connection with the Arrangement. The Corporation has also incurred and expects to incur additional material non-recurring expenses in connection with the Arrangement and completion of the transactions contemplated by the Arrangement Agreement, including costs related to obtaining required securityholder and court approvals. Additional unanticipated costs or expenses may be incurred by the Corporation in the course of coordinating the businesses of the combined company following the Arrangement.
If the Arrangement is not consummated by the Outside Date, either the Corporation or EMX may elect not to proceed with the Arrangement
Pursuant to the Arrangement Agreement, either the Corporation or EMX may terminate the Arrangement Agreement if the Arrangement has not been completed by February 4, 2026 (the “Outside Date”), the automatic extension provisions of the Outside Date do not apply, and the parties do not mutually agree to extend the Outside Date.
The Corporation may become the target of legal claims, securities class actions, derivative lawsuits and other claims and any such claims may delay or prevent the Arrangement from being completed
The Corporation may be the target of securities class actions and derivative lawsuits which could result in substantial costs and may delay or prevent the Arrangement from being completed. Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into an agreement to acquire a public company or to be acquired. Third parties may also attempt to bring claims against the Corporation seeking to restrain the Arrangement or seeking monetary compensation or other remedies. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Arrangement, then that injunction may delay or prevent the Arrangement from being completed.
Uncertainty surrounding the Arrangement could adversely affect the Corporation’s retention of personnel and could negatively impact future business and operations
The Arrangement is dependent upon satisfaction of various conditions, and as a result its completion is subject to uncertainty. Such uncertainty may adversely affect the Corporation’s ability to attract or retain key personnel. In the event the Arrangement Agreement is terminated, the Corporation’s relationships with future, prospective and current employees, partners and other stakeholders may be adversely affected. Changes in such relationships could adversely affect the business, financial condition, or results of and operations of the Corporation.
The pending Arrangement may divert the attention of the Corporation’s management
The pendency of the Arrangement could cause the attention of the Corporation’s management to be diverted from the day-to-day operations and suppliers may seek to modify or terminate their business relationships with the Corporation. These disruptions could be exacerbated by a delay in the completion of the Arrangement and could have an adverse effect on the business, operating results or prospects of the Corporation regardless of whether the Arrangement is ultimately completed.
The issuance of a significant number of Common Shares and a resulting “market overhang” could adversely effect the market price of the Common Shares after completion of the Arrangement and the Elemental Altus Financing
On completion of the Arrangement, together with the Elemental Altus Financing, a significant number of additional Common Shares will be issued and available for trading in the public market. The increase in the number of Common Shares may lead to sales of such Common Shares or the perception that such sales may occur (commonly referred to as “market overhang”), either of which may adversely affect the market for, and the market price of, the Common Shares.
If the Arrangement is completed, there are risks related to the integration of the Corporation’s and EMX’s existing businesses
The ability to realize the benefits of the Arrangement will depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as the Corporation’s ability to realize the anticipated growth opportunities, capital funding opportunities and operating synergies from integrating its business with that of EMX following completion of the Arrangement. Many operational and strategic decisions and certain staffing decisions with respect to the resulting combined company have not yet been made. These decisions and the integration will require the dedication of substantial management effort, time and resources which may divert management’s focus and resources from other strategic opportunities and from operational matters during this process. The integration process may result in the loss of key employees and the disruption of ongoing business, customer and employee relationships that may adversely affect the ability of the Corporation, following completion of the Arrangement, to achieve the anticipated benefits of the Arrangement.
The consummation of the Arrangement may pose special risks, including one-time write-offs, restructuring charges and unanticipated costs. Although the Corporation and its respective advisors have conducted due diligence on the various operations, there can be no guarantee that the Corporation is aware of liabilities. As a result of these factors, it is possible that certain benefits expected from the Arrangement may not be realized. Any inability of management to successfully integrate the operations could have an adverse effect on the business, financial condition and results of operations of the resulting combined company.
The relative trading price of the Common Shares prior to completion of the Arrangement and the trading price of the Common Shares following completion of the Arrangement may be volatile
If the Arrangement is completed, the Common Shares may be subject to material fluctuations and may increase or decrease in response to a number of events and factors, including:
•
changes in the market price of commodities;

•
current events affecting the economic situation in Canada, U.S. and internationally;

•
trends in the global mining and royalty and streaming industries;

•
regulatory and/or government actions, rulings or policies;

•
changes in financial estimates and recommendations by securities analysts or rating agencies;

•
acquisitions and financings;

•
the economics of current and future projects and operations of the Corporation;

•
quarterly variations in operating results;

•
the operating and share price performance of other companies, including those that investors may deem comparable;

•
the issuance of additional equity securities by the Corporation or the perception that such issuance may occur; and

•
purchases or sales of blocks of Common Shares as applicable.

Following completion of the Arrangement, the Corporation may issue additional equity securities or incur additional debt
Following completion of the Arrangement, the combined company resulting from the Arrangement may issue equity securities or incur additional debt to finance its activities, including in order to finance acquisitions and to sustain its increased capital requirements, and a current shareholder of the Corporation may experience dilution in the combined company’s cash flow or earnings per share. If the combined company were to incur additional debt, it may be required to make significant interest and principal payments.

If the Arrangement is completed, the resulting combined company will have a significant shareholder. Dispositions by the significant shareholder could have an adverse effect on the market price of the Common Shares. In addition, the significant shareholder may influence the combined company through its shareholdings.
On October 20, 2025, Tether publicly announced that it had exercised its option to acquire an additional 3,444,458 Common Shares from an existing Elemental Altus shareholder. As a result of such option exercise and if the Arrangement and the Elemental Altus Financing are completed, following such completion Tether will own approximately 31.8% of the resulting combined company. If Tether were to sell a substantial number of Common Shares of the combined company in the public market, the market price of the Common Shares could fall. In addition, as a control person of the Corporation that may further increase its shareholdings of the Corporation, Tether may exert significant influence over matters requiring shareholder approval of the combined company resulting from the Arrangement, including, but not limited to, the election of directors of the Corporation. Tether’s interests may not always align with the interests of other shareholders. In addition, the presence of a control block holder, such as Tether, may discourage other issuers from seeking to acquire the Corporation and/or paying a control premium for the Common Shares.
As Tether has exercised its option to acquire additional Common Shares prior to the completion of the Arrangement and the Elemental Altus Financing, Tether holds more than 50% of the ownership interests in the Corporation, which may constitute an event of default under the Corporation’s Facility.
According to publicly available information, pursuant to an option agreement between Tether and Alpha 1 SPV Limited (“Alpha 1”) dated June 10, 2025 (the “Alpha Option Agreement”), Alpha 1 granted Tether the option to acquire (but not the obligation to acquire) all of the 3,444,458 Common Shares that Alpha 1 owns. On October 20, 2025, prior to the completion of the Arrangement and the Elemental Altus Financing, Tether publicly announced that Tether exercised the option pursuant to the Alpha Option Agreement. Accordingly, Tether currently holds and is expected to hold (directly and/or through affiliates of Tether) approximately 51.4% of the Common Shares for the period of time between such option exercise and completion of the Arrangement and Elemental Altus Financing, at which time Tether’s Common Share ownership (directly and/or through affiliates of Tether) is expected to decrease to 31.8%. As Tether’s ownership percentage (directly and/or through affiliates of Tether) in the Corporation exceeds 50% as a result of the option exercise (the “Ownership Increase”), an event of default would result under the Corporation’s Facility with its lenders. However, on September 26, 2025, the Corporation and its lenders entered into a letter agreement whereby the lenders consented to a temporary change of control under the credit agreement as a result of Tether (directly and/or through affiliates of Tether) owning more than 50% of the Common Shares (the “Subject Consent”), such Subject Consent effective on the date Tether exercises the option under the Alpha Option Agreement and lapsing on the date that is the earlier of (i) November 30, 2025; and (ii) the closing of the Arrangement (the “Subject Consent Period”). The Subject Consent was provided subject to certain conditions in favour of the lenders, including that total credit exposure under the Corporation’s Facility be $0 during the Subject Consent Period and that the Subject Consent is limited to, and shall be only effective with respect to, a change of control during the Subject Consent Period resulting from the exercise by Tether of its option under the Alpha Option Agreement and would not be effective with respect to a change of control after the Subject Consent Period (including, without limitation, if Tether (directly and/or through affiliates of Tether) owns more than 50% of the Common Shares after the Subject Consent Period). The Corporation’s Facility is undrawn at this time and the Corporation does not have any current plans to draw on this Facility. The Arrangement and the Elemental Altus Financing are expected to be completed prior to the termination of the Subject Consent Period; however, there can be no assurances that completion will occur prior to such time. The Ownership Increase does not automatically trigger any acceleration of vesting, exercise rights, or payments under the Corporation’s omnibus compensation plan, nor does it, absent a general offer to acquire all of the Common Shares, constitute a change of control under the legacy option plan of Altus Strategies plc. The Corporation’s executive employment agreements generally contain ‘double trigger’ change of control clauses, such that no amount will be payable on account of an Ownership Increase without a termination of such executive in connection therewith.
The Pro Forma Financial Information is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of the combined company
The Pro Forma Financial Information attached to this Prospectus is presented for illustrative purposes only to show the effect of the Arrangement, and should not be considered to be an indication of the financial condition or results of operations of the combined company following completion of the Arrangement. For example, Pro Forma Financial Information has been prepared using the consolidated historical financial statements of the Corporation and EMX and do not represent a financial forecast or projection. In addition, the Pro Forma Financial Information is based in part on certain assumptions regarding the Arrangement. These assumptions may not prove to be accurate, and other factors may affect the combined company’s results of operations or financial condition following completion of the Arrangement. Accordingly, the historical and pro forma condensed combined financial statements do not necessarily represent the Corporation’s results of operations and financial condition had the Corporation and EMX operated as a combined entity during the periods presented, or of the combined company’s results of operations and financial condition following the Arrangement.
In preparing the Pro Forma Financial Information, the Corporation has given effect to, among other items, the completion of the Arrangement and the issuance of the Consideration shares. The Pro Forma Financial Information does not reflect all of the costs that are expected to be incurred by the Corporation in connection with the Arrangement. For example, the impact of any incremental costs incurred in integrating the Corporation and EMX is not reflected in the Pro Forma Financial Information. See also the notes to the unaudited pro forma condensed combined financial statements included in Appendix “B” attached to this Prospectus.
PRINCIPAL SECURITYHOLDERS
To the knowledge of the Board and the executive officers of the Corporation, as of the date of this Prospectus, no person, firm or company beneficially owns, controls or directs, directly or indirectly, voting securities of the Corporation carrying ten percent (10%) or more of the voting rights attached to all issued and outstanding Common Shares, other than as set out below:
Name of Shareholder	Number of Common Shares Beneficially Owned, or over which Control or Direction is Exercised, Directly or Indirectly	Percentage of Common Shares Beneficially Owned, or over which Control or Direction is Exercised, Directly or Indirectly
Tether Investments S.A. de C.V.	9,278,229(1)	37.5%(2)
Alpha 1 SPV Limited	3,444,458(1)	13.9%(2)

Notes:
(1)
According to the early warning report dated June 10, 2025, Tether acquired 7,842,178 Common Shares from La Mancha Investments S.a.r.l. According to early warning reports dated June 10, 2025 and June 17, 2025 filed by each of Tether and Alpha, pursuant to the Alpha Option Agreement, Alpha 1 granted Tether the option to acquire (but not the obligation to acquire) all of the 3,444,458 Common Shares that Alpha 1 owns. According to the early warning reports dated June 10, 2025 and June 17, 2025 filed by Tether, under the Alpha Option Agreement, Tether has the ability to direct Alpha 1 to vote or refrain from voting the Common Shares subject to the Alpha Option Agreement, and to tender or refrain from tendering the Common Shares subject to the Alpha Option Agreement in respect of tendering to take-over bids and other similar transactions, provided that doing so does not contravene the existing contractual arrangements between Alpha 1 and the Corporation.

(2)
On October 20, 2025, Tether publicly announced that it exercised its option pursuant to the Alpha Option Agreement to acquire 3,444,458 Common Shares held by Alpha 1, and announced that such option exercise was implemented by way of Tether acquiring Alpha 1 such that Alpha 1 will become a wholly-owned subsidiary of Tether. Accordingly, Tether’s beneficial ownership percentage has increased by 13.9% to 51.4% as a result of the acquisition of Alpha 1 by Tether.

Upon completion of the Elemental Altus Financing and the Arrangement, and as a result of Tether’s exercise of the option pursuant to the Alpha Option Agreement, Tether is expected to beneficially own or control 20,225,189 Common Shares (representing approximately 31.8% of the then outstanding Common Shares).

SELLING SECURITYHOLDERS
Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. Any Prospectus Supplement that we file in connection with an offering of Securities by Selling Securityholders will include the following information:
•
the names of the Selling Securityholders;

•
the number or amount of Securities owned, controlled or directed of the class being distributed by each Selling Securityholder;

•
the number or amount of Securities of the class being distributed for the account of each Selling Securityholder;

•
the number or amount of Securities of any class to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

•
whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only; and

•
all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS
The net proceeds to the Corporation from any offering of Securities, the proposed use of those proceeds and the specific business objectives the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering. In general, but subject to the use of proceeds of any offering specified in the applicable Prospectus Supplement, it is intended to use the net proceeds from the sale of any Securities offered under this Prospectus for the acquisition of royalties and/or stream interests and for general corporate purposes. The Corporation does not plan to use any proceeds from any sale of Securities under a Prospectus Supplement to purchase Tether Gold. If the Corporation may from time to time choose to hold Tether Gold on its balance sheet, to the extent the Corporation does so, this would be disclosed in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, we will not receive any proceeds from any sale of any Securities by Selling Securityholders.
There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds of an offering of Securities may vary significantly from the uses described above and will depend on a number of factors, including those referred to under “Risk Factors” in this Prospectus and the applicable Prospectus Supplement.
All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Corporation’s funds, unless otherwise stated in the applicable Prospectus Supplement.
CONSOLIDATED CAPITALIZATION
Other than as set forth in the below table, and other than the Consolidation, there has been no material change in the share and loan capitalization of the Corporation since the Interim Financial Statements, which are incorporated by reference in this Prospectus. The following table sets forth the Corporation’s capitalization (after giving effect to the Consolidation) (i) as at June 30, 2025 on an actual basis, and (ii) as at June 30, 2025 on a pro forma basis after giving effect to the completion of the Arrangement and the Elemental Altus Financing. The capitalization table should be read in conjunction with Interim Financial Statements and the Pro Forma Financial Information, which is attached hereto as Appendix “B”.

	As at June 30, 2025 (Actual)	As at June 30, 2025 (after giving effect to the completion of the Arrangement and Elemental Altus Financing)
Cash and Cash Equivalents (in $’000s)	$24,450	$109,690
Debt	Nil	Nil
Outstanding Common Shares (in $’000s, except for number of Common Shares)	$217,449 (24,576,259 Common Shares)(1)	$781,561 (63,387,851 Common Shares)(1)(2)
Number of Options	1,757,090(1)	3,498,405(1)(3)
Number of Warrants	Nil	1,075,781(4)
Number of Performance Share Units	50,000(1)	50,000(1)
Number of Restricted Share Units	211,100(1)	211,100(1)

Notes:
(1)
These amounts are reflective of the Consolidation that occurred on September 16, 2025.

(2)
Includes (i) 7,502,502 Common Shares issuable pursuant to the Elemental Altus Financing, and (ii) 108,921,456 common shares of EMX and 2,025,000 restricted share units of EMX which will be converted into common shares of EMX pursuant to the Arrangement, as outstanding on the date of the Arrangement Agreement, multiplied by the Exchange Ratio.

(3)
Includes 6,170,500 stock options of EMX as outstanding on the date of the Arrangement Agreement, that will be replaced with stock options to acquire Common Shares adjusted based on the Exchange Ratio.

(4)
Based on 3,812,121 warrants of EMX as outstanding on the date of the Arrangement Agreement, that will be adjusted to acquire Common Shares based on the Exchange Ratio.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.
DESCRIPTION OF MATERIAL INDEBTEDNESS
On December 1, 2022, Elemental Altus entered into an agreement with National Bank of Canada (“NBC”) and Canadian Imperial Bank of Commerce (“CIBC”) for a revolving credit facility which allows Elemental Altus to borrow up to US$40 million with an option to increase to US$50 million subject to satisfaction of certain conditions (the “Facility”). On November 14, 2024, Elemental Altus announced the signing of an amendment to increase the Facility to US$50 million and introduced Royal Bank of Canada (“RBC”) as a new lender on the Facility. The Facility has a term of three years that is extendable through mutual agreement between Elemental Altus, NBC, CIBC and RBC. Depending on the Corporation’s leverage ratio, the amounts drawn on the Facility are subject to interest at the secured overnight financing rate plus 2.50% – 3.75% per annum and the undrawn portion is subject to a standby fee of 0.56% – 0.84% per annum.
As at the date of this Prospectus, Elemental Altus had no outstanding indebtedness under the Facility.
PRIOR SALES
Prior sales of the Corporation’s Securities will be provided, as required, in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
PRICE RANGE AND TRADING VOLUME
Trading price and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.

DESCRIPTION OF COMMON SHARES
We are authorized to issue an unlimited number of Common Shares. As of October 17, 2025, the Corporation had 24,767,141 Common Shares issued and outstanding. All Common Shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.
Dividend Rights
Holders of Common Shares are entitled to receive such dividends as may be declared from time to time by the board of directors of the Corporation, at its discretion. In no event may a dividend be declared or paid on the Common Shares if payment of the dividend would cause the realizable value of the Corporation’s assets to be less than the aggregate of its liabilities and the amount required to redeem all of the shares having redemption or retraction rights, which are then outstanding.
Voting Rights
Holders of Common Shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.
Liquidation
In the event of any liquidation, dissolution or winding up of the Corporation, holders of Common Shares have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any other priority-ranking securities that may then be outstanding.
Redemption
No Common Shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.
Other Provisions
All outstanding Common Shares are, and the Common Shares obtainable upon conversion, exchange or exercise of other Securities offered hereby, if issued in the manner described in this Prospectus and the applicable Prospectus Supplement, will be, fully paid and non-assessable.
You should read the Prospectus Supplement relating to any offering of Common Shares, or of Securities convertible, exchangeable or exercisable for Common Shares, for the terms of the offering, including the number of Common Shares offered, any initial offering price and market prices relating to the Common Shares.
This section is a summary and may not describe every aspect of our Common Shares that may be important to you. We urge you to read the Business Corporations Act (British Columbia) and our articles, because they, and not this description, define your rights as a holder of our Common Shares.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
Subscription Receipts may be offered separately or together with other Securities. As at the date of this Prospectus, the Corporation has no Subscription Receipts outstanding.
Subscription Receipts will be issued under a subscription receipt agreement entered into between us and an escrow agent (the “Escrow Agent”). The applicable Prospectus Supplement will include details of the agreement pursuant to which such Subscription Receipts will be created and issued. Subscription Receipts will entitle the holders to receive Common Shares or other securities or a combination of securities upon the satisfaction of certain conditions, typically the completion of an acquisition by us of the assets or securities of another entity. Subsequent to an offering of Subscription Receipts, all or a portion of the proceeds for the Subscription Receipts will be held in escrow by the Escrow Agent, pending the satisfaction of the conditions specified in the applicable Prospectus Supplement. Holders of Subscription Receipts are not shareholders.

Holders of Subscription Receipts are only entitled to receive Common Shares or other securities upon exchange or conversion of their Subscription Receipts in accordance with the terms thereof or to a return of the price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.
The particular terms and provisions of Subscriptions Receipts offered under any Prospectus Supplement, and the extent to which the general terms and provisions described in this Prospectus may apply to those Subscription Receipts, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable:
•
the number of Subscription Receipts offered;

•
the price and currency or currency unit at which the Subscription Receipts will be offered;

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the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares or other securities;

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the number of Common Shares or other securities that may be obtained upon exchange or conversion of each Subscription Receipt;

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the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each other Security;

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the circumstances, if any, which will cause the Subscription Receipts to be automatically exchanged or converted;

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the terms applicable to the gross proceeds from the sale of such Subscription Receipts plus any interest or other income earned thereon; and

•
any other material terms and conditions of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
The preceding description and any description of Subscription Receipts in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement relating to such Subscription Receipts.
In the case of Subscription Receipts which are exchangeable for other securities of the Corporation, the holders will not have any of the rights of holders of the securities issuable upon the exchange of the Subscription Receipts until the issuance of those securities in accordance with the terms of the Subscription Receipts.
Prospective purchasers of Subscription Receipts should be aware that special Canadian federal income tax, accounting and other considerations may be applicable to instruments such as Subscription Receipts. The applicable Prospectus Supplement for an offering of Subscription Receipts will describe such considerations, to the extent they are material, as they apply generally to purchasers of such Subscription Receipts.
DESCRIPTION OF WARRANTS
We may issue Warrants for the purchase of Common Shares, Subscription Receipts or any combination of these Securities and/or other securities of the Corporation. Each series of Warrants will be issued under a warrant agreement. The applicable Prospectus Supplement will describe the terms of the Warrants offered, including but not limited to the following:
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the number of Warrants offered;

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the price or prices at which the Warrants will be issued;

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the currency or currencies in which the prices of the Warrants may be payable;

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the securities for which the Warrants are exercisable;

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whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

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the amount of securities purchasable upon exercise of each Warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

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the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

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the circumstances, if any, which will cause the Warrants to be deemed to be automatically exercised;

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any material risk factors relating to such Warrants;

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if applicable, the identity of the Warrant agent; and

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any other terms of such Warrants.

Prior to the exercise of any Warrants, holders of such Warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.
Prospective purchasers of Warrants should be aware that special Canadian federal income tax, accounting and other considerations may be applicable to instruments such as Warrants. The applicable Prospectus Supplement for an offering of Warrants will describe such considerations, to the extent they are material, as they apply generally to purchasers of such Warrants.
DESCRIPTION OF UNITS
The Corporation may issue Units separately or together with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder. As at the date of this Prospectus, the Corporation has no Units outstanding.
Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Corporation pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.
The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be issued; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (x) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.
Prospective purchasers of Units should be aware that special Canadian federal income tax, accounting and other considerations may be applicable to instruments such as Units and/or the Securities comprising the Units. The applicable Prospectus Supplement for an offering of Units will describe such considerations, to the extent they are material, as they apply generally to purchasers of such Units.

OTHER MATTERS RELATING TO THE SECURITIES
General
The Securities may be issued in fully-registered certificated form or in book-entry only form.
Certificated Form
Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable trustee.
Book-Entry Only Form
Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, we will cause a global certificate or certificates or an electronic deposit representing the aggregate number of Securities subscribed for under such offering to be delivered to or deposited with, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from us or the depository evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the Securities.
If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the Securities will be issued in certificated form to holders or their nominees.
Transfer, Conversion or Redemption of Securities
Certificated Form
Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the agreement, indenture or certificates representing such Securities, as applicable.
Book-Entry Only Form
Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security held in book-entry only form or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.
Payments and Notices
Certificated Form
Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us, and any notices in respect of a Security will be given by us, directly to the registered holder of such Security, unless the applicable agreement, indenture or certificate in respect of such Security provides otherwise.

Book-Entry Only Form
Any payment of principal, a redemption amount, a dividend or interest (as applicable) on a Security will be made by us to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.
As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption amount, dividend or interest (as applicable) due on the Securities to the depository or its nominee.
Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities.
We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by us, any trustee and the depository. Accordingly, any holder of a Security held in book-entry only form that is not a participant must rely on the contractual arrangement it has directly or indirectly through its financial intermediary with its participant to give such notice or take such action.
We, the underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interest of the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

PLAN OF DISTRIBUTION
We may offer Securities directly to one or more purchasers, or through agents, underwriters or dealers designated from time to time. We may distribute the Securities from time to time in one or more transactions at a fixed price or at prices which may vary or may be changed from time to time, at market prices prevailing at the times of sale, at prices determined by reference to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings. A Prospectus Supplement will describe the terms of each specific offering of Securities, including:
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the terms of the Securities to which the Prospectus Supplement relates;

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the name or names of any agents, underwriters or dealers;

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the purchase price of the Securities offered thereby and the proceeds to be received by the Corporation from the sale of such Securities;

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any agents’ commission, underwriting discounts or fees and other items constituting compensation payable to agents, underwriters or dealers; and

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any discounts or concessions allowed or reallowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters as principal and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX-V or other securities exchange or trading markets on which the Common Shares may be listed. The prices at which the Common Shares may be offered may vary as between purchasers and during the period of distribution. Securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed to by the parties and set forth in the applicable Prospectus Supplement and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to agents, underwriters or dealers may be changed from time to time.
This Prospectus may also, from time to time, relate to the offering of Securities by certain Selling Securityholders. The Selling Securityholders may sell all or a portion of Securities beneficially owned by them and offered thereby from time to time to one or more purchasers directly, through applicable statutory exemptions, to or through one or more underwriters, dealers or agents, purchasing as principal or acting as agent, or through a combination of any of these methods of sale, at amounts and prices and other terms to be determined by the Corporation or such Selling Securityholder. Any underwriter, dealer or agent involved in an offering of Securities pursuant to this Prospectus by a Selling Securityholder will be named, and any commissions or fees payable by us or by such Selling Securityholder to that underwriter, dealer or agent, will be set out in the applicable Prospectus Supplement. Our Securities may be sold by the Selling Securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Selling Securityholders”.
Agents, underwriters or dealers may make sales in privately negotiated transactions and/or any other method permitted by law. In connection with any offering of Securities, except with respect to “at-the-market distributions”, underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, as defined under NI 44-102, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with such distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed pursuant to an “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter, agent or dealer creating an over-allocation position in the Securities.

Securities may be sold directly by the Corporation or through agents or dealers designated by the Corporation from time to time. Any agent or dealer involved in the offer or sale of Securities in respect of which this Prospectus is delivered will be named, and any commissions or fees payable by the Corporation to any agent or dealer will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any agent or dealer will be acting on a “best efforts” agency basis for the period of its appointment.
We may authorize agents, dealers or underwriters to solicit offers by eligible institutions to purchase Securities from the Corporation at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.
Each class or series of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.
EXEMPTION
Pursuant to a decision of the Autorité des marchés financiers dated September 19, 2025, the Corporation was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an “at-the-market” distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Corporation offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.
CERTAIN INCOME TAX CONSIDERATIONS
Applicable Prospectus Supplements may describe certain Canadian federal income tax consequences generally applicable to investors arising from purchasing, holding and disposing of Securities. However, prospective purchasers of Securities are cautioned and advised to consult with their own independent tax advisors and legal counsel as necessary prior to purchasing Securities.
AGENT FOR SERVICE OF PROCESS
Frederick Bell, Chief Executive Officer of the Corporation, Juan Sartori, Executive Chairman and a director of the Corporation, and David Baker, Chief Financial Officer of the Corporation, reside outside of Canada. In addition, Richard Evans, a Qualified Person (as such term is defined in NI 43-101 (as defined herein)) as well as Simon Vumbaca and Prashant Francis, directors of the Corporation, also reside outside of Canada. Accordingly, each of Messrs. Bell, Sartori, Baker, Evans, Vumbaca and Francis have appointed the Corporation, located Suite 1020 — 800 West Pender Street, Vancouver, British Columbia, V6C 2V6, Canada, as agent for services of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or corporation that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian legal matters relating to the offering of such Securities will be passed upon for us by Fasken Martineau DuMoulin LLP, and certain U.S. legal matters relating to the offering of such Securities will be passed upon for us by Troutman Pepper Locke LLP. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian or U.S. law. As of the date of this Prospectus, the partners and associates of Fasken Martineau DuMoulin LLP beneficially own, directly or indirectly, less than 1% of our outstanding Common Shares.

INTERESTS OF EXPERTS
The scientific and technical information included or incorporated by reference in this Prospectus has been reviewed and approved by Richard Evans, BSc (Hons) GradDip FAusIMM, senior vice president, technical for Elemental Altus, a “qualified person” as defined in NI 43-101. As of October 17, 2025, Mr. Evans holds 359,586 Common Shares in the Corporation, 9,375 restricted share units, and 59,000 stock options. Mr. Evans has not received any direct or indirect interest in the Corporation’s property and did not receive any direct or indirect interest in any of the Corporation’s securities or the securities of any associate or affiliate of the Corporation in connection with his review of the scientific and technical information in this Prospectus.
GenCap is named in this Prospectus as having prepared the Fairness Opinion. To the knowledge of the Corporation: (i) the designated professionals of GenCap beneficially own, directly or indirectly, less than 1% of the outstanding securities of the Corporation or any of its associates or affiliates; (ii) have not received or will not receive any direct or indirect interests in the property of the Corporation or any of its associates or affiliates; and (iii) are not expected to be elected, appointed or employed as a director, officer or employee of the Corporation or any associate or affiliate thereof.
PROMOTERS
There is no person or company that is, or has been within the two years immediately preceding the date of this Prospectus, a promoter of the Corporation or subsidiary of the Corporation.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditors of the Corporation are PricewaterhouseCoopers LLP, Chartered Professional Accountants, through their offices at 2500-18 York Street, Toronto, Ontario, M5J 0B2, Canada. PricewaterhouseCoopers LLP has confirmed that they are independent of the Corporation within the meaning of the Chartered Professional Accountants of Ontario Code of Professional Conduct and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).
The auditors of EMX are Davidson & Company LLP, through their offices at 1200-609 Granville Street, PO Box 10372, Vancouver, British Columbia, V7Y 1G6, Canada. Davidson & Company LLP has confirmed that they are independent of EMX within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, including the CPABC Code of Professional Conduct, and any applicable legislation or regulations.
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc., through its offices located at 510 Burrard St, 3rd Floor Vancouver, British Columbia, Canada V6C 3B9.
MATERIAL CONTRACTS
The Corporation has not entered into any material contracts, other than in the ordinary course of business, since the filing of the AIF, except as disclosed under the heading “Recent Developments — Arrangement and Elemental Altus Financing”. Information regarding material contracts entered into by the Corporation within the financial year ended December 31, 2024, or since such time or before such time and which are still in effect, other than in the ordinary course of business, can be found under the heading “Material Contracts” in the AIF (commencing at page 46 of the AIF).
WHERE YOU CAN FIND MORE INFORMATION
We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under MJDS adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a “foreign private issuer” (under U.S. securities laws), the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. The Corporation is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies. Furthermore, as a foreign private issuer, the Corporation has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Corporation disclose the requirements it is not following and describe the Canadian practices it follows instead.
Documents filed with, or furnished to, the SEC are available through EDGAR at www.sec.gov. The Corporation’s Canadian public disclosure is available on SEDAR+ and can be viewed at www.sedarplus.ca under the Corporation’s issuer profile. Unless specifically incorporated by reference herein, documents filed or furnished by the Corporation on SEDAR+ or EDGAR are neither incorporated in nor part of this Prospectus.
ENFORCEMENT OF CIVIL LIABILITIES
The Corporation is organized under the laws of British Columbia, Canada and its principal place of business is outside the United States. The majority of the directors and officers of the Corporation and the experts named under “Interest of Experts” herein are resident outside of the United States and a substantial portion of the Corporation’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.
The Corporation filed with the SEC, concurrently with the U.S. Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed C T Corporation System, with an address at 28 Liberty Street, New York, New York 10005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of Securities under the U.S. Registration Statement.

APPENDIX “A”
EMX Financial Statements

EMX Royalty Corporation
Consolidated Financial Statements
Year Ended December 31, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Directors of
EMX Royalty Corporation
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated statements of financial position of EMX Royalty Corporation (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of loss, cash flows, and shareholders’ equity for the years ended December 31, 2024 and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with IFRS Accounting Standards as issued by the International Accounting Standards Board.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Company’s internal control over financial reporting as of December 31, 2024, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (“COSO”) and our report dated March 12, 2025 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Assessment of Impairment Indicators or Recoverable Amount of Royalty and Other Property Interests, and of Investment in SLM California
As described in Notes 2, 6 and 7 to the financial statements, the amount of the Company’s investment in SLM California was $61.1 million and royalty and other property interests was $44.7 million as of December 31, 2024. Management assesses whether any indication of impairment exists at the end of each reporting period for each royalty or other property interest and for the investment in SLM California, including assessing whether there are observable indications that the asset’s value has declined during the period. If such an indication exists, the recoverable amount of the interest is estimated in order to determine the extent of the impairment (if any). Management uses judgment when assessing whether there are indicators of impairment, such as significant changes in future commodity prices, discount rates, operator reserve and resource information, and geological exploration data, which indicates production from royalty interests, or other property interests may not be recoverable.
The principal considerations for our determination that performing procedures relating to the assessment of impairment indicators of royalty and other property interests and for the investment in SLM California is a critical audit matter includes significant judgments by management in assessing whether there were indicators of impairment, including among other items, evaluation of future commodity pricing, discount rates, ore recovery rates, performance projections of underlying mining operations, and publicly available data on exploration results on non-producing properties. There is significant auditor judgment, subjectivity and effort in performing procedures to evaluate audit evidence relating to the aforementioned matters.
Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others:
•
evaluating the reasonableness of management’s assessment of indicators of impairment for significant royalty and other property interests, and investment in SLM California;

•
evaluation of future commodity pricing;

•
assessing fair value model with the assistance of a fair value specialist with respect to the Gediktepe royalty asset estimate of recoverable amount;

•
evaluation of the current, past and projected performance of the underlying mining operations; and

•
review of publicly available exploration results on non-producing properties.

We have served as the Company’s auditor since 2002.
   /s/ DAVIDSON & COMPANY LLP
Vancouver, CanadaChartered Professional Accountants
March 12, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Directors of
EMX Royalty Corporation
Opinion on Internal Control Over Financial Reporting
We have audited EMX Royalty Corporation’s (the “Company”) internal control over financial reporting as of December 31, 2024, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (the “COSO criteria”). In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, based on the COSO criteria.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Company’s consolidated statements of financial position as of December 31, 2024 and 2023, and the related consolidated statements of loss, cash flows, and shareholders’ equity for the years ended December 31, 2024 and 2023, and the related notes and our report dated March 12, 2025 expressed an unqualified opinion thereon.
Basis for Opinion
The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Form 40-F. Our responsibility is to express an opinion on the entity’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.
Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
Definition and Limitations of Internal Control Over Financial Reporting
An entity’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and directors of the entity; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
   /s/ DAVIDSON & COMPANY LLP
Vancouver, CanadaChartered Professional Accountants
March 12, 2025

Consolidated Financial Statements
Expressed in U.S. Dollars ($000s)
Consolidated Statements of Financial Position
	As at December 31,
	2024	2023
Assets
Cash and cash equivalents (Note 3)	$26,773	$20,677
Investments (Note 4)	6,034	6,628
Trade receivables and other assets (Note 5)	13,982	7,743
Total current assets	46,789	35,048
Restricted cash	144	144
Investments (Note 4)	—	3,940
Trade receivables and other assets (Note 5)	2,938	11,207
Investment in SLM California (Note 6)	61,126	58,827
Royalty and other property interests (Note 7)	44,771	48,099
Property and equipment	706	853
Deferred charges	429	450
Total non-current assets	110,114	123,520
Total Assets	$156,903	$158,568
Liabilities
Accounts payable and accrued liabilities	$4,450	$2,818
Advances from joint venture partners (Note 8)	413	994
Derivative liabilities (Note 9)	425	754
Loan payable (Note 10)	—	32,752
Total current liabilities	5,288	37,318
Loan payable (Note 10)	34,550	—
Deferred income tax liability (Note 11)	1,585	815
Total non-current liabilities	36,135	815
Total Liabilities	41,423	38,133
Shareholders’ Equity
Capital stock (Note 12)	159,525	160,913
Reserves	18,341	18,620
Deficit	(62,386)	(59,098)
Total Shareholders’ Equity	115,480	120,435
Total Liabilities and Shareholders’ Equity	$156,903	$158,568
Nature of operations (Note 1)
Approved on behalf of the Board of Directors on March 12, 2025
Signed: “David M Cole”	Director	Signed: “Sunny Lowe”	Director
The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Financial Statements
Expressed in U.S. Dollars ($000s), except per share amounts
Consolidated Statements of Loss
	For the year ended December 31,
	2024	2023
Revenue and Other Income (Note 13)	$27,448	$26,621
Costs and Expenses
General and administrative (Note 14)	7,084	6,045
Royalty generation and project evaluation, net (Note 15)	10,984	10,806
Depletion, depreciation, and direct royalty taxes (Note 7)	6,647	5,246
Share-based payments (Note 16)	1,769	1,577
	26,484	23,674
Income from operations	964	2,947
Gain (loss) on revaluation of investments	4,071	(1,732)
Loss on sale of marketable securities	(2,020)	(73)
Gain on revaluation of derivative liabilities (Note 9)	282	551
Equity income from investment in SLM California (Note 6)	4,329	4,134
Foreign exchange loss	(600)	(1,010)
Loss on settlements and modifications, net (Notes 4 and 10)	(53)	(314)
Gain (loss) on revaluation and provisioning of receivables (Note 5)	8	(2,735)
Finance expense (Note 10)	(3,814)	(5,091)
Other losses (Note 17)	(2,326)	—
Impairment charges (Note 7)	(399)	(70)
Income (loss) before income taxes	442	(3,393)
Deferred income tax recovery (expense) (Note 11)	(770)	282
Income tax expense (Note 11)	(2,960)	(1,522)
Loss for the year	$(3,288)	$(4,633)
Loss per share – basic and diluted	$(0.03)	$(0.04)
Weighted average number of common shares outstanding – basic and diluted	112,558,197	111,154,405
The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Financial Statements
Expressed in U.S. Dollars ($000s)
Consolidated Statements of Cash Flows
	For the year ended December 31,
	2024	2023
Cash flows from operating activities
Loss for the year	$(3,288)	$(4,633)
Items not affecting operating activities:
Interest income	(1,920)	(1,549)
Effect of exchange rate changes on cash and cash equivalents	213	(70)
Items not affecting cash:
Gain (loss) on revaluation of investments	(4,071)	1,732
Equity income from investment in SLM California (Note 6)	(4,329)	(4,134)
Share-based payments (Note 16)	2,346	2,068
Loss (gain) on revaluation and provisioning of receivables (Note 5)	(8)	2,735
Deferred income tax expense (recovery) (Note 11)	770	(282)
Depletion and depreciation (Note 7)	6,528	5,220
Finance expense (Note 10)	3,814	5,091
Shares received pursuant to property agreements	(82)	(2,526)
Other non-cash movements (Note 21)	2,047	(1,191)
Changes in non-cash working capital items (Note 21)	4,798	4,598
Total cash provided by operating activities	6,818	7,059
Cash flows from investing activities
Dividends and other distributions (Note 6)	6,955	7,225
Acquisition of royalty and other property interests, net (Note 7)	(3,500)	(169)
Purchase of investment in SLM California (Note 6)	(4,742)	(3,517)
Proceeds from the sale of preferred shares in Ensero Holdings Inc. (Note 4)	4,500	—
Sale of fair value through profit and loss investments, net	2,431	4,921
Other movements (Note 21)	704	367
Total cash provided by investing activities	6,348	8,827
Cash flows from financing activities
Proceeds from Franco-Nevada loan (Note 10)	35,000	—
Loan repayments (Note 10)	(34,660)	(10,000)
Interest paid (Note 10)	(2,655)	(3,142)
Purchase of common shares returned to treasury	(5,658)	—
Proceeds from exercise of options and settlement of RSUs, net	1,600	1,085
Financing costs	(484)	(60)
Total cash used in financing activities	(6,857)	(12,117)
Effect of exchange rate changes on cash and cash equivalents	(213)	70
Change in cash and cash equivalents	6,096	3,839
Cash and cash equivalents, beginning	20,677	16,838
Cash and cash equivalents, ending	$26,773	$20,677
Supplemental disclosure with respect to cash flows (Note 21)
The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Financial Statements
Expressed in U.S. Dollars ($000s), except per share amounts
Consolidated Statements of Shareholders’ Equity
	Number of common shares	Capital stock	Reserves	Deficit	Total
Balance as at December 31, 2022	110,664,190	$193,006	$11,753	$(81,558)	$123,201
Shares issued for exercise of stock options	1,314,000	2,037	(754)	—	1,283
RSUs issued	255,850	1,001	(1,199)	—	(198)
Share-based payments	—	—	2,068	—	2,068
Reclass of warrants to derivative liability	—	—	(1,286)	—	(1,286)
Effect of functional currency change	—	(35,131)	8,038	27,093	—
Loss for the year	—	—	—	(4,633)	(4,633)
Balance as at December 31, 2023	112,234,040	$160,913	$18,620	$(59,098)	$120,435
Shares issued for exercise of stock options	1,372,000	2,690	(968)	—	1,722
RSUs issued	164,500	1,535	(1,657)	—	(122)
Share-based payments	—	—	2,346	—	2,346
Common shares returned to treasury	(3,520,208)	(5,658)	—	—	(5,658)
Shares issued for royalty	30,000	45	—	—	45
Loss for the year	—	—	—	(3,288)	(3,288)
Balance as at December 31, 2024	110,280,332	$159,525	$18,341	$(62,386)	$115,480
The accompanying notes are an integral part of these consolidated financial statements.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 1 — Nature of Operations
EMX Royalty Corporation (the “Company” or “EMX”), together with its subsidiaries is in the business of acquisition and management of royalties, strategic investments, and organically generating royalties derived from a portfolio of mineral property interests. The Company’s royalty and exploration portfolio mainly consists of properties in North America, Türkiye, Europe, Australia, and Latin America. The Company’s common shares are listed on the TSX Venture Exchange (“TSX-V”), and the NYSE American under the symbol of “EMX”, and also trade on the Frankfurt Stock Exchange under the symbol “6E9”. The Company’s head office is located at 501 – 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8.
These consolidated financial statements have been prepared using IFRS Accounting Standards (“IFRS”) applicable to a going concern, which assumes that the Company will be able to realize its assets, discharge its liabilities and continue in operation for the following twelve months.
These consolidated financial statements of the Company are presented in United States Dollars (“USD” or “US$”), unless otherwise noted, which is the functional currency of the parent company and its subsidiaries.
Note 2 — Statement of Compliance and Summary of Material Accounting Policies
Statement of Compliance
These consolidated financial statements have been prepared in accordance with IFRS as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee.
These consolidated financial statements have been prepared on a historical cost basis, except for financial instruments classified as fair value through profit or loss, which are stated at their fair value. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting except for cash flow information.
Reclassification
Certain comparative figures have been reclassified to conform to the current year presentation.
Summary of Material Accounting Policies
(a)
Basis of consolidation

The consolidated financial statements comprise the accounts of EMX Royalty Corporation, the parent company, and its controlled subsidiaries, after the elimination of all significant intercompany balances and transactions.
(i)
Subsidiaries

Subsidiaries are all entities over which the Company has exposure to variable returns from its involvement and has the ability to use power over the investee to affect its returns. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Company controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company until the date on which control ceases. The accounts of subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. Inter-company transactions, balances and unrealized gains or losses on transactions are eliminated.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 2 — Statement of Compliance and Summary of Material Accounting Policies (Continued)
The Company’s principal operating subsidiaries are as follows:
Name	Place of Incorporation	Ownership Percentage
Bullion Monarch Mining, Inc	Utah, USA	100%
EMX (USA) Services Corp.	Nevada, USA	100%
Bronco Creek Exploration Inc.	Arizona, USA	100%
Eurasia Madencilik Ltd. Sirketi	Türkiye	100%
Eurasian Royalty Madencilik Anonim Sirketi	Türkiye	100%
EMX Morocco Corp.	Morocco	100%
EMX Scandinavia AB	Sweden	100%
Viad Royalties AB	Sweden	100%
EMX Chile SpA	Chile	100%
Minera Tercero SpA	Chile	50%

(b)
Functional and presentation currency

The functional currency is the currency of the primary economic environment in which the entity operates. On January 1, 2023, the functional currency of the Company and its subsidiaries was reassessed as a result of a change in underlying transactions, events and conditions. The functional currency determinations were conducted through an analysis of the consideration factors identified in IAS 21, The Effects of Changes in Foreign Exchange Rates. The change in functional currency to the US dollar was accounted for on a prospective basis, with no impact on prior year comparative information.
(i)
Translation of transactions and balances

Non-monetary foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are re-measured. Monetary assets and liabilities denominated in foreign currencies are re-measured at the rate of exchange at each financial position date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss.
On translation of the entities whose functional currency is other than the US dollar, revenues and expenses are translated at the exchange rates approximating those in effect on the date of the transactions. Assets and liabilities are translated at the rate of exchange at the reporting date. Exchange gains and losses, including results of re-translation, are recorded in the foreign currency translation reserve.
(c)
Revenue recognition

Revenue is comprised of revenue earned in the period from contracts with customers under each of its royalty interests. The Company has determined that each unit of a commodity that is delivered to a customer under a royalty interest is a performance obligation. In accordance with IFRS 15, the Company recognizes revenue to depict the transfer of the relevant commodity to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those commodities.
Revenue recognition for royalty interests occurs when control of the relevant commodity is transferred to the end customer by the operator of the royalty property. Revenue is measured at the fair value of the consideration received or receivable when management can reliably estimate the amount, pursuant to the terms of the royalty agreement. In some instances, the Company will not have access to sufficient information to make a reasonable estimate of consideration to which it expects to be entitled and, accordingly, revenue

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 2 — Statement of Compliance and Summary of Material Accounting Policies (Continued)
recognition is deferred until management can make a reasonable estimate. Differences between estimates and actual amounts are adjusted and recorded in the period that the actual amounts are known.
(d)
Financial instruments

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, current and non-current investments, trade receivables, reclamation bonds, accounts payable and accrued liabilities, advances from joint venture partners, derivative liabilities and loans payable. All financial instruments are initially recorded at fair value and designated as follows:
Cash and cash equivalents, restricted cash, trade receivables, loan receivable, reclamation bonds and certain investments are classified as financial assets at amortized cost. Accounts payable and accrued liabilities, advances from joint venture partners and loans payable are classified as financial liabilities at amortized cost. Both financial assets at amortized cost and financial liabilities at amortized cost are measured at amortized cost using the effective interest method.
Derivative liabilities and investments in common shares and warrants are classified as fair value through profit or loss (“FVTPL”). These common shares and warrants are measured at fair value at the end of each reporting period, with any gains or losses arising on re-measurement recognized in profit or loss under the classification of change in fair value of fair value through profit or loss assets. Common shares are accounted for at the settlement date.
Transaction costs on initial recognition of financial instruments classified as FVTPL are expensed as incurred. Transaction costs incurred on initial recognition of financial instruments classified as amortized cost are recognized at their fair value amount and offset against the related asset or liability. Financial assets are derecognized when the contractual rights to the cash flows from the asset expire.
Financial liabilities are derecognized only when the Company’s obligations are discharged, cancelled or they expire. On derecognition, the difference between the carrying amount (measured at the date of derecognition) and the consideration received (including any new asset obtained less any new liability obtained) is recognized in profit or loss.
(e)
Impairment of financial assets

The Company assesses all information available, including on a forward-looking basis, the expected credit losses associated with its assets carried at amortized cost, including certain private company investments. The impairment methodology applied depends on whether there has been a significant increase in credit risk. To assess whether there is a significant increase in credit risk, the Company compares the risk of a default occurring on the asset as the reporting date, with the risk of default as at the date of initial recognition, based on all information available, and reasonable and supportive forward- looking information.
(f)
Investments in associated entities and joint ventures

A joint venture is an entity over which the Company has joint control through a joint arrangement that requires the unanimous consent of the parties sharing control, and whereby the joint arrangement does not confer a right to the assets or an obligation for the liabilities of the entity.
An associate is an entity over which the Company has significant influence and is neither a subsidiary nor a joint operation. The Company has significant influence when it has the power to participate in the financial and operating policy decisions of the associate but does not have control or joint control over those policies.
The Company accounts for its long-term investments in affiliated companies over which it has significant influence using the equity basis of accounting, whereby the investment is initially recorded at cost, adjusted to recognize the Company’s share of earnings or losses and reduced by dividends received.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 2 — Statement of Compliance and Summary of Material Accounting Policies (Continued)
The Company assesses its equity investments for impairment if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the equity investment and that the event or events have an impact on the estimated future cash flow of the investment that can be reliably estimated. Objective evidence of impairment of equity investments includes:
•
Significant financial difficulty of the associated companies;

•
Becoming probable that the associated companies will enter bankruptcy or other financial reorganization; or

•
National or local economic conditions that correlate with defaults of the associated companies.

(g)
Other property interests and royalty generation expenditures

Acquisition costs for property interests, net of recoveries, are capitalized on a property-by-property basis. Acquisition costs include cash consideration and the value of common shares, issued for property interests pursuant to the terms of the agreement. Royalty generation expenditures, net of recoveries, are charged to profit or loss as incurred. After a property is determined by management to be commercially feasible, an impairment test is conducted and subsequent development expenditures on the property will be capitalized.
When there is little prospect of further work on a property being carried out by the Company or its partners, when a property is abandoned, or when the capitalized costs are no longer considered recoverable, the related property costs are written down to management’s estimate of their net recoverable amount. The costs related to a property from which there is production, together with the costs of production equipment, will be depleted and amortized using the unit-of- production method.
A property interest acquired under an option agreement, where payments are made at the sole discretion of the Company, is capitalized at the time of payment. Option payments received are treated as a reduction of the carrying value of the related acquisition cost for the mineral property until the payments are in excess of acquisition costs, at which time they are then credited to profit or loss. Option payments are at the discretion of the optionee and, accordingly, are accounted for when receipt is reasonably assure.
(h)
Royalty interests

Royalty interests consist of acquired royalty interests pursuant to purchase agreements. These interests are recorded at cost and capitalized as tangible assets with finite lives. They are subsequently measured at cost less accumulated depletion and accumulated impairment losses, if any. Project evaluation costs that are not related to a specific agreement are expensed in the period incurred.
On acquisition of a royalty interest, an allocation of its cost is attributed to the exploration potential of the interest and is recorded as an asset on the acquisition date. The value of the exploration potential is accounted for in accordance with IFRS 6, Exploration and Evaluation of Mineral Resources and is not depleted until such time as the technical feasibility and commercial viability have been established at which point the value of the asset is accounted for in accordance with IAS 16, Property, Plant and Equipment.
Acquisition costs of production stage royalty interests are depleted using the units of production method over the life of the related mineral property, which is calculated using estimated reserves. Acquisition costs of royalty interests on exploration stage mineral properties, where there are no estimated reserves, are not amortized. At such time as the associated exploration stage mineral interests are converted to estimated reserves, the cost basis is amortized over the remaining life of the mineral property, using the estimated reserves. The carrying values of exploration stage mineral interests are evaluated for impairment at such time as information becomes available indicating that production will not occur in the future.
(i)
Property and equipment

Property and equipment is recorded at cost. Buildings are depreciated using a 5 year straight line method. Equipment is depreciated using a 5 year straight line method or by using the declining balance method at a

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 2 — Statement of Compliance and Summary of Material Accounting Policies (Continued)
rate of 20% per annum. Depreciation on equipment used directly on exploration projects is included in exploration expenditures for that mineral property.
(j)
Decommissioning liabilities

Decommissioning liabilities are recognized for the expected obligations related to the retirement of long-lived tangible assets that arise from the acquisition, construction, development or normal operation of such assets. A decommissioning liability is recognized in the period in which it is incurred and when a reasonable estimate of the fair value of the liability can be made with a corresponding decommissioning cost recognized by increasing the carrying amount of the related long-lived asset. The decommissioning cost is subsequently allocated in a rational and systematic method over the underlying asset’s useful life. The initial fair value of the liability is accreted, by charges to profit or loss, to its estimated future value.
(k)
Environmental disturbance restoration

During the operating life of an asset, events such as infractions of environmental laws or regulations may occur. These events are not related to the normal operation of the asset and are referred to as environmental disturbance restoration provisions. The costs associated with these provisions are accrued and charged to profit or loss in the period in which the event giving rise to the liability occurs. Any subsequent adjustments to these provisions due to changes in estimates are also charged to profit or loss in the period of adjustment. These costs are not capitalized as part of the long-lived assets’ carrying value.
(l)
Impairment of assets

Events or changes in circumstances can give rise to significant impairment charges or reversals of impairment in a particular year. The Company assesses its cash generating units each period to determine whether any indication of impairment exists. Where an indicator of impairment exists, an estimate of the recoverable amount is made, which is the higher of the fair value less costs to sell and value in use. The determination of the recoverable amount for value in use requires the use of estimates and assumptions such as long-term commodity prices, discount rates, future capital requirements, exploration potential and future operating performance. Fair value is determined as the amount that would be obtained from the sale of the asset in an arm’s length transaction between knowledgeable and willing parties.
(m)
Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank deposits, demand deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash.
(n)
Share-based payments

Share-based payments include option granted to directors, employees and non-employees. The Company accounts for share-based compensation using a fair value based method with respect to all share-based payments measured and recognized, to directors, employees and non-employees. For directors and employees, the fair value of the options is measured at the date of grant. For non-employees, the fair value of the options and stock are measured at the fair value of the goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. For directors, employees and non-employees, the fair value of the options is accrued and charged to profit or loss, with the offsetting credit to share based payment reserve for options over the vesting period. If and when the stock options are exercised, the applicable amounts are transferred from share-based payment reserve to capital stock. Option based compensation awards are calculated using the Black-Scholes option pricing model.
The Company has granted certain employees and non-employees restricted share units (“RSUs”) to be settled in common shares of the Company. The fair value of the estimated number of RSUs that will eventually

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 2 — Statement of Compliance and Summary of Material Accounting Policies (Continued)
vest, determined at the date of grant, is recognized as share-based compensation expense over the vesting period, with a corresponding amount recorded as reserves. The fair value of the RSUs is estimated using the market value of the underlying common shares as well as assumptions related to the market and non-market conditions at the grant date.
(o)
Income taxes

Income tax expense consists of current and deferred tax. Income tax expense is recognized in profit or loss except to the extent that it relates to items recognized directly in equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Deferred tax is calculated providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.
Deferred tax is not recognized on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable income nor loss. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted at the reporting date.
Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously. A deferred tax asset is recognized to the extent that it is probable that future taxable income will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.
(p)
Income (loss) per share

The Company presents basic earnings (loss) per share data for its common shares, calculated by dividing the income (loss) attributable to equity holders of the Company by the weighted average number of common shares issued and outstanding during the period. Diluted earnings per share is calculated by adjusting the earnings attributable to equity holders and the weighted average number of common shares outstanding for the effects of all potentially dilutive common shares. The calculation of diluted earnings per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period. In periods where a loss is reported, diluted loss per share is the same as basic loss per share as the effects of potentially dilutive common shares would be anti-dilutive.
Existing stock options and share purchase warrants are not included in the earnings (loss) per share computation of diluted earnings (loss) per share if inclusion would be anti-dilutive. For the years in which the inclusion of stock options and warrants would be anti-dilutive, the basic and diluted losses per share are the same.
(q)
Valuation of equity units issued in private placements

The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component.
The fair value of the common shares issued in private placements is determined to be the more easily measurable component and are valued at their fair value, as determined by the closing quoted price on the day prior to the issuance date. The balance, if any, is allocated to the attached warrants.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 2 — Statement of Compliance and Summary of Material Accounting Policies (Continued)
(r)
Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segment, has been identified as the Chief Executive Officer.
Critical Accounting Judgments and Significant Estimates and Uncertainties
The preparation of the consolidated financial statements requires management to make judgments and estimates and form assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported revenue and expenses during the periods presented therein. On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, royalty revenues and expenses. Management bases its judgments and estimates on historical experience and on other various factors it believes to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions and conditions.
The Company has identified the following significant judgments, and estimates where assumptions made and where actual results may differ from these estimates under different assumptions and conditions and may materially affect financial results or the financial position reported in future periods. Further details of the nature of these assumptions and conditions may be found in the relevant notes to the consolidated financial statements.
(a)
Royalty interests and related depletion

In accordance with the Company’s accounting policy, royalty interests are evaluated on a periodic basis to determine whether there are any indications of impairment. If any such indication exists, a formal estimate of recoverable amount is performed and an impairment loss recognized to the extent that carrying amount exceeds recoverable amount. The recoverable amount of a royalty asset is measured at the higher of fair value less costs to sell and value in use. The determination of fair value and value in use requires management to make estimates and assumptions about expected production and sales volumes, the proportion of areas subject to royalty rights, commodity prices (considering current and historical prices, price trends and related factors), reserves and discount rates. These estimates and assumptions are subject to risk and uncertainty; hence there is a possibility that changes in circumstances will alter these projections, which may impact the recoverable amount of the assets. In such circumstances, some or all of the carrying value of the assets may be further impaired or the impairment charge reduced with the impact recorded in profit or loss.
The Company’s revenue generating royalty interests are depleted using the unit of production method over the estimated life of the related mineral property. The estimated life of the related mineral property requires the use of estimates and assumptions, including the amount of contained metals, recovery rates and payable rates. Changes to these assumptions could directly impact the depletion rates used. Changes to depletion rates are accounted for prospectively.
(b)
Other property interests

Recorded costs of other property interests are not intended to reflect present or future values of other property interests. Management considers both external and internal sources of information in assessing whether there are any indications that the Company’s property interests are impaired. External sources of information management considers include changes in the market, economic and legal environment in which the Company operates that are not within its control and affect the recoverable amount of its property interests. Internal sources of information that management considers include the manner in which other property interests are being used or are expected to be used and indications of economic performance of the assets. The recorded costs are therefore subject to measurement uncertainty and it is reasonably possible, based on existing knowledge, that a change in future conditions could require a material change in the recognized amount.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 2 — Statement of Compliance and Summary of Material Accounting Policies (Continued)
(c)
Taxation

The Company’s accounting policy for taxation requires management’s judgment as to the types of arrangements considered to be a tax on income in contrast to an operating cost. Judgment is also required in assessing whether deferred tax assets and certain deferred tax liabilities are recognized on the statement of financial position and their related measurement.
Deferred tax assets, including those arising from unused tax losses, capital losses and temporary differences, are recognized only where it is considered probable that they will be recovered, which is dependent on the generation of sufficient future taxable profits. Deferred tax liabilities arising from temporary differences caused principally by the expected royalty revenues generated by the royalty property are recognized unless expected offsetting tax losses are sufficient to offset the taxable income and therefore, taxable income is not expected to occur in the foreseeable future. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. These depend on estimates of future production and sales volumes, commodity prices, and reserves. Judgments are also required about the application of income tax legislation in foreign jurisdictions.
These judgments and assumptions are subject to risk and uncertainty, hence there is a possibility that changes in circumstances will alter expectations, which may impact the amount of deferred tax assets and deferred tax liabilities recognized on the statement of financial position and the amount of other tax losses and temporary differences not yet recognized. In such circumstances, some or the entire carrying amount of recognized deferred tax assets and liabilities may require adjustment, resulting in a corresponding credit or charge to profit or loss.
(d)
Valuation of investments in private entities

The Company values its investments in private entities at either amortized cost or fair value at each reporting date. Private company investments measured at amortized cost are assessed for expected credit losses at each reporting period. When the fair values of these financial instruments cannot be measured based upon quoted prices in active markets, their fair value is based on estimates made by management using valuation techniques. The inputs to these valuation models are taken from observable market data where possible, including concurrent third party investments, but where this is not feasible, a degree of judgement is required in establishing fair value. Changes in assumptions related to these inputs could affect the reported fair value of the financial instruments.
Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements include, but are not limited to, the following:
(i)
Functional Currencies

The functional currency of each of the Company’s subsidiaries is the currency of the primary economic environment in which the entity operates. Determination of the functional currency may involve certain judgments to determine the primary economic environment and the Company reconsiders the functional currency of its entities if there is a change in events and conditions, which determined the primary economic environment.
(ii)
Classification of investments as subsidiaries, joint ventures, associated companies and portfolio investments

Classification of investments requires judgement as to whether the Company controls, has joint control of or significant influence over the strategic financial and operating decisions relating to the activity of the investee. In assessing the level of control or influence that the Company has over an

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 2 — Statement of Compliance and Summary of Material Accounting Policies (Continued)
investment, management considers ownership percentages, board representation as well as other relevant provisions in shareholder agreements. If an investor holds 20% or more of the voting power of the investee, it is presumed that the investor has significant influence, unless it can be clearly demonstrated that this is not the case. Conversely, if the investor holds less than 20% of the voting power of the investee, it is presumed that the investor does not have significant influence, unless such influence can be clearly demonstrated.
New Accounting Policies
Certain pronouncements have been issued by the International Accounting Standards Board or the International Financial Reporting Interpretations Committee that are effective for accounting periods beginning on or after January 1, 2025. The Company has reviewed these updates and the amendment that is applicable to the Company is discussed below:
IFRS 18 Presentation and Disclosure in Financial Statements
IFRS 18 Presentation and Disclosure in Financial Statements, which will replace IAS 1, Presentation of Financial Statement aims to improve how companies communicate in their financial statements, with a focus on information about financial performance in the statement of profit or loss, in particular additional defined subtotals, disclosures about management-defined performance measures and new principles for aggregation of information. IFRS 18 is accompanied by limited amendments to the requirements in IAS 7 Statement of Cash Flows. IFRS 18 is effective from January 1, 2027. Companies are permitted to apply IFRS 18 before that date. The Company is currently assessing the impact of the new standard.
Note 3 — Cash and Cash Equivalents
At December 31, 2024 and 2023, the Company had the following cash and cash equivalents:
	As at December 31,
	2024	2023
Cash	$26,266	$20,100
Demand deposits	507	577
Total cash and cash equivalents	$26,773	$20,677
The Company had demand deposits of $507 (December 31, 2023 — $577) held by wholly-owned subsidiaries of the Company, which the full amount is for use and credit to the Company’s exploration venture partners in the USA, Sweden, Norway, and Finland pursuant to expenditure requirements for ongoing property agreements.
Note 4 — Investments
At December 31, 2024 and 2023, the Company had the following investments:
	As at December 31,
	2024	2023
Marketable securities	$2,040	$4,001
Warrants	182	195
Private company investments	3,812	6,372
Total Investments	6,034	10,568
Less: current portion	(6,034)	(6,628)
Non-current portion	$—	$3,940

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 4 — Investments (Continued)
The Company also receives investments as proceeds related to various property agreements and may sell its holdings to the market where appropriate. During the year ended December 31, 2024 the Company realized $7,262 (2023 — $5,174) in proceeds from sales of investments, of which $1,078 was received for the sale of Ensero Holdings Inc. common shares and $4,500 received for sale of the Ensero Holdings Inc. preferred shares. The Company recognized a realized gain on the sale of Ensero Holdings Inc. common shares of $907 and a $730 settlement gain on the sale of the preferred shares.
Note 5 — Trade Receivables and Other Assets
The Company’s trade receivables and other assets are primarily related to royalty revenue receivable, deferred compensation and milestone payments, refundable taxes and VAT recoverable from government taxation authorities, recoveries of royalty generation costs from project partners, prepaid expenses and reclamation bonds.
As at December 31, 2024 and 2023, trade receivables and other assets were as follows:
	As at December 31,
	2024	2023
Royalty revenue receivable	$5,919	$4,028
Refundable taxes	254	1,093
Recoverable royalty generation expenditures and advances	815	894
Deferred compensation	9,251	11,572
Reclamation bonds	250	295
Prepaid expenses, deposits and other	431	1,068
Total receivables and other assets	16,920	18,950
Less: current portion	(13,982)	(7,743)
Non-current portion	$2,938	$11,207
Non-current trade receivables and other assets are comprised the deferred payments from Aftermath Silver Ltd. (“Aftermath”) expected to be collected after 12 months, and reclamation bonds held as security towards future royalty generation work and the related future potential cost of reclamation of the Company’s land and unproven mineral interests.
As at December 31, 2023, the Company recognized a provision of $2,464 against the remaining VAT balance paid in connection with acquisition of the Gediktepe royalty.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 5 — Trade Receivables and Other Assets (Continued)
The following table summarizes the changes in deferred compensation receivable during the years ended December 31, 2024 and 2023:
	Aftermath	AbraSilver Resource Corp.	Scout Discoveries Corp.	Total
Balance as at December 31, 2022	$6,963	$5,253	$—	$12,216
Consideration for sale of Scout Drilling LLC	—	—	621	621
Gain on receivable modification	(2)	—	—	(2)
Interest accretion	581	617	89	1,287
Amount received	(2,500)	—	(50)	(2,550)
Balance as at December 31, 2023	5,042	5,870	660	11,572
Interest accretion	539	692	90	1,321
Amount received	(2,900)	—	(1,050)	(3,950)
Gain on sale of subsidiary	—	—	300	300
Gain on receivable modification	8	—	—	8
Balance as at December 31, 2024	2,689	6,562	—	9,251
Less: current portion	—	(6,562)	—	(6,562)
Non-current portion	$2,689	$—	$—	$2,689
On May 31, 2023, six months earlier than scheduled, the Company received $2,500 from Aftermath. On July 12, 2023, the Company entered into an agreement to amend the terms of the deferred payments with Aftermath. Under the terms of the amendment, the Company agreed to extend the due date of the next scheduled payment of $3,000 from November 30, 2024 to May 15, 2025. On December 27, 2024 the Company agreed to further amend the terms of the deferred payments with EMX agreeing to waive the $3,000 cash payment due on or before May 15, 2025 in exchange for payment of $2,900 or before December 31, 2024 (received). Under the terms of the amended agreement, EMX also agreed to waive Aftermath’s obligation to complete a Pre-Feasibility Study in exchange for a final early repayment of $3,250 on or before May 23, 2025. Should Aftermath be unable to deliver the final payment on or before May 23, 2025, Aftermath’s obligation to complete a Pre-Feasibility Study shall remain in effect.
On July 31, 2023, the Company completed the sale of its subsidiary Scout Drilling LLC, in conjunction with the sale of certain mineral properties, to Scout Discoveries Corp. (“Scout”) for the following consideration:
•
Equity ownership in Scout totaling 19.9% with anti-dilution rights up to $5,000 in total capital raised.

•
24 monthly payments of $10 commencing on August 1, 2023.

•
Payment of $500 due on July 31, 2024.

•
Payment of $1,000 less the amount paid in monthly payments due on July 31, 2025 for a total consideration of $1,500 for Scout Drilling LLC.

•
Scout can purchase Scout Drilling LLC for a total of $1,100 if paid within the first year.

•
Annual advanced royalty (“AARs”) payment of $10 per mineral property, which escalates by $10 each year. The total amount of AARs, per mineral property, is capped at $75 per year.

As a result of the sale of Scout Drilling LLC, the Company recognized a deferred compensation balance of $621.
During the year ended December 31, 2024, Scout exercised its early repayment option to settle the amount owed to the Company for the acquisition of former subsidiary, Scout Drilling LLC.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 5 — Trade Receivables and Other Assets (Continued)
As at December 31, 2024, the Company has no material reclamation obligations. Once reclamation of the properties is complete, the bonds will be returned to the Company.
The carrying amounts of the Company’s trade receivables and other assets are predominantly denominated in US Dollars. There are no other currencies with which the carrying amounts are material.
Note 6 — Investment in SLM California
Caserones
In August 2021, the Company entered into an agreement to acquire an effective 0.418% Net Smelter Return (“NSR”) royalty on the operating Caserones mine in northern Chile for $34,100 in cash. To purchase the Caserones royalty and for purposes of distributing payments received from the royalty interest, the Company formed a 50%-50% joint venture, Minera Tercero SpA (“Tercero”) with Elemental Altus Royalties Corp. which is accounted for in accordance with IFRS 11 Joint Arrangements.
Tercero was used to purchase a 43% interest in Sociedad Legal Minera California Una de la Sierra Pena Negra (“SLM California”) through a share purchase agreement for $68,200. SLM California has a right to 67.5% of the 2.88% Caserones NSR royalty. SLM California’s sole purpose is to administer the company, pay Chilean taxes and distribute its royalty proceeds to the shareholders, including Tercero. The 50% interest in Tercero provides EMX with the right to an effective 0.418% NSR royalty interest.
During the year ended December 31, 2023, the Company increased its effective NSR royalty interest to 0.7775% by acquiring an additional 2.26% interest in SLM California for $3,517 through its wholly-owned subsidiary EMX Chile SpA.
During the year ended December 31, 2024, the Company acquired an additional 2.737% interest in SLM California for cash consideration of $4,742, bringing the Company’s total ownership interest to 42.7% and increasing the Company’s effective royalty interest in the Caserones property to 0.8306%.
The Company through its Tercero and EMX Chile SpA combined interests does not control operational decisions and is eligible to appoint a director to serve on the Board of SLM California. The Company’s judgment is that it has significant influence, but not control and accordingly equity accounting is appropriate.
The following table summarizes the changes in the carrying amount of the Company’s investment in SLM California:
	For the year ended December 31,
	2024	2023
Opening Balance	$58,827	$58,189
Capital Investment	4,742	3,517
Company’s share of net income of SLM California	4,329	4,134
Distributions	(6,772)	(7,013)
Ending Balance	$61,126	$58,827
Summarized financial information for the Company’s investment in SLM California and reflecting adjustments made by the Company, including adjustments made at the time of acquisition is as follows:

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 6 — Investment in SLM California (Continued)
	For the year ended December 31,
	2024	2023
Royalty Revenue	$21,678	$26,024
Net income	10,131	10,338
The Company’s ownership %	42.7	40.0
Company’s share of net income of SLM California	$4,329	$4,134
During the year ended December 31, 2024, the Company’s share of the royalty revenue in SLM California totaled $9,263 (2023 — $10,407).
	For the year ended December 31,
	2024	2023
Total assets	$10,994	$11,252
Total liabilities	(5,870)	(6,709)
Net assets	5,124	4,543
The Company’s ownership %	42.7	40.0
Acquisition fair value and other adjustments	58,937	57,010
Carrying amount of investment in SLM California	$61,126	$58,827
Note 7 — Royalty and Other Property Interests
As at and for the year ended December 31, 2024:
	Country	December 31, 2023	Net Additions (Recoveries)	Depletion	Impairment	December 31, 2024	Historical cost	Accumulated depletion and other**
Royalty Interests
Gediktepe	Türkiye	$29,901	$—	$(5,942)	$—	$23,959	$43,746	$(19,787)
Diablillos	Argentina	6,582	—	—	—	6,582	7,224	(642)
Leeville	USA	4,141	—	(424)	—	3,717	38,869	(35,152)
Chapi	Peru	—	3,404	—	—	3,404	3,404	—
Berenguela	Peru	1,828	—	—	—	1,828	2,006	(178)
Tartan Lake	Canada	914	—	—	—	914	1,003	(89)
Revelo Portfolio	Chile	401	(52)	—	—	349	401	(52)
Timok	Serbia	141	—	(2)	—	139	195	(56)
Other*	Various	2,308	(165)	—	(336)	1,807	2,216	(409)
		46,216	3,187	(6,368)	(336)	42,699	99,064	(56,365)
Other Property Interests
Perry Portfolio	Canada	498	(90)	—	(63)	345	2,199	(1,854)
Revelo Portfolio	Chile	709	52	—	—	761	761	—
Other*	Various	676	290	—	—	966	3,324	(2,358)
		1,883	252	—	(63)	2,072	6,284	(4,212)
Total		$48,099	$3,439	$(6,368)	$(399)	$44,771	$105,348	$(60,577)

*
Included in other are various royalty and other property interests held in Serbia, Finland, Sweden, Argentina, Chile, Mexico, Canada and the USA.

**
Includes previously recognized recoveries, impairment charges and translation adjustments.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 7 — Royalty and Other Property Interests (Continued)
As at and for the year ended December 31, 2023:
	Country	December 31, 2022	Net Additions (Recoveries)	Depletion	Impairment	December 31, 2023	Historical cost	Accumulated depletion and other**
Royalty Interests
Gediktepe	Türkiye	$34,528	$—	$(4,627)	$—	$29,901	$43,746	$(13,845)
Diablillos	Argentina	6,582	—	—	—	6,582	7,224	(642)
Leeville	USA	4,546	—	(405)	—	4,141	38,869	(34,728)
Berenguela	Peru	1,828	—	—	—	1,828	2,006	(178)
Tartan Lake	Canada	914	—	—	—	914	1,003	(89)
Revelo Portfolio	Chile	1,137	(709)	—	(27)	401	453	(52)
Timok	Serbia	148	—	(7)	—	141	195	(54)
Other*	Various	2,008	300	—	—	2,308	2,381	(73)
		51,691	(409)	(5,039)	(27)	46,216	95,877	(49,661)
Other Property Interests
Perry Portfolio	Canada	741	(200)	—	(43)	498	2,199	(1,701)
Revelo Portfolio	Chile	—	709	—	—	709	709	—
Other*	Various	993	(317)	—	—	676	3,324	(2,648)
		1,734	192	—	(43)	1,883	6,232	(4,349)
Total		$53,425	$(217)	$(5,039)	$(70)	$48,099	$102,109	$(54,010)

*
Included in other are various royalty and other property interests held in Serbia, Finland, Sweden, Argentina, Chile, Mexico, Canada and the USA.

**
Includes previously recognized recoveries, impairment charges and translation adjustments.

Royalty Interests
Timok Royalty
EMX’s Timok royalty is located in the Bor Mining District of Serbia and covers the Cukaru Peki copper-gold deposit. On September 1, 2023 the Company executed an amended and restated royalty agreement for its Timok royalty property with Zinjin Mining Group Ltd (“Zijin”). The Company and Zijin agreed that the Timok royalty will consist of a 0.3625% NSR royalty that is uncapped and cannot be repurchased or reduced.
Gediktepe Royalty
The Company holds two royalties at Gediktepe in Türkiye, which include: (i) a perpetual 10% NSR royalty over metals produced from the oxide zone after cumulative production of 10,000 gold-equivalent oxide ounces; and (ii) a perpetual 2% NSR royalty over metals produced from the sulfide zone, payable after cumulative production of 25,000 gold-equivalent sulfide ounces. Upon achievement of production of 25,000 gold-equivalent sulfide ounces a $3,000 milestone payment will become payable, with a second $3,000 milestone payment becoming payable on the first anniversary of the sulfide production milestone.
Leeville Royalty
The Company holds a 1% gross smelter return royalty on portions of West Leeville, Carlin East, Four Corners, Turf and other underground gold mining operations and deposits in the Northern Carlin Trend of Nevada. The Leeville royalty property is included in the Nevada Gold Mines LLC and Barrick-Newmont Nevada joint venture. Royalty income from the Leeville mine incurs a 5% direct gold tax.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 7 — Royalty and Other Property Interests (Continued)
Balya Royalty
The Company holds a 4% NSR royalty on the Balya property, that is uncapped and is not subject to a buy back agreement. The Balya royalty property is operated by Esan Eczacibaşi Endüstriyel Hammaddeler San. Ve Tic. A.Ş., a private Turkish company.
Gold Bar South Royalty
The Company holds a 1% NSR royalty in the Gold Bar South royalty property, operated by McEwen Mining Inc. (“McEwen”), which covers a gold deposit situated southeast of McEwen’s Gold Bar open pit mining operation in north-central Nevada.
Chapi Royalty
During the year ended December 31, 2024, the Company acquired a 1% NSR royalty in the Chapi copper mine located in southern Peru from a subsidiary of Quilla Resources Inc. Subsequent to year end, the Company increased the NSR royalty to 2% for additional consideration of $7,000.
Note 8 — Advances from Joint Venture Partners
Advances from joint venture partners relate to unspent funds received pursuant to approved exploration programs by the Company and its joint venture partners. As at December 31, 2024 and 2023, the Company’s advances from joint venture partners consist of the following:
	As at December 31,
	2024	2023
U.S.A.	$413	$975
Sweden and Norway	—	19
Total	$413	$994
Note 9 — Derivative Liabilities
As a result of the functional currency change of the Company’s reporting entity from Canadian dollars to US dollars on January 1, 2023, the Company reclassified $1,286 of reserves related to warrants previously issued and priced in Canadian dollars, as a derivative liability. Upon reclassification, the Company recognized a loss of $589 on the revaluation of derivative liabilities.
As at December 31, 2024, the fair value of derivative liabilities was $425 (2023 — $754). During the year ended December 31, 2024, the Company recognized a gain of $282 (2023 — $551) on the revaluation of derivative liabilities. The fair values of derivative liabilities were estimated using the Black-Scholes pricing model with weighted average assumptions as follows:
	As at December 31,
	2024	2023
Risk free interest rate (%)	2.92	3.67
Expected life (years)	2.28	3.29
Expected volatility (%)	35.97	42.80
Dividend yield (%)	—	—

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 9 — Derivative Liabilities (Continued)
During the years ended December 31, 2024 and 2023, the change in warrants outstanding was as follows:
	Number	Weighted Average Exercise Price (C$)
Balance as at December 31, 2022	7,062,119	$4.47
Expired	(3,249,998)	4.50
Balance as at December 31, 2023 and 2024	3,812,121	$4.45
The following table summarizes information about the warrants which were outstanding as at December 31, 2024:
Date Issued	Number of Warrants	Exercisable	Exercise Price (C$)	Expiry Date
April 14, 2022	3,812,121	3,812,121	$4.45	April 14, 2027
Total	3,812,121	3,812,121
Note 10 — Loan Payable
Franco-Nevada Credit Facility
In August 2024, the Company entered into a $35,000 credit agreement with Franco-Nevada Corp. (“Franco”) with a maturity date of July 1, 2029 (“the “Franco-Nevada Credit Facility”). Depending on the Company’s net debt to adjusted EBITDA ratio, the principal balance of the facility is subject to interest at the Secured Overnight Financing Rate (“SOFR”) plus 3.00% to 4.25% per annum.
The loan is secured by a general security agreement over the assets of EMX and share pledges by EMX and certain of its subsidiaries or other equity interests, with Franco retaining the ability, at any time, to designate certain material subsidiaries of the Company to be guarantors of the loan and provide similar security. Certain covenants under the credit agreement, including restrictions on incurring indebtedness and encumbrances, shall apply to the Company and its subsidiaries.
Upon closing, the Company used the proceeds of the loan to repay the outstanding balance of the Sprott Credit Facility (as defined below) and for general working capital purposes.
Sprott Credit Facility
In August 2021, the Company entered into a credit facility with Sprott for $44,000 (the “Sprott Credit Facility”) with a maturity date of July 31, 2022. The credit facility carried an annual interest rate of 7%, payable monthly and the Company was required to maintain $1,500 in funds held as a minimum cash balance under the agreement. The Sprott Credit Facility included a general security agreement over select assets of EMX.
In January 2022, for a fee of 1.5% of the outstanding loan balance or $660 to be paid on maturity, the Company entered into an amended agreement to extend the term of the Sprott Credit Facility to December 31, 2024.
In December 2023, the Company made an early repayment of $10,000 towards the Sprott Credit Facility leaving principal of $34,660 remaining. As a result of the repayment of the Sprott Credit Facility, the Company applied the non-substantial modification treatment in accordance with IFRS 9 Financial Instruments by restating the liability to the present value of revised cash flows discounted at the revised effective interest rate from the initial debt modification in 2022, with an adjustment to profit or loss. As a result, the Company recognized a loss on modification of $314 and a revised effective interest rate of 12.98%.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 10 — Loan Payable (Continued)
In August 2024, the Company settled the Sprott Credit Facility in full and no continuing obligations exist under the agreement. The following table summarizes the Company’s loans payable as at December 31, 2024 and changes during the year then ended:
	Sprott Credit Facility	Franco-Nevada Credit Facility	Total
Balance as at December 31, 2022	$40,489	$—	$40,489
Loss on debt modification	314	—	314
Interest accretion	5,091	—	5,091
Repayment	(10,000)	—	(10,000)
Interest paid	(3,142)	—	(3,142)
Balance as at December 31, 2023	32,752	—	32,752
Interest accretion	2,624	1,190	3,814
Interest paid	(1,496)	(1,159)	(2,655)
Repayment of facility	(34,660)	—	(34,660)
Loss on debt settlement	783	—	783
Proceeds from credit facility	—	35,000	35,000
Financing costs	(3)	(481)	(484)
Balance as at December 31, 2024	$—	$34,550	$34,550
During the year ended December 31, 2024, the Company recognized an interest expense of $3,814 (2023 — $5,091) on the loans which was included in finance expense.
Note 11 — Income Taxes
Deferred Income Tax Liability
The tax effects of temporary differences between amounts recorded in the Company’s accounts and the corresponding amounts as computed for income tax purposes gives rise to deferred tax liabilities as follows:
	As at December 31,
	2024	2023
Royalty interest	$(7,709)	$(14,162)
Tax loss carryforwards	5,675	12,504
Other	449	843
Total Liability	$(1,585)	$(815)
As at December 31, 2024 and 2023, no deferred tax assets were recognized on the following temporary differences as it was not probable that sufficient future taxable profit will be available to realize such assets:
	As at December 31,
	2024	2023	Expiry Date Range
Non-capital loss carryforwards	$11,361	$9,729	2026-2044
Capital loss carryforwards	11,135	2,295	No expiry
Exploration and evaluation assets	11,925	11,733	No expiry
Other	36,092	24,070	No expiry

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 11 — Income Taxes (Continued)
Income Tax Expense
	For the year ended December 31,
	2024	2023
Current tax expense	$2,960	$1,522
Deferred tax expense (recovery)	770	(282)
Total	$3,730	$1,240
The provision for income taxes differs from the amount calculated using Canadian federal and provincial statutory income tax rates is as follows:
	For the year ended December 31,
	2024	2023
Net loss before taxes	$442	$(3,393)
Statutory tax rate (%)	27	27
Expected income tax (recovery)	$119	$(916)
Impact of inflationary adjustments	(1,836)	(5,393)
Non-deductible other losses	574	—
Non-deductible expenses arising from thin-capitalization	—	4,181
Differences in foreign statutory tax rates	(99)	975
Permanent differences	682	895
Change in unrecognized deductible temporary differences and other	4,001	1,289
Withholding taxes	236	244
Foreign exchange	53	(35)
Total	$3,730	$1,240
On December 31, 2023, legislative changes became effective in Türkiye for hyperinflation tax accounting for the year ended December 31, 2023. The changes did not have a material impact on the Company’s current and deferred tax balances.
The Company operates in multiple jurisdictions with complex tax laws and regulations which are evolving over time. The Company has taken certain tax positions in its tax filings and these filings are subject to audit and potential reassessment after the lapse of considerable time. Accordingly, the actual income tax may differ significantly from that estimated and recorded by management.
Note 12 — Shareholders’ Equity
Authorized
As at December 31, 2024, the authorized share capital of the Company was an unlimited number of common shares without par value.
Common Shares
During the year ended December 31, 2024, the Company:
•
Issued 1,372,000 common shares for gross proceeds of $1,722 pursuant to the exercise of stock options.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 12 — Shareholders’ Equity (Continued)
•
Issued 164,500 common shares with a value of $1,535 pursuant to a restricted share unit plan with executives and management of the Company.

•
Issued 30,000 common shares valued at $45 related to the acquisition of a royalty in Finland.

•
Repurchased and cancelled 3,520,208 common shares, pursuant to the Company’s Normal Course Issuer Bid (“NCIB”) at a cost of $5,658.

During the year ended December 31, 2023, the Company:
•
Issued 1,314,000 common shares for gross proceeds of $1,283 pursuant to the exercise of stock options.

•
Issued 255,850 common shares with a value of $1,001 pursuant to a restricted share unit plan with executives and management of the Company.

Stock Options
The Company adopted a stock option plan (the “Plan”) pursuant to the policies of the TSX-V. The maximum number of shares that may be reserved for issuance under the Plan is limited to 10% of the issued common shares of the Company at any time. The vesting terms are determined at the time of the grant, subject to the terms of the Plan.
During the years ended December 31, 2024 and 2023, the change in stock options outstanding was as follows:
	Number	Weighted Average Exercise Price (C$)
Balance as at December 31, 2022	7,849,000	$2.53
Granted	1,464,000	2.55
Exercised	(1,314,000)	1.31
Forfeited	(164,500)	3.29
Balance as at December 31, 2023	7,834,500	$2.72
Granted	1,511,400	2.47
Exercised	(1,372,000)	1.72
Forfeited	(359,000)	2.94
Balance as at December 31, 2024	7,614,900	$2.85
The following table summarizes information about the stock options which were outstanding and exercisable at December 31, 2024:
	Outstanding			Exercisable
Exercise prices (C$)	Number of Options	Weighted average exercise price (C$)	Weighted average remaining life (years)	Number of Options	Weighted average exercise price (C$)	Weighted average remaining life (years)
2.22 – 2.62	6,026,900	2.54	2.74	6,019,400	2.54	2.74
3.50 – 4.28	1,588,000	3.98	1.42	1,588,000	3.98	1.42
Total	7,614,900	2.85	2.46	7,607,400	2.84	2.46
The weighted average remaining useful life of exercisable stock options is 2.46 years (December 31, 2023 — 2.54 years).

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 12 — Shareholders’ Equity (Continued)
The weighted average fair value of the stock options granted during the year ended December 31, 2024 was C$1.09 (2023 — C$1.15) per stock option. The fair value of stock options granted was estimated using the Black-Scholes option pricing model with weighted average assumptions as follows:
	As at December 31,
	2024	2023
Risk free interest rate (%)	3.33	3.96
Expected life (years)	5.0	5.0
Expected volatility (%)	45.8	45.6
Dividend yield (%)	—	—
Restricted share units
In 2017, the Company introduced long-term RSUs. The RSUs entitle employees, consultants directors, or officers to common shares of the Company upon vesting based on vesting terms determined by the Company’s Board of Directors at the time of grant. A total of 3,200,000 RSUs are reserved for issuance under the restricted share unit plan and the number of common shares issuable pursuant to all RSUs granted under this plan, together with any other compensation arrangement of the Company that provides for the issuance of common shares, shall not exceed ten percent (10%) of the issued and outstanding common shares at the grant date.
Restricted share units with performance criteria
RSUs with performance criteria cliff vest on the third anniversary of the grant date subject to achievement of performance conditions relating to the Company’s total shareholder return and certain other operational milestones. The number of RSUs determined to have vested as at the evaluation date will entitle the holder to acquire for no additional consideration, between zero and one and a half common shares of the Company.
During the years ended December 31, 2024 and 2023, the change in RSUs outstanding was as follows:
Number
Balance as at December 31, 2022	1,420,000
Vested	(365,500)
Forfeited	(104,500)
Granted	562,000
Balance as at December 31, 2023	1,512,000
Vested	(225,000)
Forfeited	(225,000)
Granted	647,000
Balance as at December 31, 2024	1,709,000

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 12 — Shareholders’ Equity (Continued)
The following table summarizes information about the RSUs which were outstanding at December 31, 2024:
Evaluation Date	December 31, 2023	Granted	Vested	Expired/ Cancelled	December 31, 2024
December 31, 2023	450,000	—	(225,000)	(225,000)	—
December 31, 2024	500,000	—	—	—	500,000
December 31, 2025	562,000	—	—	—	562,000
December 31, 2026	—	647,000	—	—	647,000
Total	1,512,000	647,000	(225,000)	(225,000)	1,709,000
During the year ended December 31, 2024, based on the achievement of performance as evaluated by the Compensation Committee, 225,000 RSUs with an evaluation date of December 31, 2023 had vested based on preset performance criteria previously established on the grant date. Of the 225,000 RSUs vested, 164,500 RSUs were paid in common shares and the balance was settled in cash. As at December 31, 2024, the RSUs with an evaluation date of December 31, 2024 have not yet been determined to have vested or expired.
Restricted share units with no performance criteria
RSUs with no performance criteria will entitle the holder to acquire one common share of the Company for no additional consideration and will vest in three equal tranches on the first, second and third anniversaries of the date of grant.
The following table summarizes information about the RSUs with no performance criteria which were outstanding at December 31, 2024:
Number
Balance as at December 31, 2022 and 2023	—
Granted	182,000
Balance as at December 31, 2024	182,000
Normal Course Issuer Bid
During the year ended December 31, 2024, the Company commenced a NCIB. Under the NCIB, the Company may purchase for cancellation up to 5,000,000 common shares over a twelve-month period commencing on February 13, 2024. The NCIB expired on February 12, 2025.
During the year ended December 31, 2024, the Company repurchased and cancelled 3,520,208 common shares, pursuant to the Company’s NCIB at a cost of $5,658. Subsequent to year end, the Company repurchased and cancelled 1,479,792 shares for a total cost of $2,499. The Company has repurchased and cancelled all of the 5,000,000 shares allowed under the NCIB program.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 13 — Revenue
During the years ended December 31, 2024 and 2023, the Company had the following sources of revenue and other income:
	For the year ended December 31,
	2024	2023
Royalty revenue*	$23,804	$20,287
Option and other property income	1,724	4,785
Interest income	1,920	1,549
Total	$27,448	$26,621

*
Excludes royalty revenue generated from the Company’s equity interest in SLM California (Note 6).

The Company has a number of exploration stage royalties and royalty generation properties being advanced by the Company and within partnered agreements. Many of these projects include staged or conditional payments owed to the Company payable in cash or partner equity pursuant to individual agreements. The Company may also earn conditional payments on producing royalties.
During the years ended December 31, 2024 and 2023, the Company had the following sources of royalty revenue:
	For the year ended December 31,
	2024	2023
Timok	$5,216	$8,632
Gediktepe	11,954	6,694
Leeville	4,264	3,135
Balya	1,141	968
Gold Bar South	475	270
Sisorta	196	—
Advanced royalty payments	558	588
Total	$23,804	$20,287
On September 12, 2023, as part of the execution of the revised Timok royalty agreement, the Company received $6,676 for royalty revenue owed since the commencement of commercial production up to June 30, 2023.
During the year ended December 31, 2024, the Company earned staged cash payments totaling $377 (2023 — $654), and total equity payments valued at $83 (2023 — $2,563) in connection with property agreements from various partners which has been included in option and other property income within revenue and other income.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 14 — General and Administrative Expenses
During the years ended December 31, 2024 and 2023, the Company had the following sources of general and administrative expenses:
	For the year ended December 31,
	2024	2023
Salaries, consultants, and benefits	$3,282	$2,812
Professional fees	1,355	1,126
Investor relations and shareholder information	628	832
Transfer agent and filing fees	182	199
Administrative and office	1,201	924
Travel	198	152
Stamp taxes	238	—
Total	$7,084	$6,045
Note 15 — Royalty Generation and Project Evaluation
During the year ended December 31, 2024, the Company incurred the following project and royalty generation costs, which were expensed as incurred:
	Fennoscandia	USA	Eastern Europe and Morocco	South America	Other	Technical support and project evaluation*	Total
Administration costs	$262	$203	$298	$28	$17	$112	$920
Drilling, technical, and support costs	608	2,610	458	—	96	277	4,049
Personnel	549	1,052	1,445	51	205	1,774	5,076
Property costs	597	1,763	261	598	50	—	3,269
Professional costs	141	31	275	210	53	—	710
Share-based payments	70	151	64	14	21	257	577
Travel	107	28	19	6	32	153	345
Total Expenditures	2,334	5,838	2,820	907	474	2,573	14,946
Recoveries from partners	(293)	(3,669)	—	—	—	—	(3,962)
Net Expenditures	$2,041	$2,169	$2,820	$907	$474	$2,573	$10,984

*
Technical support, evaluation and due diligence related to new and existing opportunities for royalty acquisitions and strategic investments.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 15 — Royalty Generation and Project Evaluation (Continued)
During the year ended December 31, 2023, the Company incurred the following project and royalty generation costs, which were expensed as incurred:
	Fennoscandia	USA**	Eastern Europe and Morocco	South America	Other	Technical support and project evaluation*	Total
Administration costs	$270	$361	$600	$1	$9	$68	$1,309
Drilling, technical, and support costs	832	5,705	409	4	257	305	7,512
Personnel	573	2,019	848	74	330	1,588	5,432
Professional costs	124	124	94	74	31	—	447
Property costs	140	2,018	56	289	68	—	2,571
Share-based payments	77	136	55	11	12	200	491
Travel	108	34	81	—	19	200	442
Total Expenditures	2,124	10,397	2,143	453	726	2,361	18,204
Recoveries from partners	(759)	(6,639)	—	—	—	—	(7,398)
Net Expenditures	$1,365	$3,758	$2,143	$453	$726	$2,361	$10,806

*
Technical support, evaluation and due diligence related to new and existing opportunities for royalty acquisitions and strategic investments.

**
Includes $1,527 in costs related to Scout Drilling LLC which was sold during the year ended December 31, 2023.

Note 16 — Share-based Payments
During the year ended December 31, 2024 the Company recorded aggregate share-based payments of $2,346 (2023 — $2,068) as they relate to the fair value of stock options and RSUs vested, and RSUs settled in cash during the year.
Share-based payments for the year ended December 31, 2024 were allocated to expense accounts as follows:
	General and Administrative Expenses	Royalty Generation Costs	Total
Fair value of options vested	$743	$471	$1,214
RSUs with performance criteria	986	49	1,035
RSUs with no performance criteria	40	57	97
Total	$1,769	$577	$2,346
Share-based payments for the year ended December 31, 2023 were allocated to expense accounts as follows:
	General and Administrative Expenses	Royalty Generation Costs	Total
Fair value of stock options vested	$762	$479	$1,241
RSUs with performance criteria	815	12	827
Total	$1,577	$491	$2,068

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 17 — Other Losses
In April 2024, one of the Company’s subsidiaries in Türkiye was the subject of a cyber event resulting in the loss of $2,326. The Company has launched a full investigation of the event and is pursuing recovery of its funds through all legally available means in order to mitigate the loss amount to the fullest extent possible. As at December 31, 2024, the investigation remains ongoing.
Note 18 — Related Party Transactions
The aggregate value of transactions and outstanding balances relating to key management personnel and directors for the year ended December 31, 2024 was as follows:
	Salary and fees	Share-based Payments	Total
Management	$955	$585	$1,540
Outside directors	686	581	1,267
Seabord Management Corp.*	236	—	236
Total	$1,877	$1,166	$3,043

*
Seabord Management Corp. (“Seabord”) is a management services company partially controlled by the Chief Accounting Officer (“CAO”) of the Company. Seabord provided accounting and administration staff, and office space to the Company. The CAO does not receive any direct compensation from Seabord in relation to services provided to the Company.

The aggregate value of transactions and outstanding balances relating to key management personnel and directors for the year ended December 31, 2023 was as follows:
	Salary and fees	Share-based Payments	Total
Management	$844	$526	$1,370
Outside directors	624	471	1,095
Seabord Management Corp.*	302	—	302
Total	$1,770	$997	$2,767

*
Seabord is a management services company partially controlled by the CAO of the Company. Seabord provided accounting and administration staff, and office space to the Company. The CAO does not receive any direct compensation from Seabord in relation to services provided to the Company.

During the year ended December 31, 2023, the Company advanced $750 to Rawhide Acquisition Holdings (“Rawhide”), a Company which EMX had an equity interest in. Of the total amount advanced, $600 was issued as a promissory note, secured against certain mining equipment of Rawhide (the “Collateral”) listed for sale. The note bears interest at 6% compounded annually and matures on the date which is three business days after the proceeds covering the full amount of the loan are received by Rawhide from the sale or disposition of the Collateral. During the year ended December 31, 2023 the Company received $500 as partial repayment of the loan receivable and wrote off the remaining balance of the loan receivable to $Nil.
Note 19 — Segmented Information
The Company’s business is organized into one single operating segment, consisting of acquiring, managing and generating royalties. The Company’s chief operating decision-maker, the CEO, makes capital allocation decisions, reviews operating results and assesses performance.
Geographic revenues from royalties, option and other property income, and interest income is determined by the location of the operations giving rise to the revenue.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 19 — Segmented Information (Continued)
For the year ended December 31, 2024, the Company had revenue and other income located geographically as follows:
	Fennoscandia	USA	Eastern Europe and Morocco	Other	Total
Royalty revenue*	$381	$4,915	$18,508	$—	$23,804
Option and other property income	246	1,396	12	70	1,724
Interest income	20	106	—	1,794	1,920
Total	$647	$6,417	$18,520	$1,864	$27,448

*
Excludes royalty revenue generated from the Company’s equity interest in SLM California (Note 6).

For the year ended December 31, 2023, the Company had revenue and other income located geographically as follows:
	Fennoscandia	USA	Eastern Europe and Morocco	Other	Total
Royalty revenue*	$285	$3,509	$16,493	$—	$20,287
Option and other property income	678	2,794	—	1,313	4,785
Interest income	2	112	—	1,435	1,549
Total	$965	$6,415	$16,493	$2,748	$26,621

*
Excludes royalty revenue generated from the Company’s equity interest in SLM California (Note 6).

As at December 31, 2024, and 2023, the Company had royalty and other property interests and property and equipment located geographically as follows:
	Fennoscandia	USA	Europe and Morocco	South America	Other	Total
Royalty and other property interests
As at December 31, 2024	$649	$4,972	$24,096	$13,060	$1,994	$44,771
As at December 31, 2023	$524	$5,611	$30,041	$9,715	$2,208	$48,099
Property and equipment
As at December 31, 2024	$127	$511	$68	$—	$—	$706
As at December 31, 2023	$161	$605	$87	$—	$—	$853
Note 20 — Risk and Capital Management: Financial Instruments
The Company considers items included in shareholders’ equity as capital. The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders.
As at December 31, 2024, the Company had a working capital surplus of $41,501 (December 31, 2023 — working capital deficit of $2,270). The Company has continuing royalty revenue that will vary depending on royalty ounces received and the price of minerals, and other pre-production income. The Company also receives additional cash inflows from the recovery of expenditures from project partners, sale of investments, and investment income including dividends from investments in associated entities.
The Company manages the capital structure and makes adjustments in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 20 — Risk and Capital Management: Financial Instruments (Continued)
structure, the Company may issue new shares through public and/or private placements, sell assets, renegotiate terms of debt, or return capital to shareholders.
The Company is not subject to externally imposed capital requirements other than as disclosed in Note 10. There were no change in the Company’s approach to capital management for the years presented.
Fair Value
The Company characterizes inputs used in determining fair value using a hierarchy that prioritizes inputs depending on the degree to which they are observable. The three levels of the fair value hierarchy are as follows:
(a)
Level 1:   inputs represent quoted prices in active markets for identical assets or liabilities. Active markets are those in which transactions occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

(b)
Level 2:   inputs other than quoted prices that are observable, either directly or indirectly. Level 2 valuations are based on inputs, including quoted forward prices for commodities, market interest rates, and volatility factors, which can be observed or corroborated in the market place.

(c)
Level 3:   inputs that are less observable, unobservable or where the observable data does not support the majority of the instruments’ fair value.

As at December 31, 2024, there were no changes in the levels in comparison to December 31, 2023. Financial instruments measured at fair value on the statement of financial position are summarized in levels of the fair value hierarchy as follows:
Assets	Level 1	Level 2	Level 3	Total
Investments	$2,040	$3,812	$—	$5,852
Warrants	—	182	—	182
Total	$2,040	$3,994	$—	$6,034
Liability	Level 1	Level 2	Level 3	Total
Derivative liability	$—	$425	$—	$425
Total	$—	$425	$—	$425
The carrying value of cash and cash equivalents, restricted cash, current trade receivables and other assets, accounts payable and accrued liabilities, and advances from joint venture partners, approximate their fair value because of the short-term nature of these instruments.
The Company holds warrants exercisable into common shares of public companies and has issued warrants exercisable into common shares of the Company. These warrants do not trade on an exchange and are restricted in their transfer. The fair value of the warrants was determined using the Black-Scholes pricing model using observable market information and thereby classified within Level 2 of the fair value hierarchy.
The Company’s financial instruments are exposed to certain financial risks, including credit risk, interest rate risk, market risk, liquidity risk and currency risk.
Credit Risk
Credit risk is the risk that a third party might fail to fulfill its performance obligations under the terms of a financial instrument. Credit risk arises from cash and cash equivalents and trade receivables. This risk is minimized by holding a significant portion of the cash funds in major Canadian and US banks. The

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 20 — Risk and Capital Management: Financial Instruments (Continued)
Company’s exposure with respect to its trade receivables is primarily related to royalty revenue, recoverable taxes, recovery of royalty generation costs, and the sale of assets.
Interest Rate Risk
The Company monitors its exposure to interest rates and is exposed to interest rate risk because of fluctuating interest rates on cash and cash equivalents (Note 3), restricted cash and a loan payable (Note 10). The Company’s loan payable is subject to a floating interest rate. For the year ended December 31, 2024, a 1% change in nominal interest rates would not have increased or decreased the Company’s finance expense by a material amount.
Market Risk
Market risks are the risks that change in market factors, such as publicly traded securities, will affect the value of the Company’s financial instruments. The Company manages market risks by either accepting it or mitigating it through the use of economic strategies.
The Company is exposed to fluctuating values of its publicly traded marketable securities. The Company has no control over these fluctuations and does not hedge its investments. Based on the December 31, 2024 portfolio values, a 10% increase or decrease in effective market values would increase or decrease net shareholders’ equity by approximately $603.
Liquidity Risk
Liquidity risk is the risk of loss from not having access to sufficient funds to meet both expected and unexpected cash demands. The Company manages its exposure to liquidity risk through prudent management of its statement of financial position, including maintaining sufficient cash balances and evaluating options for additional resources. The Company has in place a planning and budgeting process to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.
As at December 31, 2024, the Company held $46,789 in current assets (2023 — $35,048) and $5,288 in current liabilities (2023 — $37,318). Management continuously monitors and reviews both actual and forecasted cash flows as well as additional financing opportunities in order to settle all current liabilities.
Commodity Risk
The Company’s royalty revenues are derived from royalty interests and are based on the extraction and sale of precious and base minerals and metals. Factors beyond the control of the Company may affect the marketability of metals discovered. Metal prices have historically fluctuated widely. Consequently, the economic viability of the Company’s royalty interests cannot be accurately predicted and may be adversely affected by fluctuations in mineral prices.
Currency Risk
Financial instruments that impact the Company’s net loss due to currency fluctuations include cash and cash equivalents, marketable securities, trade and other receivables, trade and other payables and deferred tax assets and liabilities denominated in Canadian dollars. Based on the Company’s Canadian dollar denominated monetary assets and monetary liabilities at December 31, 2024, a 10% increase (decrease) of the value of the Canadian dollar relative to the US dollar would not have a material impact on net loss.
Balances denominated in another currency other than the Canadian dollar held in foreign operations are considered immaterial.

Notes to the Consolidated Financial Statements
(Expressed in U.S. Dollars ($000s), except where indicated)
Note 21 — Supplemental Disclosure with Respect to Cash Flows
Other non-cash operating activities:
	For the year ended December 31,
	2024	2023
Gain on revaluation of derivative liabilities	$(282)	$(551)
Gain on sale of subsidiaries	(432)	(734)
Loss on disposal of property and equipment	—	3
Loss on settlements and modifications, net (Notes 4 and 10)	53	314
Impairment charges (Note 7)	399	70
Realized loss on sale of investments	2,020	73
Unrealized foreign exchange (gain) loss	289	(366)
Total	$2,047	$(1,191)
Changes in non-cash working capital:
	For the year ended December 31,
	2024	2023
Trade receivables and other assets	$3,746	$4,784
Accounts payable and accrued liabilities	1,633	523
Advances from joint venture partners	(581)	(709)
Total	$4,798	$4,598
Other investing activities:
	For the year ended December 31,
	2024	2023
Option payments received	$73	$179
Loan receivable	—	(750)
Proceeds from loan repayment	—	500
Interest received on cash and cash equivalents	599	261
Purchase of property and equipment	(12)	—
Reclamation bonds	44	177
Total	$704	$367
During the years ended December 31, 2024 and 2023, the Company paid income tax of $860 and $581, respectively.

EMX Royalty Corporation
Condensed Consolidated Interim Financial Statements
(Unaudited)
June 30, 2025

Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s)
Condensed Consolidated Interim Statements of Financial Position
	As at June 30, 2025	As at December 31, 2024
Assets
Cash and cash equivalents	$17,158	$26,773
Investments (Note 3)	6,745	6,034
Trade receivables and other assets (Note 4)	10,688	13,982
Total current assets	34,591	46,789
Restricted cash	144	144
Trade receivables and other assets (Note 4)	1,698	2,938
Investment in SLM California (Note 5)	60,437	61,126
Royalty and other property interests (Note 6)	48,887	44,771
Property and equipment	625	706
Deferred charges	453	429
Total non-current assets	112,244	110,114
Total Assets	$146,835	$156,903
Liabilities
Accounts payable and accrued liabilities (Note 7)	$3,158	$4,450
Advances from joint venture partners	217	413
Derivative liabilities (Note 8)	1,028	425
Total current liabilities	4,403	5,288
Loan payable (Note 9)	24,622	34,550
Deferred income tax liability	1,761	1,585
Total non-current liabilities	26,383	36,135
Total Liabilities	30,786	41,423
Shareholders’ Equity
Capital stock (Note 10)	159,451	159,525
Reserves	17,082	18,341
Deficit	(60,484)	(62,386)
Total Shareholders’ Equity	116,049	115,480
Total Liabilities and Shareholders’ Equity	$146,835	$156,903
Nature of operations (Note 1)
Approved on behalf of the Board of Directors on August 6, 2025
Signed: “David M Cole”	Director	Signed: “Sunny Lowe”	Director
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except per share amounts
Condensed Consolidated Interim Statements of Income (Loss)
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue and other income (Note 11)	$6,239	$6,005	$14,661	$12,245
Costs and expenses
General and administrative (Note 12)	1,616	1,694	3,786	3,842
Royalty generation and project evaluation, net (Note 13)	2,176	2,907	4,678	5,841
Depletion, depreciation, and direct royalty taxes	1,063	1,369	3,392	3,788
Share-based payments (Note 14)	409	872	1,291	1,049
	5,264	6,842	13,147	14,520
Income (loss) from operations	975	(837)	1,514	(2,275)
Gain on revaluation of investments	720	1,142	1,466	1,226
Loss on sale of marketable securities	(550)	(1,535)	(896)	(1,946)
Loss on revaluation of derivative liabilities (Note 8)	(400)	(66)	(562)	(107)
Equity income from investment in SLM California (Note 5)	1,334	1,411	3,014	2,208
Foreign exchange gain (loss)	413	(139)	620	(255)
Impairment charges (Note 6)	(635)	—	(736)	(45)
Gain on revaluation of receivables, net	176	—	176	—
Finance expense (Note 9)	(516)	(1,080)	(1,197)	(2,145)
Other losses (Notes 9 and 15)	(31)	(2,326)	(31)	(2,326)
Income (loss) before income taxes	1,486	(3,430)	3,368	(5,665)
Deferred income tax expense	(93)	(165)	(176)	(10)
Income tax expense	(751)	(427)	(1,290)	(574)
Income (loss) for the period	$642	$(4,022)	$1,902	$(6,249)
Basic income (loss) per share (Note 16)	$0.01	$(0.04)	$0.02	$(0.06)
Diluted income (loss) per share (Note 16)	$0.01	$(0.04)	$0.02	$(0.06)
Weighted average no. of shares outstanding – basic (Note 16)	108,712,259	113,076,261	109,001,557	112,664,381
Weighted average no. of shares outstanding – diluted (Note 16)	109,272,204	113,076,261	109,317,587	112,664,381
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s)
Condensed Consolidated Interim Statements of Cash Flows
	Six months ended June 30,
	2025	2024
Cash flows from operating activities
Income (loss) for the period	$1,902	$(6,249)
Items not affecting operating activities:
Interest income	(562)	(878)
Effect of exchange rate changes on cash and cash equivalents	4	151
Items not affecting cash:
Gain on revaluation of investments	(1,466)	(1,226)
Equity income from investment in SLM California (Note 5)	(3,014)	(2,208)
Share-based payments (Note 14)	1,691	1,543
Deferred income tax expense	176	10
Depletion and depreciation	3,291	3,743
Finance expense (Note 9)	1,197	2,145
Shares received pursuant to property agreements	(93)	(51)
Other non-cash movements (Note 20)	1,545	1,865
Changes in non-cash working capital items (Note 20)	3,510	1,668
Total cash provided by operating activities	8,181	513
Cash flows from investing activities
Dividends and other distributions (Note 5)	3,703	3,579
Acquisition of royalty and other property interests, net (Note 6)	(8,096)	(80)
Purchase of investment in SLM California (Note 5)	—	(4,742)
Proceeds from sale of fair value through profit and loss investments, net	386	1,359
Other movements (Note 20)	116	217
Total cash provided by (used in) investing activities	(3,891)	333
Cash flows from financing activities
Loan repayments (Note 9)	(10,000)	—
Interest paid (Note 9)	(1,156)	(1,227)
Purchase of common shares returned to treasury (Note 10)	(4,996)	(206)
Proceeds from exercise of options and settlement of RSUs, net	2,251	1,512
Deferred financing costs	—	(30)
Total cash provided by (used in) financing activities	(13,901)	49
Effect of exchange rate changes on cash and cash equivalents	(4)	(151)
Change in cash and cash equivalents	(9,615)	744
Cash and cash equivalents, beginning	26,773	20,677
Cash and cash equivalents, ending	$17,158	$21,421
Supplemental disclosure with respect to cash flows (Note 20)
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except per share amounts
Condensed Consolidated Interim Statements of Shareholders’ Equity
	Number of common shares	Capital stock	Reserves	Deficit	Total
Balance as at December 31, 2024	110,280,332	$159,525	$18,341	$(62,386)	$115,480
Shares issued for exercise of stock options	1,399,861	4,083	(1,641)	—	2,442
RSUs issued	237,303	839	(1,030)	—	(191)
Share-based payments	—	—	1,412	—	1,412
Common shares returned to treasury	(2,681,960)	(4,996)	—	—	(4,996)
Income for the period	—	—	—	1,902	1,902
Balance as at June 30, 2025	109,235,536	$159,451	$17,082	$(60,484)	$116,049
	Number of common shares	Capital stock	Reserves	Deficit	Total
Balance as at December 31, 2023	112,234,040	$160,913	$18,620	$(59,098)	$120,435
Shares issued for exercise of stock options	1,315,000	2,558	(924)	—	1,634
RSUs issued	164,500	1,535	(1,657)	—	(122)
Share-based payments	—	—	1,543	—	1,543
Common shares returned to treasury	(106,276)	(206)	—	—	(206)
Shares issued for royalty	30,000	45	—	—	45
Loss for the period	—	—	—	(6,249)	(6,249)
Balance as at June 30, 2024	113,637,264	$164,845	$17,582	$(65,347)	$117,080
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
1.
Nature of Operations

EMX Royalty Corporation (the “Company” or “EMX”) together with its subsidiaries, is in the business of acquisition and management of royalties, strategic investments, and organically generating royalties derived from a portfolio of mineral property interests. The Company’s royalty and exploration portfolio mainly consists of properties in North America, Türkiye, Europe, Australia, Morocco and Latin America. The Company’s common shares are listed on the TSX Venture Exchange (“TSX- V”), and on the NYSE American under the symbol of “EMX”, and also trade on the Frankfurt Stock Exchange under the symbol “6E9”. The Company’s head office is located at 501 – 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8.
These condensed consolidated interim financial statements have been prepared using IFRS Accounting Standards (“IFRS”) applicable to a going concern, which assumes that the Company will be able to realize its assets, discharge its liabilities and continue in operation for the following twelve months.
These condensed consolidated interim financial statements of the Company are presented in United States dollars, unless otherwise noted, which is the functional currency of the parent company and its subsidiaries.
2.
Statement of Compliance and Summary of Material Accounting Policies

Statement of Compliance
These condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standard 34, Interim Financial Reporting (“IAS 34”) using accounting policies consistent with IFRS as issued by the International Accounting Standards Board (“IASB”).
These condensed consolidated interim financial statements have been prepared on a historical cost basis, except for financial instruments classified as fair value through profit or loss, which are stated at their fair value. In addition, these condensed consolidated interim financial statements have been prepared using the accrual basis of accounting except for cash flow information.
Reclassification
Certain comparative figures have been reclassified to conform to the current year presentation.
Summary of Material Accounting Policies
These condensed consolidated interim financial statements follow the same accounting policies and methods of application as the Company’s most recent annual financial statements, except as described below, and should be read in conjunction with the annual audited consolidated financial statements of the Company for the year ended December 31, 2024.
Deferred Share Units (“DSUs”)
Share-based payment arrangements related to deferred share units are measured at fair value. Deferred share units are liability awards settled in cash and measured at the quoted market price at the grant date and the corresponding liability is adjusted for changes in fair value at each subsequent reporting date until the awards are settled.
Critical Accounting Judgments and Significant Estimates and Uncertainties
The critical judgments and estimates applied in the preparation of the Company’s unaudited condensed consolidated interim financial statements for the six months ended June 30, 2025, are consistent with those applied in the Company’s audited consolidated financial statements for the year ended December 31, 2024.

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
2.
Statement of Compliance and Summary of Material Accounting Policies (Continued)

New Accounting Policies Issued But Not Yet Effective
Certain pronouncements have been issued by the IASB or the International Financial Reporting Interpretations Committee (“IFRIC”) that are not mandatory for the current period and have not been early adopted. The amendments are effective for accounting periods beginning on or after January 1, 2026, with earlier application permitted. The Company has reviewed these updates and the amendment that is applicable to the Company is discussed below:
IFRS 18 Presentation and Disclosure in Financial Statements
IFRS 18 Presentation and Disclosure in Financial Statements, which will replace IAS 1, Presentation of Financial Statement aims to improve how companies communicate in their financial statements, with a focus on information about financial performance in the statement of profit or loss, in particular additional defined subtotals, disclosures about management-defined performance measures and new principles for aggregation of information. IFRS 18 is accompanied by limited amendments to the requirements in IAS 7 Statement of Cash Flows. IFRS 18 is effective from January 1, 2027. Companies are permitted to apply IFRS 18 before that date. The Company is currently assessing the impact of the new standard.
3.
Investments

As at June 30, 2025, and December 31, 2024, the Company had the following investments:
	June 30, 2025	December 31, 2024
Marketable securities	$2,177	$2,040
Warrants	498	182
Private company investments	4,070	3,812
Total investments	$6,745	$6,034
The Company may purchase investments and receives investments as proceeds related to various property agreements, and may sell its holdings to the market where appropriate. During the six months ended June 30, 2025, the Company realized $386 (2024 — $1,359) in proceeds from sales of investments.
4.
Trade Receivables and Other Assets

The Company’s trade receivables and other assets are primarily related to royalty revenue receivable, deferred compensation and milestone payments, refundable taxes and VAT recoverable from government taxation authorities, recoveries of royalty generation costs from project partners, prepaid expenses and reclamation bonds.
As at June 30, 2025, and December 31, 2024, trade receivables and other assets were as follows:

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
4.
Trade Receivables and Other Assets (Continued)

	June 30, 2025	December 31, 2024
Royalty revenue receivable	$9,331	$5,919
Refundable taxes	243	254
Recoverable royalty generation expenditures and advances	238	815
Deferred compensation	1,600	9,251
Reclamation deposits	224	250
Prepaid expenses, deposits and other	750	431
Total receivables and other assets	12,386	16,920
Less: current portion	(10,688)	(13,982)
Non-current portion	$1,698	$2,938
Non-current trade receivables and other assets are comprised of the deferred payments from Aftermath Silver Ltd. (“Aftermath”) expected to be collected after 12 months, and reclamation bonds held as security towards future royalty generation work and the related future potential cost of reclamation of the Company’s land and unproven mineral interests.
As at June 30, 2025, the Company has no material reclamation obligations and holds bonds to cover any non material reclamation requirements as required by local administrations. Once reclamation of the properties is complete, the bonds will be returned to the Company.
The following table summarizes the Company’s deferred compensation as at June 30, 2025 and changes during the six months then ended:
	Aftermath	AbraSilver	First Nordic Metals	Total
Balance as at December 31, 2024	$2,689	$6,562	$—	$9,251
Interest accretion	126	203	2	331
Amount received	(1,500)	(6,850)	—	(8,350)
Gain on sale of subsidiary	—	—	158	158
Foreign Exchange	—	—	2	2
Gain on revaluation of receivables	123	85	—	208
Balance as at June 30, 2025	1,438	—	162	1,600
Less: current portion	—	—	(126)	(126)
Non-current portion	$1,438	$—	$36	$1,474
During the period, the Company received an early repayment of $6,850 from AbraSilver in exchange for a reduced total obligation from the original $7,000. The Company also received an early repayment of $1,500 from Aftermath in exchange for a reduction of $100 on the remaining balance due in November 2026, now totaling $1,650.
5.
Investment in SLM California

The Company owns a 42.7% interest in Sociedad Legal Minera California Una de la Sierra Pena Negra (“SLM California”), a private Chilean entity, which owns 67.5% of a 2.88% Net Smelter Return (“NSR”) royalty on the Caserones mine. Through its ownership in SLM California, the Company holds an effective 0.8306% NSR royalty on the Caserones mine.

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
5.
Investment in SLM California (Continued)

Summarized financial information for the Company’s investment in SLM California and reflecting adjustments made by the Company, including adjustments made at the time of acquisition is as follows:
	June 30, 2025	December 31, 2024
Total assets	$10,056	$10,994
Total liabilities	(3,566)	(5,870)
Net assets	6,490	5,124
The Company’s ownership %	42.7	42.7
Acquisition fair value and other adjustments	57,664	58,937
Carrying amount of investment in SLM California	$60,437	$61,126
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Royalty revenue	$5,727	$6,442	$12,762	$11,247
Net income	3,122	3,303	7,054	5,167
The Company’s ownership %	42.7	42.7	42.7	42.7
Company’s share of net income of SLM California	$1,334	$1,411	$3,014	$2,208
During the three and six months ended June 30, 2025, the Company’s share of the royalty revenue in SLM California totaled $2,447 and $5,453 respectively (2024 — $2,753 and $4,806 respectively).
The following table summarizes the changes in the carrying amount of the Company’s investment in SLM California:
	June 30, 2025	December 31, 2024
Opening Balance	$61,126	$58,827
Capital investment	—	4,742
Company’s share of net income of SLM California	3,014	4,329
Distributions	(3,703)	(6,772)
Ending Balance	$60,437	$61,126

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
6.
Royalty and Other Property Interests

As at and for the six months ended June 30, 2025:
	Country	December 31, 2024	Net Additions (Recoveries)	Depletion	Impairment	June 30, 2025	Historical cost	Accumulated depletion and other**
Royalty Interests
Gediktepe	Türkiye	$23,959	$—	$(3,067)	$—	$20,892	$43,746	$(22,854)
Diablillos	Argentina	6,582	564	—	—	7,146	7,224	(78)
Leeville	USA	3,717	—	(176)	—	3,541	38,869	(35,328)
Chapi	Peru	3,404	7,082	—	—	10,486	10,486	—
Berenguela	Peru	1,828	—	—	—	1,828	2,006	(178)
Tartan Lake	Canada	914	—	—	—	914	1,003	(89)
Revelo Portfolio	Chile	349	—	—	—	349	401	(52)
Timok	Serbia	139	—	(1)	—	138	195	(57)
Other*	Various	1,807	450	—	—	2,257	2,666	(409)
		42,699	8,096	(3,244)	—	47,551	106,596	(59,045)
Other Property Interests
Perry Portfolio	Canada	345	—	—	(101)	244	2,199	(1,955)
Revelo Portfolio	Chile	761	—	—	(635)	126	761	(635)
Other*	Various	966	—	—	—	966	3,324	(2,358)
		2,072	—	—	(736)	1,336	6,284	(4,948)
Total		$44,771	$8,096	$(3,244)	$(736)	$48,887	$112,880	$(63,993)

*
Included in other are various royalty and other property interests held in Armenia, Finland, Sweden, Argentina, Chile, Mexico, Canada and the U.S.A.

**
Includes previously recognized recoveries and impairment charges.

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
6.
Royalty and Other Property Interests (Continued)

As at and for the year ended December 31, 2024:
	Country	December 31, 2023	Net Additions (Recoveries)	Depletion	Impairment	December 31, 2024	Historical cost	Accumulated depletion and other**
Royalty Interests
Gediktepe	Türkiye	$29,901	$—	$(5,942)	$—	$23,959	$43,746	$(19,787)
Diablillos	Argentina	6,582	—	—	—	6,582	7,224	(642)
Leeville	USA	4,141	—	(424)	—	3,717	38,869	(35,152)
Chapi	Peru	—	3,404	—	—	3,404	3,404	—
Berenguela	Peru	1,828	—	—	—	1,828	2,006	(178)
Tartan Lake	Canada	914	—	—	—	914	1,003	(89)
Revelo Portfolio	Chile	401	(52)	—	—	349	401	(52)
Timok	Serbia	141	—	(2)	—	139	195	(56)
Other*	Various	2,308	(165)	—	(336)	1,807	2,216	(409)
		46,216	3,187	(6,368)	(336)	42,699	99,064	(56,365)
Other Property Interests
Perry Portfolio	Canada	498	(90)	—	(63)	345	2,199	(1,854)
Revelo Portfolio	Chile	709	52	—	—	761	761	—
Other*	Various	676	290	—	—	966	3,324	(2,358)
		1,883	252	—	(63)	2,072	6,284	(4,212)
Total		$48,099	$3,439	$(6,368)	$(399)	$44,771	$105,348	$(60,577)

*
Included in other are various royalty and other property interests held in Finland, Sweden, Argentina, Chile, Mexico, Canada and the U.S.A.

**
Includes previously recognized recoveries, impairment charges and translation adjustments.

Royalty Interest
Timok Royalty
EMX’s Timok Royalty is located in the Bor Mining District of Serbia and covers the Cukaru Peki copper-gold deposit. On September 1, 2023 the Company executed an amended and restated royalty agreement for its Timok Royalty property with Zinjin Mining Group Ltd (“Zijin”). The Company and Zijin agreed that the Timok Royalty will consist of a 0.3625% NSR royalty that is uncapped and cannot be repurchased or reduced.
Gediktepe Royalty
The Company holds two royalties at Gediktepe in Türkiye, which include a perpetual 10% NSR royalty over metals produced from the oxide zone after cumulative production of 10,000 gold-equivalent oxide ounces; and (ii) a perpetual 2% NSR royalty over metals produced from the sulfide zone, payable after cumulative production of 25,000 gold-equivalent sulfide ounces. Upon achievement of production of 25,000 gold-equivalent sulfide ounces, a $3,000 milestone payment will become payable, with a second $3,000 milestone payment becoming payable on the first anniversary of the sulfide production milestone.
Leeville Royalty
The Company holds a 1% gross smelter return (“GSR”) royalty on portions of West Leeville, Carlin East, Four Corners, Turf and other underground gold mining operations and deposits in the Northern Carlin Trend

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
6.
Royalty and Other Property Interests (Continued)

of Nevada. The Leeville royalty property is included in the Nevada Gold Mines LLC and Barrick-Newmont Nevada joint venture. Royalty income from the Leeville Mine incurs a 5% direct gold tax.
Balya Royalty
The Company holds a 4% NSR royalty on the Balya property that is uncapped and is not subject to a buy back agreement. The Balya royalty property is operated by Esan Eczacibaşi Endüstriyel Hammaddeler San. Ve Tic. A.Ş., a private Turkish company.
Gold Bar South Royalty
The Company holds a 1% NSR royalty in the Gold Bar South royalty property, operated by McEwen Mining Inc. (“McEwen”), which covers a sediment-hosted, oxide gold deposit situated southeast of McEwen’s Gold Bar open pit mining operation in north-central Nevada.
Chapi Royalty
During 2025, the Company increased its NSR royalty on the Chapi Copper mine located in southern Peru from 1% to 2% for an additional purchase price of $7,000.
7.
Accounts Payable & Accrued Liabilities

	June 30, 2025	December 31, 2024
Trade payable & accrued liabilities	$1,037	$2,212
Income taxes payable	1,829	2,238
Deferred share unit liability	292	—
Ending Balance	$3,158	$4,450
During the six months ended June 30, 2025, the Company granted 116,000 deferred share units (“DSUs”) to independent directors of the Company. These DSUs are cash-settled and only redeemable upon the retirement, resignation or replacement of the director. As at June 30, 2025, 116,000 DSUs were outstanding.
8.
Derivative Liabilities

The Company recognizes a liability on warrants issued in a private placement where the exercise price is denominated in Canadian dollars (C$). As at June 30, 2025, the fair value of derivative liabilities was $1,028 (December 31, 2024 — $425). During the six months ended June 30, 2025, the Company recognized a loss of $562 (2024 — $107) on the revaluation of derivative liabilities.
The fair values of derivative liabilities were estimated using the Black-Scholes pricing model with weighted average assumptions as follows:
	June 30, 2025	December 31, 2024
Risk free interest rate (%)	2.59	2.92
Expected life (years)	1.79	2.28
Expected volatility (%)	34.67	35.97
Dividend yield	—	—
During the six months ended June 30, 2025, there were no changes in the number of warrants outstanding.

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
8.
Derivative Liabilities (Continued)

The following table summarizes information about the warrants which were outstanding as at June 30, 2025:
Date Issued	Number of Warrants	Exercisable	Exercise Price (C$)	Expiry Date
April 14, 2022	3,812,121	3,812,121	4.45	April 14, 2027
Total	3,812,121	3,812,121

9.
Loan Payable

Franco-Nevada Credit Facility
In August 2024, the Company entered into a $35,000 credit agreement with Franco-Nevada Corp. (“Franco”) with a maturity date of July 1, 2029. Depending on the Company’s net debt to adjusted EBITDA ratio, the principle balance of the facility is subject to interest at the Secured Overnight Financing Rate (“SOFR”) plus 3.00% to 4.25% per annum.
The loan is secured by a general security agreement over the assets of EMX and share pledges by EMX and certain of its subsidiaries or other equity interests, with Franco retaining the ability, at any time, to designate certain material subsidiaries of the Company to be guarantors of the loan and provide similar security. Certain covenants under the credit agreement, including restrictions on incurring indebtedness and encumbrances, shall apply to the Company and its subsidiaries.
Upon closing, the Company used the proceeds of the loan to repay the outstanding balance of the Sprott Credit Facility and for general working capital purposes.
The following table summarizes the changes to the Company’s loan payable during the six months then ended June 30, 2025:
Franco-Nevada Credit Facility
Balance as at December 31, 2024	$34,550
Loan repayment	(10,000)
Interest accretion	1,197
Interest paid	(1,156)
Loss on debt modification	31
Balance as at June 30, 2025	$24,622
For the six months ended June 30, 2025, the Company recognized interest expense of $1,197 (2024 — $2,145) on the loans which was included in finance expenses.
10.
Shareholders’ Equity

Authorized
As at June 30, 2025, the authorized share capital of the Company was an unlimited number of common shares without par value.
Common Shares
During the six months ended June 30, 2025, the Company:
•
Issued 1,399,861 common shares for gross proceeds of $2,442 pursuant to the exercise of stock options.

•
Issued 237,303 common shares with a value of $839 pursuant to a restricted share unit plan.

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
10.
Shareholders’ Equity (Continued)

•
Repurchased and cancelled 2,681,960 common shares at a cost of $4,996, pursuant to the Company’s Normal Course Issuer Bid.

During the six months ended June 30, 2024, the Company:
•
Issued 30,000 common shares valued at $45 related to the acquisition of a royalty in Finland.

•
Issued 1,315,000 common shares for gross proceeds of $1,634 pursuant to the exercise of stock options.

•
Issued 164,500 common shares with a value of $1,535 pursuant to a restricted share unit plan with certain executives and management of the Company.

•
Repurchased 106,276 common shares at a cost of $206 which were returned to treasury and cancelled pursuant to the Company’s Normal Course Issuer Bid.

Stock Options
The Company adopted a stock option plan (the “Plan”) pursuant to the policies of the TSX-V. The maximum number of shares that may be reserved for issuance under the plan is limited to 10% of the issued common shares of the Company at any time. The vesting terms are determined at the time of the grant, subject to the terms of the plan.
During the six months ended June 30, 2025, the change in stock options outstanding was as follows:
	Number	Weighted Average Exercise Price (C$)
Balance as at December 31, 2024	7,614,900	$2.85
Granted	840,500	2.92
Exercised	(1,748,600)	2.61
Forfeited	(240,500)	2.62
Balance as at June 30, 2025	6,466,300	$2.92
The following table summarizes information about the stock options which were outstanding and exercisable at June 30, 2025:
	Outstanding			Exercisable
Exercise prices (C$)	Number of Options	Weighted average exercise price (C$)	Weighted average remaining life (years)	Number of Options	Weighted average exercise price (C$)	Weighted average remaining life (years)
2.21 – 2.50	1,418,900	2.47	3.86	1,418,900	2.47	3.86
2.51 – 2.80	2,702,400	2.56	2.48	2,702,400	2.56	2.48
2.81 – 3.10	785,000	2.92	4.75	773,750	2.92	4.75
3.50 – 3.80	469,000	3.65	1.10	469,000	3.65	1.10
4.11 – 4.40	1,091,000	4.11	0.85	1,091,000	4.11	0.85
Total	6,466,300	2.92	2.68	6,455,050	2.92	2.68
As at June 30, 2025, the weighted average remaining useful life of exercisable stock options was 2.68 (December 31, 2024 — 2.46).
The weighted average fair value of the stock options granted during the six months ended June 30, 2025 was C$1.21 (2024 — C$1.09) per stock option. The fair value of stock options granted was estimated using the Black-Scholes option pricing model with weighted average assumptions as follows:

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
10.
Shareholders’ Equity (Continued)

	Six months ended June 30,
	2025	2024
Risk free interest rate (%)	2.61	3.36
Expected life (years)	5.0	5.0
Expected volatility (%)	43.4	45.8
Dividend yield (%)	—	—
Restricted share units
In 2017, the Company introduced a long-term restricted share unit plan (“RSUs”). The RSUs entitle employees, consultants directors, or officers to common shares of the Company upon vesting based on vesting terms determined by the Company’s Board of Directors at the time of grant. A total of 3,200,000 RSUs are reserved for issuance under the plan and the number of shares issuable pursuant to all RSUs granted under this plan, together with any other compensation arrangement of the Company that provides for the issuance of shares, shall not exceed ten percent (10%) of the issued and outstanding shares at the grant date.
Restricted share units with performance criteria
RSUs with performance criteria cliff vest on the third anniversary of the grant date subject to achievement of performance conditions relating to the Company’s total shareholder return and certain other operational milestones. The number of RSUs determined to have vested as at the evaluation date will entitle the holder to acquire for no additional consideration, between zero and one and a half common shares of the Company.
The following table summarizes information about the RSUs with performance criteria which were outstanding at June 30, 2025:
Evaluation Date	December 31, 2024	Granted	Vested	Expired/ Cancelled	June 30, 2025
December 31, 2024	500,000	—	(250,000)	(250,000)	—
December 31, 2025	562,000	—	(28,360)	(19,640)	514,000
December 31, 2026	647,000	—	(16,176)	(40,824)	590,000
December 31, 2027	—	483,000	(1,140)	(36,860)	445,000
Total	1,709,000	483,000	(295,676)	(347,324)	1,549,000
On March 31, 2025, based on the achievement performance as evaluated by the Compensation Committee of the Board of Directors of the Company, it was ascertained that 250,000 RSU’s with an evaluation date of December 31, 2024 had vested based on preset performance criteria previously established on the grant date.
Restricted share units with no performance criteria
RSUs with no performance criteria will entitle the holder to acquire one common share of the Company for no additional consideration and will vest in three equal tranches on the first, second and third anniversaries of the date of grant.

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
10.
Shareholders’ Equity (Continued)

The following table summarizes information about the RSUs with no performance criteria which were outstanding at June 30, 2025:
Number
Balance as at December 31, 2024	182,000
Granted	358,000
Vested	(45,000)
Forfeited	(19,000)
Balance as at June 30, 2025	476,000
Normal Course Issuer Bid
During the six months ended June 30, 2025, the Company repurchased and cancelled 2,681,960 common shares at a cost of $4,996, pursuant to the Company’s Normal Course Issuer Bid.
On March 26, 2025, the Company commenced a new Normal Course Issuer Bid (“NCIB”). Under the new NCIB, the Company may purchase for cancellation up to 5,440,027 common shares over a twelve-month period commencing on April 1, 2025. The NCIB will expire no later than March 31, 2026.
Subsequent to period end, the Company repurchased 400,929 common shares under the new NCIB for a total cost of $1,158.
11.
Revenue and Other Income

During the three and six months ended June 30, 2025 and 2024 the Company had the following sources of revenue and other income:
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Royalty revenue*	$5,767	$5,083	$13,512	$10,687
Option and other property income	284	492	587	680
Interest income	188	430	562	878
	$6,239	$6,005	$14,661	$12,245

*
Excludes royalty revenue generated from the Company’s equity interest in SLM California (Note 5)

The Company has a number of exploration stage royalties and royalty generation properties being advanced by the Company and within partnered agreements. Many of these projects include staged or conditional payments owed to the Company payable in cash or partner equity pursuant to individual agreements. The Company may also earn conditional payments on producing royalties.

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
11.
Revenue and Other Income (Continued)

During the three and six months ended June 30, 2025 and 2024 the Company had the following sources of royalty revenue:
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Gediktepe	$1,928	$1,806	$6,233	$4,796
Timok	1,625	1,586	3,208	2,853
Leeville	1,412	1,187	2,322	2,051
Balya	596	311	1,268	508
Gold Bar South	129	167	287	242
Advanced royalty payments	77	26	194	237
	$5,767	$5,083	$13,512	$10,687
During the six months ended June 30, 2025, the Company recognized staged cash payments totaling $220 (2024 — $210), and equity payments valued at $92 (2024 — $51) in connection with property agreements from various partners. These payments have been included in option and other property income within revenue and other income.
12.
General and Administrative Expenses

During the three and six months ended June 30, 2025 and 2024 the Company had the following sources of general and administrative expenses:
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Salaries, consultants, and benefits	$793	$778	$2,028	$1,756
Professional fees	341	467	684	703
Investor relations and shareholder information	141	115	297	338
Transfer agent and filing fees	41	39	176	160
Administrative and office	255	251	461	573
Travel	45	44	140	74
Stamp taxes	—	—	—	238
	$1,616	$1,694	$3,786	$3,842

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
13.
Royalty Generation and Project Evaluation

During the six months ended June 30, 2025, the Company incurred the following royalty generation costs, which were expensed as incurred:
	Fennoscandia	USA	Eastern Europe and Morocco	South America	Other	Technical support and project evaluation*	Total
Administration costs	$105	$100	$98	$29	$13	$20	$365
Drilling, technical, and support costs	185	1,421	122	—	18	128	1,874
Personnel	65	593	712	15	109	1,422	2,916
Property costs	125	107	87	69	1	—	389
Professional costs	64	15	239	45	36	—	399
Share-based payments	41	105	41	—	21	192	400
Travel	15	20	72	—	12	82	201
Total Expenditures	600	2,361	1,371	158	210	1,844	6,544
Recoveries from partners	(184)	(1,664)	—	—	(18)	—	(1,866)
Net Expenditures	$416	$697	$1,371	$158	$192	$1,844	$4,678

*
Technical support, evaluation, and due diligence related to new and existing opportunities for royalty acquisitions and strategic investments

During the six months ended June 30, 2024, the Company incurred the following royalty generation costs, which were expensed as incurred:
	Fennoscandia	USA	Eastern Europe and Morocco	South America	Other	Technical support and project evaluation*	Total
Administration costs	$66	$188	$158	$2	$—	$62	$476
Drilling, technical, and support costs	310	324	375	—	40	261	1,310
Personnel	177	489	565	59	96	1,028	2,414
Property costs	559	198	36	531	10	—	1,334
Professional costs	160	17	96	98	10	—	381
Share-based payments	60	128	53	14	17	222	494
Travel	36	8	12	—	3	80	139
Total Expenditures	1,368	1,352	1,295	704	176	1,653	6,548
Recoveries from partners	(91)	(616)	—	—	—	—	(707)
Net Expenditures	$1,277	$736	$1,295	$704	$176	$1,653	$5,841

*
Technical support, evaluation, and due diligence related to new and existing opportunities for royalty acquisitions and strategic investments

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
14.
Share-based Payments

During the six months ended June 30, 2025, the Company recorded aggregate share-based payments of $1,691 (2024 — $1,543) as they relate to the fair value of stock options, RSUs and DSUs vested.
Share-based payments for the six months ended June 30, 2025 are allocated to expense accounts as follows:
	General and Administrative Expenses	Royalty Generation Costs	Total
Fair value of stock options vested	$389	$314	$703
RSUs with performance criteria	478	9	487
RSUs with no performance criteria	145	77	222
Deferred share units	279	—	279
Total	$1,291	$400	$1,691
Share-based payments for the six months ended June 30, 2024 are allocated to expense accounts as follows:
	General and Administrative Expenses	Royalty Generation Costs	Total
Fair value of stock options vested	$681	$469	$1,150
RSUs with performance criteria	367	23	390
RSUs with no performance criteria	1	2	3
Total	$1,049	$494	$1,543

15.
Other Losses

In April 2024, one of the Company’s subsidiaries in Türkiye was the subject of a cyber event resulting in the loss of $2,326. The Company has launched a full investigation of the event and is pursuing recovery of its funds through all legally available means in order to mitigate the loss amount to the fullest extent possible.
16.
Net Income (Loss) per Share

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income (loss)	$642	$(4,022)	$1,902	$(6,249)
Weighted average number of common shares outstanding – basic	108,712,259	113,076,261	109,001,557	112,664,381
Dilutive effect of stock options and warrants	559,945	—	316,030	—
Weighted average number of common shares outstanding – diluted	109,272,204	113,076,261	109,317,587	112,664,381
Basic earnings (loss) per share	$0.01	$(0.04)	$0.02	$(0.06)
Diluted earnings (loss) per share	$0.01	$(0.04)	$0.02	$(0.06)

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
17.
Related Party Transactions

The aggregate value of transactions and outstanding balances relating to key management personnel for the six months ended June 30, 2025 were as follows:
	Salary and fees	Share-based Payments	Total
Management	$717	$449	$1,166
Outside directors	400	409	809
Seabord Management Corp.*	61	—	61
Total	$1,178	$858	$2,036

*
Seabord Management Corp. (“Seabord”) is a management services company partially controlled by the Chief Accounting Officer (“CAO”) of the Company. Seabord provided office space to the Company. The CAO does not receive any direct compensation from Seabord in relation to services provided to the Company.

The aggregate value of transactions and outstanding balances relating to key management personnel for the six months ended June 30, 2024 were as follows:
	Salary and fees	Share-based Payments	Total
Management	$545	$304	$849
Outside directors	392	475	867
Seabord Management Corp.*	160	—	160
Total	$1,097	$779	$1,876

*
Seabord is a management services company partially controlled by the CAO of the Company. Seabord provided accounting and administration staff, and office space to the Company. The CAO does not receive any direct compensation from Seabord in relation to services provided to the Company.

18.
Segmented Information

For the six months ended June 30, 2025, the Company had revenue and other income located geographically as follows:
	Fennoscandia	USA	Eastern Europe and Morocco	Other	Total
Royalty revenue*	$59	$2,744	$10,710	$(1)	$13,512
Option and other property income	159	414	—	14	587
Interest income	19	4	—	539	562
Total	$237	$3,162	$10,710	$552	$14,661

*
Excludes royalty revenue generated from the Company’s equity interest in SLM California (Note 5)

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
18.
Segmented Information (Continued)

For the six months ended June 30, 2024, the Company had revenue and other income located geographically as follows:
	Fennoscandia	USA	Eastern Europe and Morocco	Other	Total
Royalty revenue*	$186	$2,343	$8,158	$—	$10,687
Option and other property income	86	542	—	52	680
Interest income	5	95	—	778	878
Total	$277	$2,980	$8,158	$830	$12,245

*
Excludes royalty revenue generated from the Company’s equity interest in SLM California (Note 5)

As at June 30, 2025, the Company had royalty and other property interests, and property and equipment located geographically as follows:
	Fennoscandia	USA	Eastern Europe and Morocco	South America	Other	Total
Royalty and other property interests
As at June 30, 2025	$649	$4,795	$21,028	$20,071	$2,344	$48,887
As at December 31, 2024	$649	$4,972	$24,096	$13,060	$1,994	$44,771
Property and equipment
As at June 30, 2025	$—	$475	$62	$—	$88	$625
As at December 31, 2024	$127	$511	$68	$—	$—	$706

19.
Risk and Capital Management: Financial Instruments

The Company considers items included in shareholders’ equity as capital. The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders.
As at June 30, 2025, the Company had working capital of $30,188 (December 31, 2024 — $41,501). The Company has continuing royalty revenue that will vary depending on royalty ounces received and the price of minerals, and other pre-production income. The Company also receives additional cash inflows from the recovery of expenditures from project partners, sale of investments, and investment income including dividends from its investment in SLM California.
The Company manages the capital structure and makes adjustments in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares through public and/or private placements, sell assets, renegotiate terms of debt, or return capital to shareholders.
The Company is not subject to externally imposed capital requirements other than as disclosed in Note 9. There were no change in the Company’s approach to capital management for the period presented.
Fair Value
The Company characterizes inputs used in determining fair value using a hierarchy that prioritizes inputs depending on the degree to which they are observable. The three levels of the fair value hierarchy are as follows:
a)
Level 1:   inputs represent quoted prices in active markets for identical assets or liabilities. Active

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
19.
Risk and Capital Management: Financial Instruments (Continued)

markets are those in which transactions occur in sufficient frequency and volume to provide pricing information on an ongoing basis.
b)
Level 2:   inputs other than quoted prices that are observable, either directly or indirectly. Level 2 valuations are based on inputs, including quoted forward prices for commodities, market interest rates, and volatility factors, which can be observed or corroborated in the market place.

c)
Level 3:   inputs that are less observable, unobservable or where the observable data does not support the majority of the instruments’ fair value.

Financial instruments measured at fair value on the statement of financial position are summarized in levels of the fair value hierarchy as follows:
Assets	Level 1	Level 2	Level 3	Total
Investments – shares	$2,177	$4,070	$—	$6,247
Investments – warrants	—	498	—	498
Total	$2,177	$4,568	$—	$6,745
Liability	Level 1	Level 2	Level 3	Total
Deferred share units	$292	$—	$—	$292
Derivative liability – warrants	—	1,028	—	1,028
Total	$292	$1,028	$—	$1,320
The carrying value of cash and cash equivalents, restricted cash, current trade receivables and other assets, accounts payable and accrued liabilities and advances from joint venture partners, approximate their fair value because of the short-term nature of these instruments.
The Company has a deferred share unit liability, related to share-based payment arrangements, that is measured at fair value. Deferred share units are liability awards settled in cash and measured at the quoted market price at the grant date and the corresponding liability is adjusted for changes in fair value at each subsequent reporting date until the awards are settled.
The Company holds warrants exercisable into common shares of public companies and has issued warrants exercisable into common shares of the Company. These warrants do not trade on an exchange and are restricted in their transfer. The fair value of the warrants was determined using the Black-Scholes pricing model using observable market information and thereby classified within Level 2 of the fair value hierarchy.
The Company’s financial instruments are exposed to certain financial risks, including credit risk, interest rate risk, market risk, liquidity risk and currency risk.
Credit Risk
Credit risk is the risk that a third party might fail to fulfill its performance obligations under the terms of a financial instrument. Credit risk arises from cash and cash equivalents and trade receivables. This risk is minimized by holding a significant portion of the cash funds in major Canadian and US banks. The Company’s exposure with respect to its trade receivables is primarily related to royalty revenue, recoverable taxes, recovery of royalty generation costs, and the sale of assets.
Interest Rate Risk
The Company monitors its exposure to interest rates and is exposed to interest rate risk because of fluctuating interest rates on cash and cash equivalents, restricted cash and a loan payable (Note 9). The

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
19.
Risk and Capital Management: Financial Instruments (Continued)

Company’s loan payable is subject to a floating interest rate. During the six months ended June 30, 2025, a 1% change in nominal interest rates would not have increased or decreased the Company’s finance expense by a material amount.
Market Risk
Market risks are the risks that change in market factors, such as publicly traded securities, will affect the value of the Company’s financial instruments. The Company manages market risks by either accepting it or mitigating it through the use of economic strategies.
The Company is exposed to fluctuating values of its publicly traded marketable securities. The Company has no control over these fluctuations and does not hedge its investments. Based on the June 30, 2025 portfolio values, a 10% increase or decrease in effective market values would increase or decrease net shareholders’ equity by approximately $543.
Liquidity Risk
Liquidity risk is the risk of loss from not having access to sufficient funds to meet both expected and unexpected cash demands. The Company manages its exposure to liquidity risk through prudent management of its statement of financial position, including maintaining sufficient cash balances and evaluating options for additional resources. The Company has in place a planning and budgeting process to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.
As at June 30, 2025, the Company held $34,591 in current assets (December 31, 2024 — $46,789) and $4,403 in current liabilities (December 31, 2024 — $5,288). Management continuously monitors and reviews both actual and forecasted cash flows as well as additional financing opportunities in order to settle all current liabilities.
Commodity Risk
The Company’s royalty revenues are derived from a royalty interest and are based on the extraction and sale of precious and base minerals and metals. Factors beyond the control of the Company may affect the marketability of metals discovered. Metal prices have historically fluctuated widely. Consequently, the economic viability of the Company’s royalty interests cannot be accurately predicted and may be adversely affected by fluctuations in mineral prices.
Currency Risk
Financial instruments that impact the Company’s net loss due to currency fluctuations include cash and cash equivalents, marketable securities, trade and other receivables, trade and other payables and deferred tax assets and liabilities denominated in Canadian dollars. Based on the Company’s Canadian dollar denominated monetary assets and monetary liabilities at June 30, 2025, a 10% increase (decrease) of the value of the Canadian dollar relative to the US dollar would not have a material impact on net loss.
Balances denominated in another currency other than the Canadian dollar held in foreign operations are considered immaterial.

Notes to the Condensed Consolidated Interim Financial Statements
Unaudited — Expressed in U.S. Dollars ($000s), except where indicated
20.
Supplemental Disclosure with Respect to Cash Flows

Changes in non-cash working capital:
	Six months ended June 30,
	2025	2024
Trade receivables and other assets	$5,288	$1,802
Accounts payable and accrued liabilities	(1,582)	(457)
Advances from joint venture partners	(196)	323
Total	$3,510	$1,668
Other non-cash operating activities:
	Six months ended June 30,
	2025	2024
Loss on revaluation of derivative liabilities	$562	$107
Gain on sale of subsidiary	(128)	(365)
Impairment charges	736	45
Loss on debt modification	31	—
Gain on revaluation of receivables, net	(176)	—
Loss on disposal of property and equipment	32	—
Realized loss on sale of investments	896	1,946
Foreign exchange (gain) loss	(408)	132
Total	$1,545	$1,865
Other investing activities:
	Six months ended June 30,
	2025	2024
Option payments received	$—	$10
Interest received on cash and cash equivalents	231	196
Purchase and sale of property and equipment, net	(140)	—
Reclamation bonds	25	11
Total	$116	$217
During the six months ended June 30, 2025 and 2024, the Company paid income tax of $1,381 and $711, respectively.

APPENDIX “B”
Pro Forma Financial Information

Pro Forma Interim Statement of Financial Position
As at June 30, 2025
Unaudited — Expressed in U.S. Dollars ($000s)
	Elemental Altus Royalties Corp.	EMX Royalty Corporation	Pro Forma Adjustments	Note 5	Pro Forma Consolidated
Assets
Cash and cash equivalents	$24,450	$17,158	$68,083	(a)	$109,691
Investments	—	6,745	—		6,745
Trade receivables and other assets	10,396	10,688	—		21,084
Total current assets	34,846	34,591	68,083		137,520
Restricted cash	$—	$144	$—		$144
Trade receivables and other assets	4,279	1,698	—		5,977
Investments	3,322	—	—		3,322
Investments in associates	37,303	60,437	5,451	(b)	103,191
Royalty and other property interests	126,717	48,887	365,623	(c)	541,227
Property and equipment	—	625	1,505	(d)	2,130
Deferred charges	—	453	(453)	(e)	—
Goodwill	—	—	114,086	(c)	114,086
Total non-current assets	171,621	112,244	486,212		770,077
Total Assets	$206,467	$146,835	$554,295		$907,597
Liabilities
Accounts payable and accrued liabilities	$3,451	$3,158	$(292)	(f)	$6,317
Advances from joint venture partners	—	217	—		217
Derivative liabilities	—	1,028	(1,028)	(g)	—
Total current liabilities	3,451	4,403	(1,320)		6,534
Loan payable	$—	$24,622	$(24,622)	(h)	$—
Deferred income tax liability	1,747	1,761	112,325	(c)	115,833
Total non-current liabilities	1,747	26,383	87,703		115,833
Total Liabilities	$5,198	$30,786	$86,383		$122,367
Shareholders’ Equity
Capital stock	$217,449	$159,451	$404,661	(i)	$781,561
Reserves	7,616	17,082	2,767	(i)	27,465
Accumulated other comprehensive income	1,380	—	—		1,380
Deficit	(25,176)	(60,484)	60,484	(i)	(25,176)
Total Shareholders’ Equity	201,269	116,049	467,912		785,230
Total Liabilities and Shareholders’ Equity	$206,467	$146,835	$554,295		$907,597

Pro Forma Interim Statement of Income and Comprehensive Income
For the six months ended June 30, 2025
Unaudited — Expressed in U.S. Dollars ($000s)
	Elemental Altus Royalties Corp.	EMX Royalty Corporation	Pro Forma Adjustments	Note 5	Pro Forma Consolidated
Revenue from royalty interests	$20,733	$13,512	$—		$34,245
Other revenue	—	459	—		459
Revenue and other income	20,733	13,971	—		34,704
Depletion and direct royalty taxes	(9,003)	(3,341)	(4,559)	(j)	$(16,903)
Gross Profit	11,730	10,630	(4,559)		17,801
Costs and expenses
General and administrative	(3,407)	(3,837)	—		(7,244)
Royalty generation and project evaluation, net	(436)	(4,678)	—		(5,114)
Share-based payments	(1,313)	(1,291)	(193)	(k)	(2,797)
Equity income from investments in associates	1,052	3,014	—		4,066
Gain (loss) on disposals	(1,807)	128	—		(1,679)
Income from operations	5,819	3,966	(4,752)		5,033
Gain on revaluation of investments	(50)	1,466	—		1,416
Gain (loss) on sale of marketable securities	24	(896)	—		(872)
Loss on revaluation of derivative liabilities	—	(562)	—		(562)
Foreign exchange gain	140	620	—		760
Impairment charges	—	(736)	—		(736)
Gain on revaluation of receivables, net	—	176	—		176
Finance expense	(235)	(1,197)	1,197	(l)	(235)
Other income (losses)	156	(31)	—		125
Income before income taxes	5,959	3,368	(3,555)		5,772
Deferred income tax expense	—	(176)	—		(176)
Income tax expense	(2,351)	(1,290)	—		(3,641)
Income for the period	$3,608	$1,902	$(3,555)		$1,955
Other comprehensive income
Foreign currency translation adjustment	(36)	—	—		(36)
Total comprehensive income	3,572	1,902	(3,555)		1,919
Basic and diluted earnings per share (Note 7)	$0.15	$0.02			$0.03

Pro Forma Interim Statement of Loss and Comprehensive Loss
For the year ended December 31, 2024
Unaudited — Expressed in U.S. Dollars ($000s)
	Elemental Altus Royalties Corp.	EMX Royalty Corporation	Pro Forma Adjustments	Note 5	Pro Forma Consolidated
Revenue from royalty interests	$15,993	$23,804	$—		$39,797
Other revenue	330	1,282	—		1,612
Revenue and other income	16,323	25,086	—		41,409
Depletion and direct royalty taxes	(7,218)	(6,487)	(7,427)	(j)	(21,132)
Gross Profit	9,105	18,599	(7,427)		20,277
Costs and expenses
General and administrative	(6,755)	(7,244)	—		(13,999)
Royalty generation and project evaluation, net	(241)	(10,984)	—		(11,225)
Share-based payments	(1,388)	(1,769)	—		(3,157)
Equity income from investments in associates	2,036	4,329	—		6,365
Loss on disposals	373	442	—		815
Income (loss) from operations	3,130	3,373	(7,427)		(924)
Gain on revaluation of investments	10	4,071	—		4,081
Loss on sale of marketable securities	(15)	(2,020)	—		(2,035)
Gain on revaluation of derivative liabilities	—	282	—		282
Foreign exchange loss	(54)	(600)	—		(654)
Impairment charges	(436)	(399)	(453)	(m)	(1,288)
Gain on revaluation of receivables, net	—	8	—		8
Finance expense	(2,028)	(3,814)	3,814	(l)	(2,028)
Other income (losses)	204	(2,379)	(378)	(n)	(2,553)
Income (loss) before income taxes	1,009	442	(4,444)		(2,993)
Deferred income tax expense	—	(770)	—		(770)
Income tax expense	(1,321)	(2,960)	—		(4,281)
Loss for the period from continuing operations	(312)	(3,288)	(4,444)		(8,044)
Loss from discontinued operations	(52)	—	—		(52)
Loss for the period	(364)	(3,288)	(4,444)		(8,096)
Other comprehensive loss
Foreign currency translation adjustment	136	—	—		136
Total comprehensive loss	$(228)	$(3,288)	$(4,444)		$(7,960)
Basic and diluted loss per share (Note 7)	$(0.02)	$(0.03)			$(0.14)

Notes to the Pro Forma Consolidated Financial Statements
As at June 30, 2025
Unaudited — Expressed in U.S. Dollars ($000s), except per share amounts
1.
Description of Proposed Acquisition

On September 4, 2025, Elemental Altus Royalties Corp. (“Elemental”) and EMX Royalty Corporation (“EMX”) entered into a definitive arrangement agreement (the “Arrangement Agreement”) whereby Elemental will acquire all of the issued and outstanding common shares of EMX (the “EMX Shares”)pursuant to a court approved plan of arrangement (the “Transaction”). Concurrently with and in support of the Transaction, Tether Investments S.A. de C.V. (“Tether”) and Elemental have entered into a subscription agreement dated September 4, 2025 pursuant to which Tether agreed to purchase 7,515,949 post-consolidation common shares of Elemental (each, an “Elemental Share”) at a price of C$18.40 (or US$13.331) per share for aggregate gross proceeds of approximately $100 million (the “Private Placement”). In connection with the Transaction, on September 16, 2025, Elemental completed a consolidation of all of the issued and outstanding Elemental Shares at a ratio of one (1) post consolidation Elemental Share for every ten (10) pre-consolidation Elemental Shares. Under the terms of the Arrangement Agreement, shareholders of EMX will receive 0.2822 (the “Exchange Ratio”) post-consolidation Elemental Shares for each EMX Share held. In accordance with the Arrangement Agreement, each EMX Restricted Share Unit (“RSU”) will vest and be settled for an EMX Share at the close of the Transaction and will be exchanged for 0.2822 post-consolidation Elemental Shares, each EMX stock option will be replaced with a replacement option and each deferred share unit (“DSU”) will vest and be exchanged for cash settlement payment from Elemental in the amount equal to the value per settled DSU. All replacement options will be adjusted as per the terms of the Arrangement Agreement and be exercisable into Elemental Shares. Each outstanding EMX warrant will be adjusted in accordance with its terms to be exercisable for Elemental Shares on the basis of the Exchange Ratio.
Upon completion of the Transaction and the Tether concurrent financing, existing Elemental shareholders and former EMX shareholders will own approximately 51% and 49% of the outstanding common shares of the combined company on a basic basis.
2.
Basis of Presentation

These unaudited pro forma consolidated financial statements have been prepared in connection with the Transaction and have been prepared from information derived from, and should be read in conjunction with the financial statements of EMX and Elemental, each prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board including, where applicable, IFRS Accounting Standards applicable to the preparation of interim financial statements, under International Accounting Standard 34, Interim Financial Reporting, specifically:
1.
the audited consolidated financial statements for the year ended December 31, 2024, and the unaudited condensed interim consolidated financial statements for the three and six months ended June 30, 2025, of EMX; and

2.
the audited consolidated financial statements for the year ended December 31, 2024, and the unaudited condensed consolidated interim financial statements for the three and six months ended June 30, 2025, of Elemental.

These unaudited pro forma consolidated financial statements include:
a)
An unaudited pro forma interim consolidated statement of financial position as of June 30, 2025, combining:

•
the unaudited condensed interim consolidated statement of financial position of EMX as of June 30, 2025;

•
the unaudited condensed consolidated interim statement of financial position of Elemental as of June 30, 2025; and

1
Exchange rate of C$1.00 = US$0.7231, being the indicative exchange rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada on September 4, 2025.

Notes to the Pro Forma Consolidated Financial Statements
As at June 30, 2025
Unaudited — Expressed in U.S. Dollars ($000s), except per share amounts
2.
Basis of Presentation (Continued)

•
the adjustments described in Note 5.

This unaudited pro forma interim consolidated statement of financial position as at June 30, 2025, assumes the Transaction occurred on June 30, 2025.
a)
An unaudited pro forma interim consolidated statement of income and comprehensive income for the six months ended June 30, 2025, combining:

•
The unaudited condensed interim consolidated statement of income of EMX for the six months ended June 30, 2025;

•
The unaudited condensed consolidated interim statement of income and comprehensive income of Elemental for the six months ended June 30, 2025; and

•
the adjustments described in Note 5.

This pro forma interim consolidated statement of income and comprehensive income for the six months ended June 30, 2025, assumes the Transaction occurred on January 1, 2024.
a)
An unaudited pro forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2024, combining:

•
The audited consolidated statement of loss of EMX for the year ended December 31, 2024;

•
The audited consolidated statement of loss and comprehensive loss of Elemental for the year ended December 31, 2024; and

•
the adjustments described in Note 5.

This pro forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2024, assumes the Transaction occurred on January 1, 2024.
The Transaction is considered to be a business combination under International Financial Reporting Standard 3 — Business Combinations. The acquisition method of accounting was used to prepare these unaudited pro forma consolidated financial statements with Elemental identified as the acquirer. The method utilizes fair value and estimates and assumptions to measure the purchase price and the identifiable assets and liabilities of EMX. The unaudited pro forma consolidated financial statements have been prepared for illustrative purposes only to show the effect of the Transaction. The unaudited pro forma consolidated financial statements reflect that Elemental acquired all of the outstanding EMX Shares and are not intended to be indicative of Elemental’s financial position or the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon completion of the Transaction will likely differ from those recorded in the unaudited pro forma consolidated financial statements and such differences could be material.
The historical consolidated financial statements have been adjusted to give effect to unaudited pro forma events that are: (i) directly attributable to the Transaction; (ii) factually supportable; and (iii) with respect to the unaudited pro forma consolidated statements of income (loss) and comprehensive income (loss), expected to have a continuing impact on the consolidated financial results post-Transaction.
The unaudited pro forma consolidated financial statements do not reflect and do not give effect to: (i) any integration costs that may be incurred as a result of the Transaction; (ii) synergies, operating efficiencies and cost savings that may result from the Transaction; or (iii) or any other benefits expected to be derived from combining the companies. Further, the pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

Notes to the Pro Forma Consolidated Financial Statements
As at June 30, 2025
Unaudited — Expressed in U.S. Dollars ($000s), except per share amounts
2.
Basis of Presentation (Continued)

Certain reclassifications have been made to the consolidated financial statements of EMX in the preparation of the unaudited pro forma consolidated financial statements to conform to the financial statement presentation adopted by Elemental. All references to “$” herein are to United States dollars unless otherwise specified. All references to “C$” are to Canadian dollars.
3.
Material Accounting Policy Information

The accounting policies used in the preparation of the unaudited pro forma consolidated financial statements as at and for the six months ended June 30, 2025, and for the year ended December 31, 2024, are those set out in Elemental’s consolidated financial statements for the three and six months ended June 30, 2025, and for the year ended December 31, 2024. In preparing the unaudited pro forma consolidated financial statements, a preliminary review was undertaken to identify whether there are any accounting policy differences between the accounting policies used by EMX where the impact was potentially material to the unaudited pro forma consolidated financial statements and could be reasonably estimated. Based on this preliminary review and as of the date of this Circular, EMX has not identified any accounting policies applicable to similar transactions undertaken by Elemental that differ materially from those followed by Elemental that would have a significant impact on the unaudited pro forma consolidated financial statements.
4.
Consideration and Purchase Price Allocation

For purposes of the unaudited pro forma consolidated financial statements, the estimated purchase consideration for the Transaction is based on the closing price of Elemental shares on the TSX on September 4, 2025, of C$20.50 (on a post-consolidation basis assuming the consolidation had occurred as of September 4, 2025). At the Exchange Ratio (Note 1), the pro forma value per EMX Share is C$5.79. The value of the purchase consideration will change based on fluctuations in the trading price of the Elemental Shares and the number of EMX Shares outstanding on the closing of the Transaction, and could differ materially from the assumed closing price per Elemental Share used to estimate the purchase consideration for the purposes of these unaudited pro forma statements.
Other elements of the purchase consideration include EMX’s stock options to be exchanged for replacement options exercisable for Elemental Shares and EMX warrants to be adjusted to be exercisable for Elemental Shares. The replacement options issued under the parameters noted above would have a weighted average exercise price of $10.22. The fair value of the replacement options was calculated using the black-scholes option pricing model with the following weighted average assumptions: risk free interest rate of 2.50%; expected life of 2.71 years; expected volatility of 41.25%; and expected dividend yield of 0%. The warrants adjusted to be exercisable for Elemental Shares under the parameters noted above have a weighted average exercise price of $15.77. The fair value of the warrants was calculated using the black-scholes option pricing model with the following weighted average assumptions: risk free rate interest rate of 2.50%; expected life of 1.79 years; expected volatility of 38.75%; and expected dividend yield of 0%. Outstanding EMX RSUs, DSUs and loan payable will be settled in full upon closing of the Transaction.
As of the date of these unaudited pro forma statements, the value of the consideration to be paid by Elemental and the fair value of the identifiable assets and liabilities to be acquired upon the completion of the Transaction will ultimately be determined based on the closing price of the Elemental Shares on the closing date of the Transaction, and could differ materially from the assumed closing price per Elemental Share used to estimate the purchase consideration for the purposes of these unaudited pro forma statements. Further, no effect has been given to any other new Elemental Shares or other equity awards that may be issued or granted subsequent to June 30, 2025, and before the closing date of the Transaction. As a result, the pro forma adjustments, which include the recognition of goodwill, are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information.

Notes to the Pro Forma Consolidated Financial Statements
As at June 30, 2025
Unaudited — Expressed in U.S. Dollars ($000s), except per share amounts
4.
Consideration and Purchase Price Allocation (Continued)

The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented below.
Purchase Consideration:
Number of post consolidation Elemental Shares to be issued to EMX shareholders	31,309,090
Closing price of post consolidation Elemental Shares on September 4, 2025, on TSXV	$20.50
C$/US$ exchange rate on September 4, 2025	0.72
Market value of Elemental Shares issued to EMX shareholders	$464,112
Value of EMX DSUs settled in cash	485
Value of EMX replacement options	14,445
Value of EMX share warrants adjusted to be exercisable for Elemental Shares	5,404
EMX long-term debt repaid as part of the Transaction	25,000
Balance as at June 30, 2025	$509,446
The following table illustrates the preliminary unaudited pro forma fair values of the identifiable assets and liabilities assumed as of June 30, 2025:
Cash and cash equivalents	$10,870
Accounts Receivable	12,386
Investments	6,745
Investments in associates	65,888
Royalty and other property interests	414,510
Goodwill	114,086
Property and equipment	2,130
Accounts payable and accrued liabilities	(3,083)
Deferred income tax liabilities	(114,086)
Balance as at June 30, 2025	$509,446

5.
Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated financial statements reflect the following assumptions and adjustments noted below to give effect to the Transaction as if it had occurred on June 30, 2025, for the pro forma consolidated statement of financial position, and January 1, 2024, for the pro forma consolidated statements of income (loss) and comprehensive income (loss).
Management has not yet finalized the fair value of all identifiable assets and liabilities acquired, or the complete impact of applying purchase accounting on the consolidated statements of the income (loss) and comprehensive income (loss). The fair values of identifiable assets and liabilities at the time of closing may differ from these estimates.
a)
a net increase in cash and cash equivalents of $68,083, reflecting the proceeds of $100,000 received on closing of the Private Placement, offset by $6,432 in estimated due diligence and transaction costs expected to be paid by EMX prior to closing, the settlement of the EMX’s loan payable to Franco Nevada Corporation of $25,000, and the settlement of deferred share units paid to former Directors of EMX of $485;

b)
an increase of $5,451 in investments in associates reflecting a fair value adjustment to EMX’s investment in SLM California;

Notes to the Pro Forma Consolidated Financial Statements
As at June 30, 2025
Unaudited — Expressed in U.S. Dollars ($000s), except per share amounts
5.
Pro Forma Assumptions and Adjustments (Continued)

c)
an increase of $365,623 in royalty and other property interests, $114,086 in goodwill and $112,325 of deferred tax liabilities, as a result of fair value adjustments to EMX’s royalty and other property interests acquired by Elemental. The goodwill recognized arises from the requirement to record deferred income tax liabilities measured at the tax effect of the difference between the fair value of the royalty and other property interests and their tax bases;

d)
an increase of $1,505 in property and equipment as a result of a fair value adjustment to EMX’s head office property in Denver;

e)
a decrease of $453 in deferred charges reflecting a write off of deferred financing costs which related to a proposed shelf prospectus offering for EMX;

f)
a net decrease of $292 in accounts payable and accrued liabilities reflecting the revaluation and settlement of EMX deferred share units;

g)
a decrease of $1,028 in derivative liabilities reflecting the cancellation of EMX warrants originally issued in connection with a private placement;

h)
a decrease of $24,622 in loans payable reflecting the settlement of EMX’s credit facility with Franco-Nevada Corporation upon closing of the Transaction; and

i)
a net increase to shareholders’ equity of $467,912 reflecting the issuance of $464,112 of Elemental shares for the acquisition of EMX shares, the issuance of $100,000 via a concurrent private placement, the issuance of $5,173 of replacement warrants, and the issuance of $14,445 of replacement options, offset by the elimination of EMX’s shareholders’ equity of $116,049.

The unaudited pro forma interim statement of income (loss) and comprehensive income (loss) for the six months ended June 30, 2025 and the year ended December 31, 2024 includes the following pro forma assumptions and adjustments:
j)
an increase in depletion of $4,559 and $7,427 as a result of the pro forma fair value adjustments related to assets subject to depletion identified in the estimated purchase price allocation;

k)
an increase to share based payments of $193 to reflect the revaluation of EMX deferred share units prior to settlement;

l)
a decrease in finance expenses of $1,197 and $3,814 respectively related to the settlement of EMX’s credit facility with Franco Nevada Corporation;

m)
an increase to impairment charges of $453 to reflect the write-off of deferred charges which related to a proposed shelf prospectus offering for EMX; and

n)
an increase in other expenses of $378 relating to settlement of the unamortized deferred financing costs related to EMX’s loan payable.

Notes to the Pro Forma Consolidated Financial Statements
As at June 30, 2025
Unaudited — Expressed in U.S. Dollars ($000s), except per share amounts
6.
Unaudited Pro Forma Share Capital

Elemental’s unaudited pro forma share capital after the Transaction as at June 30, 2025, has been determined as:
	Share Capital
	Number	Amount	Reserves	AOCI	Deficit	Total
Issued and outstanding as at June 30, 2025	24,576,259	$217,449	$7,616	$1,380	$(25,176)	$201,269
Elemental Shares issued in private placement	7,502,502	100,000	—	—	—	100,000
Elemental Shares issued in share exchange with EMX	31,309,090	464,112	—	—	—	464,112
Fair value of EMX warrants adjusted to be exercisable for Elemental Shares	—	—	5,173	—	—	5,173
Fair value of EMX replacement options	—	—	14,445	—	—	14,445
Pro forma balance issued and outstanding	63,387,851	$781,561	$27,234	$1,380	$(25,176)	$784,999
In connection with the Transaction, on September 16, 2025, Elemental completed a consolidation of all of the issued and outstanding Elemental Shares at a ratio of one (1) post consolidation Elemental share for every ten (10) pre-consolidation Elemental Shares. All references to Elemental Shares and the price thereof in these pro forma consolidated financial statements have been retrospectively adjusted to reflect a 10:1 share consolidation.
7.
Unaudited Pro Forma Earnings (Loss) per Share

For the purposes of the unaudited pro forma consolidated financial statements, the basic and diluted earnings (loss) per share has been calculated based on the actual basic and diluted weighted average number of Elemental Shares outstanding for the respective period as well as the number of Elemental Shares issued in connection with the Transaction as if the Transaction had occurred on January 1, 2024. As discussed herein, the actual number of Elemental Shares issuable under the Transaction will be adjusted based on the number of EMX Shares outstanding on closing of the Transaction:
	June 30, 2025	December 31, 2024
Weighted average number of Elemental Shares outstanding – basic	24,576,259	20,429,742
Weighted average number of Elemental Shares outstanding – diluted	24,576,259	20,429,742
Elemental Shares to be issued under the Private Placement	7,502,502	7,502,502
Elemental Shares to be issued under the Transaction	31,309,090	31,309,090
Pro-Forma weighted average Elemental Shares outstanding – basic	63,387,851	59,241,334
Pro-Forma weighted average Elemental Shares outstanding – diluted	63,387,851	59,241,334
Pro-Forma consolidated net income (loss)	$1,955	$(8,096)
Pro-Forma earnings (loss) per share – basic	$0.03	$(0.14)
Pro-Forma earnings (loss) per share – diluted	$0.03	$(0.14)

8.
Subsequent Events

Subsequent to the end of the period, Elemental announced a $52,000 acquisition of an uncapped 2% gross revenue royalty over Genesis Minerals’ Focus Laverton Project in Western Australia, which is expected to close in Q4 2025. Additionally, Elemental announced a $16,500 acquisition of an uncapped 2.0 – 2.5% net smelter return royalty on Pasifino Gold’s feasibility-stage Dugbe Project in Liberia, which closed in Q3 2025.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Indemnification of Directors and Officers
Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all “eligible penalties” (as defined in the BCBCA), costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of an “eligible proceeding” (as defined in the BCBCA) in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. With approval of a court and subject to the sentence above, the Registrant may indemnify such individuals in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above. The Registrant may advance “expenses” (as defined in the BCBCA) to an individual described above for the costs, charges and expenses of an “eligible proceeding” described above; however, the individual shall repay the “expenses” if the individual does not fulfill the conditions set out above in the second sentence under this heading. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all “eligible penalties” costs, charges and expenses reasonably incurred by the individual in connection with the defense of any “eligible proceeding” to which the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above in the second sentence under this heading.
The articles of the Registrant provide that, subject to the BCBCA, the Registrant must indemnify a director or former director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of this indemnity. In addition, the articles of the Registrant provide that, subject to any restrictions in the BCBCA, the Registrant may indemnify any person. Furthermore, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was a director, alternate director, officer, employee or agent of the Registrant; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (3) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (4) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
II-1

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
(a)   At the time of filing this Form F-10, the Registrant shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.
(c)   Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.
III-1

Exhibits
Exhibit Number	Description
4.1*	The annual information form of the Registrant for the financial year ended December 31, 2024, dated August 18, 2025.
4.2*
The audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2024 and December 31, 2023, together with the notes thereto and the Independent Auditor’s report thereon.

4.3*	The management’s discussion and analysis of the financial condition and results of operations of the Registrant for the financial year ended December 31, 2024.
4.4*
The unaudited condensed interim consolidated financial statements of the Registrant as at June 30, 2025 and for the three and six months ended June 30, 2025 and June 30, 2024, together with the notes thereto.

4.5*	The management’s discussion and analysis of the financial condition and results of operations of the Registrant for the three and six months ended June 30, 2025.
4.6*	The management information circular of the Registrant dated June 18, 2025 with respect to the annual general and special meeting of shareholders held on July 29, 2025.
4.7*	The material change report of the Registrant dated September 12, 2025 in respect of the Arrangement and the Elemental Altus Financing.
4.8*	The material change report of the Registrant dated September 16, 2025 in respect of the Consolidation.
4.9*	The notice of special meeting of the Registrant’s shareholders and management information circular of the Registrant dated September 29, 2025.
5.1*	Consent of PricewaterhouseCoopers LLP.
5.2*	Consent of Davidson & Company LLP.
5.3*	Consent of Richard Evans, BSc (Hons) GradDip Business FAusIMM.
5.4*	Consent of Timothy Strong, BSc (Hons) ACSM FGS MIMMM RSci
5.5*	Consent of GenCap Mining Advisory Ltd.
6.1*	Powers of Attorney (included on the signature page of this Registration Statement)
107*	Filing fee table.

*
Filed herewith.

III-2

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Country of United Kingdom on October 22, 2025.
ELEMENTAL ALTUS ROYALTIES CORP.
By:
/s/ Frederick Bell

Name:
Frederick Bell

Title:
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Frederick Bell and David Baker, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 22, 2025.
Signature	Title
/s/ Frederick Bell Frederick Bell	Chief Executive Officer (principal executive officer)
/s/ David Baker David Baker	Chief Financial Officer (principal financial and accounting officer)
/s/ Juan Sartori Juan Sartori	Executive Chairman
/s/ Prashant Francis Prashant Francis	Director
/s/ Sandeep Singh Sandeep Singh	Director
III-3

Signature	Title
/s/ Ravi Sood Ravi Sood	Director
/s/ Simon Vumbaca Simon Vumbaca	Director
III-4

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Elemental Altus Royalties Corp. in the United States, on October 22, 2025.
PUGLISI & ASSOCIATES
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director

III-5